UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ELECTRONIC ARTS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

June 18, 2010

DEAR FELLOW STOCKHOLDERS:

You are cordially invited to join us at our 2010 Annual Meeting of Stockholders on August 5, 2010 at 2:00 p.m. The meeting will be held at the headquarters campus of Electronic Arts in Building 250 (please note that the street address for Building 250 is 250 Shoreline Drive, Redwood City, California). For your convenience, we are also pleased to offer a live webcast of our Annual Meeting on the Investor Relations section of our web site at http://investor.ea.com. At this meeting, we are asking the stockholders to:

•

Elect Leonard S. Coleman, Jeffrey T. Huber, Gary M. Kusin, Geraldine B. Laybourne, Gregory B. Maffei, Vivek Paul, Lawrence F. Probst III, John S. Riccitiello, Richard A. Simonson and Linda J. Srere to the Board of Directors to hold office for a one-year term;

•	Approve amendments to our 2000 Equity Incentive Plan and 2000 Employee Stock Purchase Plan; and

•	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2011.

After the meeting, we will report on our recent performance and answer your questions.

Details regarding admission to the meeting and the business to be conducted are described in the Notice of Internet Availability of Proxy Materials you received in the mail and in this proxy statement. We have also made available a copy of our Annual Report for the fiscal year ended March 31, 2010 with this proxy statement. We encourage you to read our Annual Report. It includes our audited financial statements and provides information about our business and products.

We are pleased to be furnishing proxy materials to stockholders primarily over the Internet. We believe that this process conserves natural resources, reduces the environmental impact of our Annual Meeting, expedites the delivery of this important information to you, and reduces our printing and mailing costs. For further information, please see the Commonly Asked Questions and Answers section of this proxy statement.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, by telephone or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card. Please review the instructions on each of your voting options described in this proxy statement, as well as in the Notice you received in the mail.

Thank you for your ongoing support of Electronic Arts. We look forward to seeing you at the 2010 Annual Meeting.

Sincerely,

John S. Riccitiello
Chief Executive Officer

Notice of 2010 Annual Meeting of Stockholders

DATE:	August 5, 2010

TIME:	2:00 p.m.

PLACE:	ELECTRONIC ARTS’ HEADQUARTERS
Building 250*
209 Redwood Shores Parkway
Redwood City, CA 94065

* Please note: Building 250 is located on the headquarters campus at 250 Shoreline Drive

MATTERS TO BE VOTED UPON:

1.	The election of Leonard S. Coleman, Jeffrey T. Huber, Gary M. Kusin, Geraldine B. Laybourne, Gregory B. Maffei, Vivek Paul, Lawrence F. Probst III, John S. Riccitiello, Richard A. Simonson and Linda J. Srere to the Board of Directors to hold office for a one-year term;

2.	Approve amendments to the 2000 Equity Incentive Plan;

3.	Approve an amendment to the 2000 Employee Stock Purchase Plan;

4.	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2011; and

5.	Any other matters that may properly come before the meeting.

OUR BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR EACH OF THE NOMINEES AND FOR EACH PROPOSAL.

Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Stockholders of record as of the close of business on June 14, 2010 are entitled to notice of the meeting and to attend and vote at the meeting. A complete list of these stockholders will be available at Electronic Arts’ headquarters prior to the meeting.

By Order of the Board of Directors,

Stephen G. Bené
Senior Vice President, General Counsel and Secretary

i

PROXY STATEMENT

Our Board of Directors is soliciting proxies for the 2010 Annual Meeting of Stockholders. The proxy materials, including this proxy statement and our annual report, proxy card and voting instructions, contain important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read them carefully.

The Board has set June 14, 2010 as the record date for the meeting. Stockholders who owned common stock on that date are entitled to notice of the meeting, and to attend and vote at the meeting, with each share entitled to one vote. There were 329,682,905 shares of common stock outstanding on the record date.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are providing stockholders with access to our proxy materials by providing such documents on the Internet. The Notice of Annual Meeting, proxy statement, our 2010 Annual Report and form of proxy were distributed and/or made available via the Internet to stockholders on or about June 18, 2010. Stockholders will have the ability to access the proxy materials on a website referred to in the Notice of Internet Availability of Proxy Materials (the “Notice”) or request a printed set of the proxy materials be sent to them, by following the instructions in the Notice.

The proxy card provides instructions on how to inform us to send future proxy materials to you electronically by email. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it. We encourage you to choose to receive future proxy materials by email. Doing so will allow us to provide you with the information you need in a more timely manner, will save us the cost of printing and mailing documents to you, and will help conserve natural resources.

In this proxy statement:

•	“EA”, “we”, “our” and “the Company” mean Electronic Arts Inc.

•	“2000 Equity Plan” and “Equity Plan” mean EA’s 2000 Equity Incentive Plan.

•	“2000 Purchase Plan” and “Purchase Plan” mean EA’s 2000 Employee Stock Purchase Plan.

•	Holding shares in “street name” means your EA shares are held in an account at a bank, brokerage firm or other nominee.

•	“Common stock” means EA’s common stock, as described in EA’s current Amended and Restated Certificate of Incorporation.

•

“Fiscal 2011”, “fiscal 2010”, “fiscal 2009”, “fiscal 2008”, and “fiscal 2007” refer to EA’s fiscal years ending or ended (as the case may be) on March 31, 2011, 2010, 2009, 2008, and 2007, respectively. For simplicity of disclosure, fiscal periods are referred to as ending on a calendar month end, even though our fiscal year is reported on a 52 or 53-week period that ends on the Saturday nearest March 31. Our results of operations for the fiscal year ended March 31, 2010 contained 53 weeks and ended on April 3.

•	We use “independent auditors” to mean an independent registered public accounting firm.

•	“Annual Report” and “2010 Annual Report” mean our annual report for the fiscal year ended March 31, 2010.

VOTING YOUR SHARES

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and submit your proxy card or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice you received in the mail, the section entitled Commonly Asked Questions and Answers set forth below in this proxy statement or, if you requested to receive printed proxy materials, your enclosed proxy card.

COMMONLY ASKED QUESTIONS AND ANSWERS

Why am I receiving these materials?

Our Board of Directors has made these materials available to you on the Internet or, upon your request, has delivered printed proxy materials to you in connection with the solicitation of proxies for use at our 2010 Annual Meeting of Stockholders, which will take place on Thursday, August 5, 2010 at 2:00 p.m. local time, at our corporate headquarters in Redwood City, California. This proxy statement describes proposals on which you, as a stockholder, are being asked to vote. It also gives you information on these proposals, as well as other information so that you can make an informed decision. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this proxy statement.

Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the SEC, we may furnish proxy materials, including this proxy statement and our annual report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to most of our stockholders, provides instructions on how to access and review all of the proxy materials on the Internet. The Notice also describes how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

Can I vote my shares by filling out and returning the Notice?

No, however, the Notice provides instructions on how to vote by Internet, by telephone, by requesting and returning a paper proxy card, or by submitting a ballot in person at the meeting.

Who can vote at the Annual Meeting?

Stockholders who owned common stock on June 14, 2010 may attend and vote at the Annual Meeting. If your shares are registered directly in your name with our transfer agent, Wells Fargo Shareowner Services, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to vote in person at the meeting. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are also invited to attend the meeting. Since a beneficial owner is not the shareowner of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from your broker, nominee, or trustee that holds your shares, giving you the right to vote the shares at the meeting. Each share of common stock is entitled to one vote.

What am I voting on?

We are asking you to:

•

Elect Leonard S. Coleman, Jeffrey T. Huber, Gary M. Kusin, Geraldine B. Laybourne, Gregory B. Maffei, Vivek Paul, Lawrence F. Probst III, John S. Riccitiello, Richard A. Simonson and Linda J. Srere to the Board of Directors to hold office for a one-year term;

•

Approve amendments to the 2000 Equity Incentive Plan to (a) increase the number of shares of common stock authorized under the Equity Plan by 5,300,000 shares and (b) remove the provision of the Equity Plan that provides for automatic grants to our outside directors upon appointment to the Board of Directors and annually upon re-election;

•	Approve an amendment to the 2000 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance under the Purchase Plan by 2,000,000 shares; and

•	Ratify the appointment of KPMG LLP as our independent auditors for fiscal 2011.

How do I vote my shares if I won’t be able to attend the Annual Meeting in person?

You do not need to attend the Annual Meeting in person in order to vote. You may, instead, vote over the Internet, by telephone or by mail (if you have requested printed proxy materials). By doing so, you are giving a proxy appointing John S. Riccitiello (the Company’s Chief Executive Officer) and Eric F. Brown (the Company’s Chief Financial Officer) to vote your shares at the meeting as you have instructed. If a proposal comes up for vote at the meeting for which you have not indicated an instruction, Mr. Riccitiello and Mr. Brown will vote your shares according to their best judgment. Even if you currently plan to attend the meeting, it is a good idea to vote on the Internet, by telephone or, if you received printed proxy materials, to complete and return your proxy card before the meeting date, in case your plans change.

•

By Internet or Telephone — If you have telephone or Internet access, you may submit your proxy by following the instructions provided in the Notice or, if you received a printed version of the proxy materials by mail, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

•

By Mail — If you request printed proxy materials, you may submit your proxy by mail by signing your proxy card or, for shares held in street name, by following the voting instructions included by your broker, trustee or nominee, and mailing it in the enclosed, postage-paid envelope. If you provide specific voting instructions, your shares will be voted as you have instructed.

What does it mean if I receive more than one Notice or proxy card?

It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards, or follow the instructions on each Notice to vote by telephone or over the Internet, to ensure that all your shares are voted.

What if I change my mind after I give my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

•

Sending a signed statement to the Company that the proxy is revoked (you may send such a statement to the Company’s Secretary at our corporate headquarters address listed on the Notice of 2010 Annual Meeting of Stockholders);

•	Signing another proxy with a later date;

•	Voting by telephone or on the Internet at any time prior to 11:59 p.m. Eastern Time on August 4, 2010 (your latest vote is counted); or

•	Voting in person at the meeting.

Your proxy will not be revoked if you attend the meeting but do not vote.

Who will count the votes?

A representative of Broadridge Financial Solutions will tabulate the votes and act as the inspector of election.

How many shares must be present to hold the meeting?

To hold the meeting and conduct business, a majority of EA’s outstanding voting shares as of June 14, 2010 must be present or represented by proxies at the meeting. On this date, a total of 329,682,905 shares of common stock were outstanding and entitled to vote. Shares representing a majority, or 164,841,453 shares, of these votes must be present. This is called a quorum.

Shares are counted as present at the meeting if:

•	They are voted in person at the meeting, or

•	The stockholder has voted via the Internet, by telephone or properly submitted a proxy card.

How are votes counted?

You may vote “for”, “against” or “abstain” on each of the proposals. Abstentions and broker non-votes, although counted for purposes of determining whether a quorum is present, will not be counted for any other purpose. If you sign and return your proxy without voting instructions, your shares will be counted as a “for” vote in favor of each nominee and in favor of each of the other proposals.

How many votes must the nominees have to be elected as directors?

In an uncontested election (i.e., an election in which EA’s Corporate Secretary has not received timely and proper notice from a stockholder indicating an intention to nominate one or more candidates to compete with the Board’s nominees), EA’s bylaws require each nominee to receive more votes cast “for” than “against” his or her election or re-election in order to be elected or re-elected to the Board. Since we did not receive notice from any stockholder indicating an intention to nominate one or more candidates for election at the 2010 Annual Meeting and as the deadlines for providing such notice have passed, the 2010 election will be uncontested.

In accordance with our Corporate Governance Guidelines, the Board expects an incumbent director to tender his or her resignation if he or she fails to receive the required number of votes for election or re-election in an uncontested election. In such an event, the Nominating and Governance Committee will act on an expedited basis to determine whether to accept the director’s resignation and will submit such recommendation for prompt consideration by the Board. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation. The Nominating and Governance Committee and the Board may consider any factors they deem relevant in deciding whether to recommend/accept a director’s resignation. The Board will act on the Nominating and Governance Committee’s recommendation within 90 days from the date of the certification of election results and will publicly disclose its decision promptly thereafter.

Shares represented by your proxy will be voted by EA’s management “for” the election of the ten nominees recommended by EA’s Board of Directors unless you vote against any or all of such nominees or you mark your proxy to “abstain” from so voting. Abstentions and broker non-votes will have no effect on the outcome of the director elections.

What happens if one or more of the nominees is unable to stand for election?

The Board may reduce the number of directors or select a substitute nominee. In the latter case, if you have completed and returned your proxy card, Mr. Riccitiello and Mr. Brown shall have the discretion to vote your shares for a substitute nominee. They cannot vote for more than ten nominees.

How many votes are required to pass the amendments to the 2000 Equity Plan and 2000 Purchase Plan and to ratify the Company’s selection of independent auditors?

The Equity Plan and Purchase Plan amendments, and the ratification of independent auditors must receive a “for” vote of a majority of the voting shares present at the meeting in person or by proxy and voting for or against these proposals. Abstentions and broker non-votes will have no effect on the outcome of these proposals.

Where do I find the voting results of the meeting?

We will announce preliminary voting results at the meeting. We will also publish the final results on Form 8-K, which we will file with the SEC. Once filed, you can request a copy of the Form 8-K by contacting our Investor Relations department at (650) 628-7352 or the SEC at (800) SEC-0330 for the location of its nearest public reference room. You can also get a copy on the Internet at http://investor.ea.com or through the SEC’s electronic data system called EDGAR at www.sec.gov.

Who will pay for this proxy solicitation?

We will bear the costs of soliciting proxies from our stockholders. These costs include preparing, assembling, printing, mailing and distributing the Notices, proxy statements, proxy cards and annual reports. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition, some of our officers, directors, employees and other agents may also solicit proxies personally, by telephone and by electronic and regular mail, and we will pay these costs. EA will also reimburse brokerage houses and other custodians for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the beneficial owners of common stock.

Whom can I call with any questions about my shares?

If you hold shares in “street name”, you may contact your broker. If you are a stockholder of record, you may call our transfer agent, Wells Fargo Shareowner Services, at (800) 468-9716 (or (651) 450-4064 for international callers) or visit their web site at www.wellsfargo.com/shareownerservices.

PROPOSALS TO BE VOTED ON

PROPOSAL 1.    ELECTION OF DIRECTORS

At the Annual Meeting, stockholders will elect ten directors to hold office for a one-year term until the next Annual Meeting (or until their respective successors are elected and qualified). All nominees have consented to serve a one-year term, if elected.

The Board has nominated the following directors to stand for re-election:

•	Leonard S. Coleman

•	Jeffrey T. Huber

•	Gary M. Kusin

•	Geraldine B. Laybourne

•	Gregory B. Maffei

•	Vivek Paul

•	Lawrence F. Probst III

•	John S. Riccitiello

•	Richard A. Simonson

•	Linda J. Srere

Required Vote and Board of Directors’ Recommendation

In accordance with our bylaws, if EA’s Corporate Secretary has not received timely and proper notice from a stockholder indicating an intention to nominate one or more candidates to compete with the Board’s nominees in a director election, or if such stockholder has withdrawn all such nominations by the tenth day preceding the date on which we first mail our notice of meeting to stockholders, then the election of directors will be considered “uncontested”. Since we did not receive notice from any stockholder indicating an intention to nominate one or more candidates for election at the 2010 Annual Meeting and as the deadlines for providing such notice have passed, the 2010 election will be uncontested. As such, each nominee must receive more votes cast “for” than “against” his or her re-election in order to be re-elected to the Board. Shares represented by your proxy will be voted by the proxy holders “for” the election of the ten nominees recommended by EA’s Board of Directors unless you vote “against” any or all of such nominees or you mark your proxy to “abstain” from so voting. Abstentions and broker non-votes will have no effect on the outcome of the director elections.

In accordance with our Corporate Governance Guidelines, the Board expects a director to tender his or her resignation if he or she fails to receive the required number of votes for election or re-election in an uncontested election. The Board shall nominate for election or re-election as director only candidates who have previously tendered or, in the case of candidates who have not yet become members of the Board, have agreed to tender promptly following the annual meeting at which they are elected or re-elected as director, irrevocable resignations that will be effective upon (i) a failure to receive the required majority vote at the next annual or special meeting at which they face re-election in an uncontested election, and (ii) Board acceptance of such resignation. In addition, the Board shall fill director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of irrevocable resignation tendered by other directors in accordance with these guidelines.

If an incumbent director fails to receive the required majority vote in an uncontested election, the Nominating and Governance Committee will act on an expedited basis to determine whether to accept the director’s resignation and will submit such recommendation for prompt consideration by the Board. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation. The Nominating and Governance Committee and the Board may consider any factors they deem relevant in deciding whether to recommend/accept a director’s resignation. The Board will act on the Nominating and Governance Committee’s recommendation within 90 days from the date of the certification of election results and will publicly disclose its decision promptly thereafter.

The Board recommends a vote FOR each of the nominees.

DIRECTOR BIOGRAPHIES

Each of the following directors has been nominated for re-election at the 2010 Annual Meeting. As set forth below, we believe each of these directors brings a valuable and unique perspective to the Board and has the necessary experience, skills and attributes to serve on the Board and contribute to its overall effectiveness.

Leonard S. Coleman

Director since 2001

Mr. Coleman, age 61, served as Senior Advisor to Major League Baseball from 1999 until 2005 and, from 2001 to 2002, was the Chairman of ARENACO, a subsidiary of Yankees/Nets. Mr. Coleman was President of The National League of Professional Baseball Clubs from 1994 to 1999, having previously served since 1992 as Executive Director, Market Development of Major League Baseball. Mr. Coleman currently serves on the Board of Directors of the following public companies: Avis Budget Group, Churchill Downs Inc., H.J. Heinz Corporation and Omnicom Group Inc. Mr. Coleman also served as a director of Cendant Corporation and Aramark Corporation during the last five years.

Mr. Coleman brings a wealth of public sector and international experience to the Board from his years of service on the Board of Directors for numerous large, public companies and his involvement in diverse public service organizations. Based on these experiences, qualifications and attributes, the Board has concluded that Mr. Coleman is qualified to serve as a director.

Jeffrey T. Huber

Director since 2009

Mr. Huber, age 42, is Senior Vice President of Engineering at Google Inc., where he has worked since 2003. From 2001 to 2003, Mr. Huber served as Vice President of Architecture and Systems Development at eBay Inc. Prior to joining eBay, Mr. Huber was Senior Vice President of Engineering at Excite@Home, where he worked from 1996 to 2001. Earlier in his career, he was a Technology Consultant with McKinsey & Company and founded a software development start-up. Mr. Huber holds a B.S. degree in Computer Engineering from the University of Illinois and a M.S. degree from Harvard University.

Mr. Huber has extensive experience operating and managing consumer online companies; including relevant background and experience in large scale online infrastructure and technology. Based on these experiences, qualifications and attributes, the Board has concluded that Mr. Huber is qualified to serve as a director.

Gary M. Kusin

Director since 1995

Mr. Kusin, age 58, is a Senior Advisor at TPG (formerly Texas Pacific Group). He has been with TPG since June 2006. He served as the President and Chief Executive Officer of Fedex Kinko’s Office and Print Services, an operating division of Fedex, Inc. from August 2001 until February 2006. Fedex Kinko’s is a leading provider of document solutions and business services. From September 1998 to July 2001, he was the Chief Executive Officer of HQ Global Workplaces, Inc., a global leader in office outsourcing. Prior to September 1998, Mr. Kusin was co-founder and Chairman of Kusin Gurwitch Cosmetics, LLC and co-founder and President of Babbages, Inc. Mr. Kusin serves on the Board of Directors of privately-held companies, including PETCO and Sabre Holdings.

In addition to the extensive executive management experience noted above, Mr. Kusin has expertise in retail operations and the strategic development of products and services. Based on these experiences, qualifications and attributes, the Board has concluded that Mr. Kusin is qualified to serve as a director.

Geraldine B. Laybourne

Director since 2008

Ms. Laybourne, age 63, founded Oxygen Media, a cable television network, in 1998 and served as its Chairman and Chief Executive Officer until November 2007, when the network was acquired by NBC Universal. Prior to founding Oxygen, Ms. Laybourne spent 16 years at Nickelodeon, a cable television network. From 1996 to 1998, Ms. Laybourne served as President of Disney/ABC Cable Networks, a cable television network, where she was responsible for overseeing cable programming for the Walt Disney Company and ABC. Ms. Laybourne serves on the Board of Directors of Insight Communications, Symantec Corporation, J.C. Penney Company, Inc. and Move.com and also serves on the Board of Trustees of Vassar College. Ms. Laybourne holds a B.A. degree from Vassar College and a M.S. from the University of Pennsylvania.

Ms. Laybourne has extensive executive experience in the entertainment industry; including a deep understanding of the unique and valuable women’s and children’s markets. Based on these experiences, qualifications and attributes, the Board has concluded that Ms. Laybourne is qualified to serve as a director.

Gregory B. Maffei

Director since 2003

Mr. Maffei, age 50, has served as President and Chief Executive Officer of Liberty Media Corporation, which owns ecommerce, media, communications and entertainment businesses and investments, since February 2006. He joined Liberty Media in November 2005 as CEO-Elect. From June 2005 until November 2005, Mr. Maffei served as President and Chief Financial Officer of Oracle Corporation. From 2000 until June 2005, Mr. Maffei served as Chief Executive Officer of 360networks Corporation, a broadband telecom service provider, and also became Chairman of the Board of 360networks in 2002. Previously, Mr. Maffei was with Microsoft Corporation from 1993 to 2000, in several positions, including Senior Vice President, Finance and Administration and Chief Financial Officer. Mr. Maffei also served as Chairman of Expedia, Inc. from 1999 to 2002. Mr. Maffei currently serves on the Board of Directors of Liberty Media and the DIRECTV Group, Inc, and Sirius XM Radio Inc. Mr. Maffei also served as a director of Starbucks Corporation during the past five years. Mr. Maffei received an A.B. from Dartmouth College and an M.B.A from Harvard Business School where he was a Baker Scholar.

Mr. Maffei has extensive operating, financial and investment experience in the technology, media and telecom sectors with some of the largest and most successful companies in their relevant industries. Mr. Maffei serves on our Audit Committee, and he qualifies as an audit committee financial expert (as defined in the applicable rules of the SEC) and is financially sophisticated within the meaning of the NASDAQ Stock Market Rules. Based on these experiences, qualifications and attributes, the Board has concluded that Mr. Maffei is qualified to serve as a director.

Vivek Paul

Director since 2005

Mr. Paul, age 51, was a partner at TPG (formerly Texas Pacific Group) from October 2005 to August 2008. From July 1999 to September 2005, Mr. Paul served as Vice Chairman of the Board of Directors of Wipro, Ltd., a provider of integrated business, technology and process solutions, and Chief Executive Officer of Wipro Technologies, Wipro’s global information technology, product engineering, and business process services segments. From January 1996 to July 1999, Mr. Paul was General Manager of Global CT Business at General Electric, Medical Systems Division. From March 1993 to December 1995, he served as President and Chief Executive Officer of Wipro GE Medical Systems Limited. Mr. Paul holds a Bachelor of Engineering from the Birla Institute of Technology and Science, and an M.B.A. from the University of Massachusetts, Amherst.

Mr. Paul brings to the Board his past experience as the Vice Chairman of a large public company and Chief Executive Officer of its dominant business. He has extensive international business knowledge, particularly emerging markets, and expertise in financial evaluation of business plans and risk scenarios. Based on these experiences, qualifications and attributes, the Board has concluded that Mr. Paul is qualified to serve as a director.

Lawrence F. Probst III

Director since 1991, Chairman since 1994

Mr. Probst, age 60, was employed by EA from 1984 to September 2008. He has served as Chairman of the Board since July 1994 and, from May 1991 until April 2007, also served as our Chief Executive Officer. Previously Mr. Probst served as President from 1991 until 1998 and Senior Vice President of EA Distribution from 1987 to 1991. Mr. Probst serves as the Chairman of the Board of Directors of the U.S. Olympic Committee. Mr. Probst holds a B.S. degree from the University of Delaware.

Mr. Probst served as the Company’s Chief Executive Officer for more than fifteen years and has served as the Chairman of the Board for nearly sixteen years. Mr. Probst contributes to the Board his deep understanding of the

Company’s operational and strategic business goals and direct experience with Company and industry-specific opportunities and challenges. Based on these experiences, qualifications and attributes, the Board has concluded that Mr. Probst is qualified to serve as a director.

John S. Riccitiello

Director since 2007

Mr. Riccitiello, age 50, has served as Chief Executive Officer and a director of EA since April 2007. Prior to re-joining EA, he was a co-founder and Managing Partner at Elevation Partners, a private equity fund. From October 1997 to April 2004, Mr. Riccitiello served as President and Chief Operating Officer of EA. Prior to joining EA, Mr. Riccitiello served as President and Chief Executive Officer of the worldwide bakery division at Sara Lee Corporation. Before joining Sara Lee, he served as President and Chief Executive Officer of Wilson Sporting Goods Co. and has also held executive management positions at Haagen-Dazs, PepsiCo, Inc. and The Clorox Company. Mr. Riccitiello holds a B.S. degree from the University of California, Berkeley. Mr. Riccitiello served as a director of Hyperion Solutions Corporation from July 2002 to April 2007. He serves on the Board of Directors of the University of California Berkeley Haas School of Business and on the Board of Councilors of the University of Southern California School of Cinematic Arts.

Mr. Riccitiello has served as the Company’s Chief Executive Officer since April 2007. In addition to the extensive executive management experience noted above, we believe it is crucial to have the perspective of the Company’s chief executive officer represented on the Board to provide direct insight into the Company’s day-to-day operation and strategic vision. Based on these experiences, qualifications and attributes, the Board has concluded that Mr. Riccitiello is qualified to serve as a director.

Richard A. Simonson

Director since 2006, Lead Director since 2009

Mr. Simonson, age 51, has served as Executive Vice President, Head of Mobile Phones and Sourcing of Nokia Corporation, a manufacturer of mobile devices and a leader in mobile network equipment, solutions and services, since November 2009. From 2004 until 2009 he served as Chief Financial Officer and Executive Vice President of Nokia. From 2001 until 2003, Mr. Simonson served as Vice President & Head of Customer Finance of Nokia. In 2001, Mr. Simonson was Managing Director of the Telecom & Media Investment Banking Group of Barclays Capital. Prior to joining Barclays Capital, Mr. Simonson spent 16 years at Bank of America Securities where he held various positions, including Managing Director & Head of Global Project Finance, Global Corporate & Investment Bank, San Francisco and Chicago. Mr. Simonson is a director of Nokia Siemens Networks B.V. and Silver Spring Networks. Mr. Simonson holds a B.S. degree from the Colorado School of Mines and an M.B.A. from Wharton School of Business at the University of Pennsylvania.

Mr. Simonson has extensive financial expertise, corporate governance and risk management experience. He also has extensive experience with the strategic and operational challenges of leading a global company. Based on these experiences, qualifications and attributes, the Board has concluded that Mr. Simonson is qualified to serve as a director.

Linda J. Srere

Director since 2001

Ms. Srere, age 54, is currently a marketing and advertising consultant. From January 2000 to November 2001, Ms. Srere was President of Young & Rubicam Advertising. From 1994 through 2000, Ms. Srere held many positions with Young & Rubicam Inc. (“Y&R”), including Vice Chairman and Chief Client Officer, Executive Vice President and Director of Business Development, Group Managing Director, and in 1997, was named Chief Executive Officer of Y&R’s New York office, becoming the first female CEO in the company’s 75-year history. Ms. Srere also serves on the Board of Directors of Universal Technical Institute, Inc., a technical education provider.

Ms. Srere has extensive product and brand marketing and business leadership skills from her career in marketing and advertising. Based on these experiences, qualifications and attributes, the Board has concluded that Ms. Srere is qualified to serve as a director.

DIRECTOR INDEPENDENCE

Our Board has determined that each of our non-employee directors (other than Mr. Probst) qualifies as an “independent director” as that term is used in the NASDAQ Stock Market Rules. Mr. Probst, who served as our CEO through the end of fiscal 2007, and Mr. Riccitiello, our current CEO, do not qualify as independent. The NASDAQ Marketplace Rules have both objective tests and a subjective test for determining who is an “independent director.” The objective tests state, for example and among other things, that a director is not considered independent if he or she is an employee of the Company or at any time during the past three years was employed by the Company. The subjective test states that an independent director must be a person who lacks a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has not established categorical standards or guidelines to make these subjective determinations, but considers all relevant facts and circumstances.

In addition to the board-level standards for director independence, the directors who serve on the Audit Committee each satisfy standards established by the SEC providing that to qualify as “independent” for the purposes of membership on that Committee, members of audit committees may not accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company other than their director compensation.

BOARD, BOARD MEETINGS, AND COMMITTEES

The Board meets on a fixed schedule four times each year and also holds special meetings and acts by written consent. In fiscal 2010, the Board met seven times. At each regularly scheduled meeting, the independent members of the Board meet in executive session separately without management present.

Board Leadership Structure

A Lead Director, elected by the independent directors, is responsible for chairing executive sessions of the Board and other meetings of the Board in the absence of the Chairman of the Board, serving as a liaison between the Chairman of the Board and the other independent directors, and overseeing the Board’s stockholder communication policies and procedures (including, under appropriate circumstances, meeting with stockholders). Our Lead Director may also call meetings of the independent directors. Richard A. Simonson was chosen by the independent directors of the Board to serve as Lead Director following the 2009 Annual Meeting of Stockholders for a two-year term ending with our 2011 Annual Meeting, subject to Mr. Simonson’s re-election to the Board.

We believe that our current board leadership structure with Mr. Probst serving as the Chairman of the Board and Mr. Simonson serving as Lead Director is appropriate for the Company. Given his 24 years of past work experience at the Company, 15 of which he served as CEO, Mr. Probst has invaluable knowledge regarding the Company and the gaming industry and is uniquely positioned to lead the Board in their review of management’s strategic plans. Though he is no longer employed by the Company, Mr. Probst does not qualify as an independent director and therefore, the Company feels that it is beneficial for the effective functioning of the Board to have an independent Lead Director undertake the duties identified above.

Board Committees

The Board currently has three committees, each of which operates under a charter approved by the Board: the Audit Committee, the Compensation Committee (which we refer to internally as the Executive Compensation and Leadership Committee), and the Nominating and Governance Committee. The Board of Directors amended and restated the Audit Committee’s charter in May 2006, amended the Compensation Committee’s charter in November 2006, and adopted the Nominating and Governance Committee’s charter in April 2003. Copies of the each Committee’s charter may be found in the Investor Relations portion of our website at http://investor.ea.com. In accordance with the Committee charters, and with current regulatory requirements, all members of these Committees are independent directors. During fiscal 2010, each director participated in at least 75% of all Board meetings and Committee meetings held during the period for which he or she was a member.

The Committee Assignments for the current Board year from July 29, 2009 (the date of the most recent Board election and beginning of the current Board year) through the date of this proxy statement were as follows:

July 2009 — August 2010 Committee Assignments

Audit	Gregory B. Maffei (Chair), Gary M. Kusin, and Vivek Paul
Compensation	Geraldine B. Laybourne (Chair), Leonard S. Coleman, and Linda J. Srere
Nominating and Governance	Richard A. Simonson (Chair), Leonard S. Coleman, and Linda J. Srere

Audit Committee

The Audit Committee assists the Board in its oversight of the Company’s financial reporting and other matters, and is directly responsible for the appointment, compensation and oversight of our independent auditors. The Audit Committee is comprised of three directors, each of whom in the opinion of the Board of Directors meets the independence requirements and the financial literacy standards of the NASDAQ Stock Market Rules, as well as the independence requirements of the SEC. In the opinion of the Board of Directors, Mr. Maffei meets the criteria for an “audit committee financial expert” as set forth in applicable SEC rules. The Audit Committee met six times in fiscal 2010. For further information about the Audit Committee, please see the Report of the Audit Committee of the Board of Directors below.

Compensation Committee

The Compensation Committee is responsible for setting the overall compensation strategy for the Company, for determining the compensation of the CEO (via recommendation to the Board) and other executive officers and for overseeing the Company’s equity incentive plans and other benefit plans. In addition, the Compensation Committee is responsible for reviewing and recommending to the Board compensation for non-employee directors. The Compensation Committee is comprised of three directors, each of whom in the opinion of the Board of Directors meets the independence requirements of the NASDAQ Stock Market Rules and qualifies as an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code, as amended. The Compensation Committee met eight times in fiscal 2010 and also acted by written consent. For further information about the Compensation Committee, please see Executive Compensation below.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for recommending to the Board nominees for election to the Board of Directors, for appointing directors to Board Committees, and for reviewing developments in corporate governance, reviewing and ensuring the quality of the Company’s succession plans, recommending formal governance standards to the Board, reviewing the performance of the CEO, and establishing the Board’s criteria for selecting nominees for director and for reviewing from time to time the appropriate skills, characteristics and experience required of the Board as a whole, as well as its individual members, including such factors as business experience and diversity. The Nominating and Governance Committee is currently comprised of three directors, each of whom in the opinion of the Board of Directors meets the independence requirements of the NASDAQ Stock Market Rules. The Nominating and Governance Committee met four times in fiscal 2010.

In evaluating nominees for director to recommend to the Board, the Nominating and Governance Committee will take into account many factors within the context of the characteristics and needs of the Board as a whole. While the specific needs of the Board may change from time to time, all nominees for director are considered on the basis of the following minimum qualifications:

•	the highest level of personal and professional ethics and integrity, including a commitment to EA’s values;

•	practical wisdom and mature judgment;

•	significant leadership experience in business, entertainment, technology, finance, corporate governance, public interest or other disciplines relevant to the long-term success of EA;

•	the ability to gain an in-depth understanding of EA’s business; and

•	a willingness to represent the best interests of all EA stockholders and objectively appraise management’s performance.

While there is no formal policy with regard to diversity, when considering candidates as potential members of the Board, the Nominating and Governance Committee considers the skills, background and experience of each candidate to evaluate his or her ability to contribute diverse perspectives to the Board. The goal of the Nominating and Governance Committee is to select candidates that have complementary and diverse perspectives, which together contribute to the Board’s effectiveness as a whole. The primary consideration is to identify candidates that will best fulfill the Board’s and the Company’s needs at the time of the search. Therefore, the Nominating and Governance Committee does not believe it is appropriate to either nominate or exclude from nomination an individual based on gender, ethnicity, color, age, or similar factors.

In determining whether to recommend a director for re-election, the Nominating and Governance Committee will also consider the director’s tenure on the Board, past attendance at meetings, participation in and contributions to the activities of the Board, the director’s continued independence (including any actual, potential or perceived conflicts of interest), as well as the director’s age and changes in his or her principal occupation or professional status. The Nominating and Governance Committee believes that the continuing service of qualified incumbent directors promotes stability and continuity on the Board of Directors, contributing to the Board’s ability to work effectively as a collective body, while providing EA with the benefits of familiarity and insight into EA’s affairs that its directors have developed over the course of their service. Accordingly, consistent with past EA practice, the Nominating and Governance Committee will first consider recommending incumbent directors who wish to continue to serve on the Board for re-election at EA’s annual meeting of stockholders.

The Nominating and Governance Committee regularly seeks qualified candidates to serve as directors, particularly in situations where it determines not to recommend an incumbent director for re-election, an incumbent director declines to stand for re-election, or a vacancy arises on the Board for any reason (including the resignation, retirement, removal, death or disability of an incumbent director or a decision of the directors to expand the size of the Board). The Nominating and Governance Committee may, in its discretion, use a variety of means to identify and evaluate potential nominees for director. The Nominating and Governance Committee has used, and may continue to use, qualified search firms and may also work with members of EA’s Human Resources Department to identify potential nominees meeting the Board’s general membership criteria discussed above. The Nominating and Governance Committee may also consider potential nominees identified by other sources, including current directors, senior management and stockholders. In determining whether to recommend a candidate to the Board, the Nominating and Governance Committee will consider the current composition of the Board and capabilities of current directors, as well as any additional qualities or capabilities considered necessary or desirable in light of the existing or anticipated needs of the Board.

The Nominating and Governance Committee will evaluate candidates proposed by stockholders under criteria similar to the evaluation of other candidates, except that it may also consider as one of the factors in its evaluation, the amount of EA voting stock held by the stockholder and the length of time the stockholder has held such stock. Stockholders wishing to submit candidates for consideration by the Nominating and Governance Committee may do so by writing to EA’s Corporate Secretary at 209 Redwood Shores Parkway, Redwood City, CA 94065, Attn: Director Nominations. To be considered by the Nominating and Governance Committee in connection with EA’s annual meeting of stockholders, recommendations must be submitted in writing to EA not less than 120 calendar days prior to the anniversary of the date on which EA’s proxy statement was released to stockholders in connection with the previous year’s annual meeting (on or about February 18, 2011, for our 2011 Annual Meeting of Stockholders). Recommendations should include: (1) the stockholder’s name, address and telephone number; (2) the amount and nature of record and/or beneficial ownership of EA securities held by the stockholder; (3) the name, age, business address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed candidate; (4) a description of the qualifications and background of the proposed candidate that addresses the minimum qualifications and other criteria for Board membership approved by the Board from time to time and set forth in EA’s Corporate Governance Guidelines; (5) the amount and nature of record and/or beneficial ownership of EA securities held by the proposed candidate, if any; (6) a description of all arrangements or understandings between the stockholder and the proposed candidate relating to the proposed candidate’s candidacy; (7) a statement as to whether the proposed candidate would be considered an independent director under applicable NASDAQ Stock Market Rules or an audit committee financial expert under the SEC rules; (8) the consent of the proposed candidate (a) to be named in the proxy statement relating to EA’s annual meeting of stockholders, and (b) to serve as a director if elected at such annual meeting; and (9) any other information regarding the proposed candidate that may be required to be included in a proxy statement by applicable SEC rules. The Nominating and Governance Committee may request any additional information reasonably necessary to assist it in assessing a proposed candidate.

Corporate Governance Guidelines

Our Board of Directors has adopted, upon the recommendation of the Nominating and Governance Committee, a formal set of Corporate Governance Guidelines. A complete copy of the Corporate Governance Guidelines is available in the Investor Relations portion of our website at http://investor.ea.com. Our Corporate Governance Guidelines contain policies relating to:

•	Board membership and independence criteria;

•	Election of directors;

•	Director resignations;

•	Executive sessions of independent directors led by a Lead Director;

•	Authority to hire outside advisors;

•	Director orientation and education;

•	Board and Committee self-evaluations;

•	Attendance at annual meetings of stockholders;

•	Stock ownership guidelines for our directors and executive officers;

•	Stockholder communications with the Board;

•	Director access to management; and

•	Board and Committee roles in CEO evaluation and management succession planning.

Global Code of Conduct

Our Global Code of Conduct (which includes code of ethics provisions applicable to our directors, principal executive officer, principal financial officer, principal accounting officer, and other senior financial officers) is available in the Investor Relations section of our website at http://investor.ea.com. From time to time, we post amendments to our Global Code of Conduct in the Investor Relations section of our website. Copies of our Board committee charters and Global Code of Conduct are available without charge by contacting our Investor Relations department at (650) 628-7352.

The Board’s Oversight of Risk Issues

The full Board and the Board Committees are responsible for managing different forms of risk. Business risks are reviewed by the full Board in conjunction with management. The Board regularly receives management presentations from different areas of the business regarding the opportunities and risks in those areas and engages in dialogue with executive management regarding these issues. Risks related to investments, financial reporting, internal controls and procedures and compliance issues are reviewed regularly by the Audit Committee, which oversees the financial reporting, global audit and legal compliance functions. The Nominating and Governance Committee reviews issues of director and CEO succession.

Compensation-related risks are reviewed by the Compensation Committee with members of management responsible for structuring the Company’s compensation programs. As part of those risk oversight efforts, we evaluated our compensation programs to determine whether the design and operation of our policies and practices could encourage executives or employees to take excessive or inappropriate risks that would be reasonably likely to have a material adverse effect on the Company. In particular, we considered the design, size, and scope of our cash and equity incentive programs and program features that mitigate against potential risks, such as payout caps, equity award clawbacks, the quality and mix of performance-based and “at risk” compensation, and, with regard to our equity incentive programs, the stock ownership requirements applicable to our executives. The Compensation Committee reviewed the results of our evaluation with management and the Committee’s consultant, Compensia. The Compensation Committee concluded that our compensation policies and practices strike an appropriate balance of risk and reward in relation to our overall business strategy, and do not create risks that are reasonably likely to have a material adverse effect on the Company. The “Compensation Discussion and Analysis” section below generally describes the compensation policies and practices applicable to our named executive officers.

Director Attendance at Annual Meetings

Our directors are expected to make every effort to attend our annual meeting of stockholders. Nine of the ten directors who were elected at the 2009 Annual Meeting of Stockholders attended the meeting.

Stockholder Communications with the Board of Directors

EA stockholders may communicate with the Board as a whole, with a committee of the Board, or with an individual director by sending a letter to EA’s Corporate Secretary at Electronic Arts Inc., 209 Redwood Shores Parkway, Redwood City, CA 94065, or by sending an email to StockholderCommunications@ea.com. All stockholder communications received will be handled in accordance with procedures approved by the independent directors serving on the Board. For further information regarding the submission of stockholder communications, please visit the Investor Relations portion of our website at http://investor.ea.com.

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

Our Compensation Committee is responsible for reviewing and recommending to our Board the compensation paid to our non-employee directors. Historically, our non-employee directors have been paid a mix of cash and equity compensation for their service as directors. During fiscal 2010, Mr. Riccitiello did not receive any additional compensation for his service as a director. The table below reflects the annualized components of cash compensation for directors (other than Mr. Riccitiello) that were in place during fiscal 2010. Because our Board year does not correspond to our fiscal year, actual amounts paid during fiscal 2010 were pro-rated based on the annualized figures in the following table. For more information regarding the specific compensation received by each non-employee director during fiscal 2010, see the “Fiscal 2010 Director Compensation Table” below.

Fiscal 2010 Annualized Components of Non-Employee Director Cash Compensation

Annual Retainer	$50,000
Service on the Audit Committee	$10,000
Chair of the Audit Committee	$10,000
Service on the Compensation Committee	$7,500
Chair of the Compensation Committee	$7,500
Service on the Nominating and Governance Committee	$7,500
Chair of the Nominating and Governance Committee	$2,500
Chairman of the Board	$50,000
Service as Lead Director	$25,000

In addition, individual directors were eligible to earn up to $1,000 per day, with the approval of the Board of Directors, for special assignments, which may include providing advisory services to management in such areas as sales, marketing, public relations, technology and finance (provided, however, no independent director is eligible for a special assignment if the assignment or payment for the assignment would prevent the director from being considered independent under applicable NASDAQ Stock Market or SEC rules). No directors earned any compensation for special assignments during fiscal 2010.

Stock Compensation

Non-employee directors are eligible to automatically receive an option grant to purchase 17,500 shares and 2,500 restricted stock units issued under the 2000 Equity Incentive Plan upon their initial appointment or election to the Board, and each continuing non-employee director is eligible to automatically receive an annual option grant to purchase 8,400 shares and 1,200 restricted stock units upon his or her election or re-election to the Board. If a non-employee director has not served on our Board of Directors for a full year at the time of the annual meeting of our stockholders, such director will receive a pro-rated annual grant.

In fiscal 2010, annual option grants to purchase 8,400 shares of common stock were made under the Equity Plan to each of our non-employee directors (other than Ms. Laybourne and Mr. Huber) who were re-elected at the 2009 Annual Meeting of Stockholders. Ms. Laybourne, who was appointed to the Board as of November 5, 2008, was granted a pro-rated option grant to purchase 6,300 shares of common stock. Mr. Huber, who was appointed to the Board as of May 7, 2009, was granted a pro-rated option to purchase 2,100 shares of common stock. All stock options were granted on July 29, 2009, the date of the directors’ re-election to the Board, at an exercise price of $20.75 per share, which was the closing price of the Company’s common stock on the NASDAQ Global Select Market on that day. Each non-employee director was also granted 1,200 restricted stock units on the same date, except for Ms. Laybourne and Mr. Huber who were granted pro-rated grants of 900 restricted stock units and 300 restricted stock units respectively.

Under the Equity Plan, non-employee directors may elect to receive all or part of their cash compensation in the form of common stock. As an incentive for our non-employee directors to increase their stock ownership in EA, non-employee directors making such an election receive shares of common stock valued at 110% of the cash compensation they would have otherwise received.

The Board is seeking stockholder approval to amend the 2000 Equity Incentive Plan to remove the provisions which mandate automatic grants to non-employee directors upon initial appointment or election to the Board and annually upon re-election to the Board. In place of automatic grants, the Board will have discretion to determine and grant an appropriate level of equity compensation to our non-employee directors each year. If this proposal is approved by a majority of the stockholders, the Board intends to grant 10,000 restricted stock units to each of our non-employee directors who are re-elected at the 2010 Annual Meeting of Stockholders. For more information about the amendments to the 2000 Equity Incentive Plan, see “Proposal 2. Amendments to the 2000 Equity Incentive Plan.”

Other Benefits

Non-employee directors, who are not employed with any other company, are offered an opportunity to purchase certain EA health, dental and vision insurance while serving as a Board member with the option for the continuation of benefits upon the expiration of their Board term. Participating directors pay 100% of their own insurance premiums.

Deferred Compensation Plan

We maintain a Deferred Compensation Plan (“DCP”) that allows our directors and certain employees, including our Named Executive Officers, to defer receipt of their director fees or base salary, as the case may be, into cash accounts that mirror the gains and/or losses of several different investment funds which correspond to the funds we have selected for our 401(k) plan. Director participants may defer up to 100% of their director fees until the date(s) they have specified. We are not required to make any contributions to the DCP and did not do so in fiscal 2010.

Stock Ownership Guidelines

Each non-employee director is required, within three years of becoming a director, to own shares of EA common stock or vested restricted stock units having a value of at least 3 years’ annual retainer for service on the Board. As of May 20, 2010, each of our directors had either fulfilled their ownership requirements or had not yet reached three years of service.

FISCAL 2010 DIRECTOR COMPENSATION TABLE

The following table shows compensation information for each of our directors during fiscal 2010 (other than Mr. Riccitiello).

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Options Awards ($)(3)		Total ($)
Leonard S. Coleman	48,750	24,900	76,547	(4)	150,197
Jeffrey T. Huber	—	54,875	189,298	(4)	244,173
Gary M. Kusin	66,250	24,900	58,667		149,817
Geraldine B. Laybourne	31,563	18,675	78,716	(4)	128,954
Gregory B. Maffei	70,000	24,900	58,667		153,567
Vivek Paul	—	24,900	124,661	(4)	149,561
Lawrence F. Probst III	100,000	24,900	58,667		183,567
Richard A. Simonson	39,375	24,900	101,978	(4)	166,253
Linda J. Srere	—	24,900	132,234	(4)	157,134

(1)

The amounts presented in this column represent compensation that was earned and paid as cash, including cash compensation of $16,250, $70,000, and $39,375 that was deferred by Messrs. Coleman, Maffei and Simonson, respectively, into cash accounts pursuant to the terms of our Deferred Compensation Plan, described above.

(2)

Represents the aggregate grant-date fair value of restricted stock units (“RSUs”) granted in fiscal 2010. Grant-date fair value for RSUs is calculated using the closing price of our common stock on the grant date. For additional information regarding the valuation methodology for RSUs, see Note 13, “Stock-Based Compensation and Employee Benefit Plans”, of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2010. Each non-employee director standing for re-election at the 2009 Annual Meeting received an RSU grant of 1,200 shares of EA common stock with a grant-date fair value of $24,900 based on a closing price of $20.75 for our common stock on the NASDAQ Global Select Market on the date of grant, July 29, 2009, except for Mr. Huber and Ms. Laybourne who had not served on our Board of Directors for a full one-year term at the time of the 2009 Annual Meeting. Mr. Huber and Ms. Laybourne received pro-rata RSU grants of 300 and 900 shares, respectively, with a grant-date fair value of $6,225 and $18,675, respectively. The RSUs granted at the 2009 Annual Meeting vest in their entirety on the date of the 2010 Annual Meeting. Mr. Huber also received an RSU grant of 2,500 shares on May 7, 2009 with a grant-date fair value of $48,650 upon his appointment to the Board. The RSU granted to Mr. Huber upon his appointment to the Board vests as to 25% each year on the anniversary of the date of grant. The aggregate number of unvested RSUs held by each of our non-employee directors as of April 3, 2010 (the last day of fiscal 2010) was as follows: Mr. Coleman, 1,200; Mr. Huber, 2,800; Mr. Kusin, 1,200; Ms. Laybourne, 2,775; Mr. Maffei, 1,200; Mr. Paul, 1,200; Mr. Probst, 1,200; Mr. Simonson, 1,200; and Ms. Srere, 1,200.

(3)

Represents the aggregate grant-date fair value of stock options granted in fiscal 2010. For additional information on the valuation methodology and assumptions used to calculate the fair value of stock options, see Note 13, “Stock-Based Compensation and Employee Benefit Plans,” of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2010. Each non-employee director standing for re-election at the 2009 Annual Meeting received a stock option to purchase 8,400 shares of EA common stock with a grant-date fair value of $58,667, except for Mr. Huber and Ms. Laybourne, who had not served on our Board of Directors for a full one-year term at the time of the annual meeting. Mr. Huber and Ms. Laybourne received pro-rata stock option grants of 2,100 and 6,300 shares, respectively, with a grant-date fair value of $14,667 and $44,000, respectively. The stock options granted at the 2009 Annual Meeting vest in their entirety on the earlier of one year from the grant date or the date of the 2010 Annual Meeting. Mr. Huber also received a stock option grant of 17,500 shares on May 7, 2009 with a grant-date fair value of $133,397, upon his appointment to the Board. The option granted to Mr. Huber upon his appointment to the Board vests as to 2% on the date of grant and on the first calendar day of each month thereafter until fully vested. The aggregate number of unexercised stock options held by each of our non-employee directors as of the April 3, 2010 (the last day of fiscal 2010) was as follows Mr. Coleman, 131,472; Mr. Huber, 4,200; Mr. Kusin, 91,600; Ms. Laybourne, 6,300; Mr. Maffei, 99,466; Mr. Paul, 52,633; Mr. Probst, 2,732,700; Mr. Simonson, 39,800; and Ms. Srere, 106,472.

(4)

As described under “Stock Compensation” above, our non-employee directors may elect to receive all or part of their cash compensation for a given quarter of the Board year in the form of EA common stock. Non-employee directors making such an election receive shares of common stock valued at 110% of the cash compensation they would have otherwise received. Such shares are awarded via the grant and immediate exercise of a stock option having an exercise price equal to the fair market value of our common stock on the date of grant, which is the first trading day of each quarter of the Board year. The following table presents the number of shares our directors received in lieu of cash as a result of their elections during fiscal 2010 and the grant-date fair value of the immediately exercised options:

Name	Grant Date	Exercise Price	Shares Subject to Stock Options Granted and Immediately Exercised	Grant-Date Fair Value
Leonard S. Coleman	5/1/2009	$20.00	894	$17,880
Jeffrey T. Huber	8/3/2009	$21.55	638	$13,749
	11/2/2009	$18.01	763	$13,742
	2/1/2010	$16.74	821	$13,744
Geraldine B. Laybourne	5/1/2009	$20.00	395	$7,900
	8/3/2009	$21.55	415	$8,943
	11/2/2009	$18.01	496	$8,933
	2/1/2010	$16.74	534	$8,939
Vivek Paul	5/1/2009	$20.00	825	$16,500
	8/3/2009	$21.55	766	$16,507
	11/2/2009	$18.01	916	$16,497
	2/1/2010	$16.74	985	$16,489
Richard Simonson	5/1/2009	$20.00	412	$8,240
	8/3/2009	$21.55	542	$11,680
	11/2/2009	$18.01	650	$11,707
	2/1/2010	$16.74	698	$11,685
Linda Srere	5/1/2009	$20.00	997	$19,940
	8/3/2009	$21.55	829	$17,865
	11/2/2009	$18.01	993	$17,884
	2/1/2010	$16.74	1,068	$17,878

PROPOSAL 2. AMENDMENTS TO THE 2000 EQUITY INCENTIVE PLAN

The 2000 Equity Incentive Plan, which initially was approved by the stockholders on March 22, 2000, continues EA’s program of providing equity incentives to eligible employees, officers and directors. We offer these incentives in order to assist in recruiting, retaining and motivating qualified employees, officers and directors. Since the Equity Plan’s adoption, 99,385,000 shares of common stock have been reserved for issuance. The following summary of the proposed amendments to the Equity Plan is subject to the specific provisions contained in the full text of the Equity Plan, as proposed to be amended, which we have filed with the SEC along with this proxy statement. For more information regarding the Equity Plan, we urge you to read the full text of the Equity Plan, as proposed to be amended, or the summary of its material terms, as proposed to be amended, included as Appendix A of this proxy statement.

We are proposing amendments to the 2000 Equity Incentive Plan that would:

•	Increase the number of shares authorized under the Equity Plan by 5,300,000 shares to a total of 104,685,000 shares.

We believe that alignment of the interests of our stockholders and our employees, officers and directors is best advanced through the issuance of equity incentives as a portion of their total compensation. In this way, we reinforce the link between our stockholders and our employees’, officers’ and directors’ focus on personal responsibility, creativity and stockholder returns. Equity incentives such as stock options and restricted stock units also play an important role in our recruitment and retention strategies, as the competition for creative and technical talent and leadership in our industry is intense.

While equity is a strategic tool for recruitment and retention, we also carefully manage stock option and restricted stock unit issuances and strive to keep the dilutive impact of the equity incentives we offer within a reasonable range. Historically, we have made a significant portion of our equity grants in a given fiscal year in connection with our annual reviews and merit increases.

On October 21, 2009, we launched a voluntary Employee Stock Option Exchange Program (“Exchange Program”), that was approved by our stockholders at the 2009 Annual Meeting, to permit our eligible employees to exchange outstanding eligible options for a lesser number of restricted stock units, shares of restricted stock awards (in Canada only), or new options (in China only) to be granted under the Equity Plan. The Exchange Program offer period began on October 21, 2009 and ended on November 18, 2009.

The Exchange Program resulted in options to purchase approximately 16,561,000 shares of our common stock being exchanged for restricted stock units to acquire approximately 4,996,000 shares, approximately 923,000 shares of restricted stock awards and new options to purchase approximately 18,000 shares. The surrendered options were cancelled and the shares subject to the surrendered options are not available for future issuance under our Equity Plan.

Excluding the impact of the Exchange Program, during fiscal 2010, we granted stock options to purchase a total of approximately 4,419,884 shares, restricted stock units to acquire a total of 4,363,087 shares, and 1,175,077 shares of restricted stock. Together these stock option, restricted stock unit, and restricted stock grants represented approximately 3% of our total shares outstanding as of March 31, 2010. As of the end of fiscal 2010 the Company had 16,130,929 outstanding options under all plans with a weighted average exercise price of $30.28 and a weighted average remaining contractual life of 5.70 years. Also as of that same date, there were 16,626,130 granted but unvested shares of restricted stock and/or restricted stock units, and the number of shares remaining available for future grant under all plans was 17,715,996. Going forward, we intend to continue to responsibly manage issuances of equity incentive awards under the Equity Plan.

The Equity Plan contains several features designed to protect stockholders’ interests. For example, the Equity Plan does not allow any options to be granted at less than 100% of fair market value, and the exercise price of outstanding options issued under the Equity Plan may not be reduced without stockholder approval. The Equity Plan does not contain an “evergreen” provision whereby the number of authorized shares is automatically increased on a regular basis. In addition, the Equity Plan prohibits us from loaning, or guaranteeing the loan of, funds to participants under the Equity Plan.

•	Amend the Equity Plan to remove the provision that provides for automatic grants to our outside directors upon appointment to the Board of Directors, and annually upon re-election.

Our Compensation Committee annually reviews and recommends to our Board the compensation paid to our non-employee directors, which is delivered as a mix of cash and equity. Currently, the Equity Plan provides automatic equity grants to our non-employee directors as follows: (1) upon appointment to the Board of Directors, stock options or stock appreciation rights for 17,500 shares and 2,500 restricted stock units; and (2) upon re-election to the Board of Directors at each Annual Meeting of Stockholders, stock options or stock appreciation rights for 8,400 shares and 1,200 restricted stock units. Given the long term nature of our Equity Plan, which expires in 2020, and our need to attract and retain highly qualified Board members capable of leading the Company through economic and industry-specific challenges, we believe it is important to have the flexibility to set the total compensation of our Board members at a level that takes into consideration market trends and current stock values, rather than maintain fixed equity grant levels for our non-employee directors year-over-year. Removing the automatic grants provisions from the Equity Plan will give the Board the necessary discretion to determine and grant an appropriate level of equity compensation to our non-employee directors each year. If this proposal is approved, the Board intends to exercise its discretion with respect to the equity component of the Board’s compensation by issuing 10,000 restricted stock units to each of our non-employee directors who are re-elected for the 2011 Board year.

Plan Benefits

The amount and timing of awards granted under the Equity Plan are determined in the sole discretion of the administrator and therefore cannot be determined in advance. The future awards that would be received under the Equity Plan by executive officers and other employees are discretionary and are therefore not determinable at this time.

Required Vote and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of a majority of the voting shares present at the meeting in person or by proxy and voting for or against the proposal.

The Board recommends a vote FOR the amendments to the 2000 Equity Incentive Plan.

PROPOSAL 3. AMENDMENT TO THE 2000 EMPLOYEE STOCK PURCHASE PLAN

The 2000 Employee Stock Purchase Plan, which initially was approved by the stockholders on July 27, 2000, provides our employees with a convenient means of purchasing equity in the Company through payroll deductions. It also provides an incentive for continued employment. Since its adoption, 12,800,000 shares of common stock have been reserved for issuance under the Purchase Plan. The Purchase Plan is intended to qualify as a “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended, for participants residing in the United States.

Since the adoption of the Purchase Plan, we have experienced significant growth in the number of employees who elect to participate in the Purchase Plan. The following table presents information since the beginning of fiscal 2008 relating to the aggregate number of shares purchased under the Purchase Plan, as well as the number of employees who have participated in the Purchase Plan.

	Shares Purchased Pursuant to the Purchase Plan		No. of Employees Participating as of the Last Purchase Date in Fiscal Year

Fiscal 2008	892,130		4,342

Fiscal 2009	1,322,892		4,494

Fiscal 2010	2,154,631		3,739

Fiscal 2011		(1)	3,681	(2)

(1)	Fiscal 2011 purchases under the 2000 Purchase Plan will be made in August 2010 and February 2011.

(2)

Represents estimated number of participants in the 2000 Purchase Plan as of May 20, 2010. Participants have the right to withdraw from the 2000 Purchase Plan at any time prior to a purchase date. The number of participants may increase or decrease prior to February 2011, the last purchase date in fiscal 2011.

We are proposing an amendment to the 2000 Employee Stock Purchase Plan that would:

•	Increase the number of shares authorized under the Purchase Plan by 2,000,000 shares to a total of 14,800,000 shares.

The proposed amendment would increase the number of shares authorized under the Purchase Plan by 2,000,000 to a total of 14,800,000, an amount that we expect will continue to permit all current and potential future employees to fully participate in the Purchase Plan at least through fiscal 2011. The 2,000,000 shares that we are requesting this year is 1,000,000 shares less than the 3,000,000 shares approved by the stockholders at the 2009 Annual Meeting of Stockholders. Based on EA’s current share price, we expect the number of shares to be purchased by our employee participants to remain at approximately the same level as fiscal 2010. We believe that the Purchase Plan plays an important role to incentivize our employees and to encourage equity ownership, which serves to align their interests with our stockholders.

For more information about the Purchase Plan, we urge you to read the summary of its material terms included as Appendix B to this proxy statement.

Required Vote and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of a majority of the voting shares present at the meeting in person or by proxy and voting for or against the proposal.

The Board recommends a vote FOR the amendment to the 2000 Employee Stock Purchase Plan.

PROPOSAL 4. RATIFICATION OF THE APPOINTMENT OF KPMG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP has audited the financial statements of EA and its consolidated subsidiaries since fiscal 1987. The Board, through the Audit Committee, has appointed KPMG LLP as EA’s independent auditors for fiscal 2011. The Audit Committee and the Board believe that KPMG LLP’s long-term knowledge of EA and its subsidiaries is valuable to the Company. Representatives of KPMG LLP have direct access to members of the Audit Committee and the Board. We expect one or more representatives of KPMG LLP to attend the Annual Meeting in order to respond to appropriate questions from stockholders, and to make a statement if they desire to do so.

Ratification of the appointment of KPMG LLP as our independent auditors is not required by our bylaws or otherwise. The Board of Directors has determined to submit this proposal to the stockholders as a matter of good corporate practice. If the stockholders do not ratify the appointment, the Audit Committee will review their future selection of auditors. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and the stockholders.

Fees of Independent Auditors

The aggregate fees billed for the last two fiscal years for each of the following categories of services are set forth below:

Description of Fees	Year Ended March 31, 2010	Year Ended March 31, 2009
Audit Fees(1)
– Worldwide audit fee	$4,838,000	$4,699,000
– Accounting concurrence and regulatory matters	218,000	147,000

Total audit fees	5,056,000	4,846,000
Audit-Related Fees(2)
– Benefit plan audits	—	55,000

Total audit-related fees	—	55,000
Tax Fees(3)
– Compliance	435,000	896,000

Total tax fees	435,000	896,000

Total All Fees	$5,491,000	$5,797,000

(1)

Audit Fees: This category includes the annual audit of the Company’s financial statements and internal controls over financial reporting (including required quarterly reviews of financial statements included in the Company’s quarterly reports on Form 10-Q), and services normally provided by the independent auditors in connection with regulatory filings. This category also includes consultation on matters that arose during, or as a result of the audit or review of financial statements, statutory audits required for our non-US subsidiaries, and services associated with our periodic reports and other documents filed with the SEC and foreign filings, as well as Sarbanes-Oxley Section 404 compliance consultation.

(2)	Audit-Related Fees: This category consists primarily of fees related to the fiscal 2009 audit of our 401(k) benefit plan.

(3)

Tax Fees: This category includes compliance services rendered for U.S. and foreign tax compliance and returns, and transfer pricing documentation, as well as planning and advice, which consists primarily of technical tax consulting.

Services Provided by the Independent Auditor

The Audit Committee is required to pre-approve the engagement of, and has engaged, KPMG LLP to perform audit and other services for the Company and its subsidiaries. The Company’s procedures for the pre-approval by the Audit Committee of all services provided by KPMG LLP comply with SEC regulations regarding pre-approval of services. Services subject to these SEC requirements include audit services, audit-related services, tax services and other services. The audit engagement is specifically approved and the auditors are retained by the Audit Committee. In some cases, pre-approval for a particular category or group of services is provided by the Audit Committee for up to a year, subject to a specific budget and to regular management reporting. In other cases, the Chairman of the Audit Committee has the delegated authority from the Audit Committee to pre-approve additional services up to a specified dollar limit, and such pre-approvals are then communicated to the full Audit Committee.

The Audit Committee considered and determined that fees for services other than audit and audit-related services are compatible with maintaining KPMG LLP’s independence.

Required Vote and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of a majority of the voting shares present at the meeting in person or by proxy and voting for or against the proposal.

The Board recommends a vote FOR the ratification of KPMG LLP as our independent auditors for fiscal 2011.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that EA specifically incorporates it by reference into a filing.

The Audit Committee of the Board of Directors operates under a written charter, which was most recently amended in May 2006. The Audit Committee is comprised of three non-employee directors, each of whom in the opinion of the Board of Directors meets the current independence requirements and financial literacy standards of the NASDAQ Stock Market Rules, as well as the independence requirements of the Securities and Exchange Commission. During fiscal 2010, the Audit Committee consisted of Gregory B. Maffei, Vivek Paul and Richard A. Simonson through July 29, 2009. Following the 2009 Annual Meeting of Stockholders, Mr. Simonson stepped down from the Audit Committee and was replaced by Gary M. Kusin. In the opinion of the Board of Directors, Mr. Maffei meets the criteria for a “financial expert” as set forth in applicable SEC rules, as well as the above-mentioned independence requirements.

EA’s management is primarily responsible for the preparation, presentation and integrity of the Company’s financial statements. EA’s independent registered public accounting firm, KPMG LLP (“independent auditors”), is responsible for performing an independent audit of the Company’s (i) financial statements and expressing an opinion as to the conformity of the financial statements with U.S. generally accepted accounting principles, and (ii) internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon.

The function of the Audit Committee is to assist the Board of Directors in its oversight responsibilities relating to the integrity of EA’s accounting policies, internal controls and financial reporting. The Audit Committee reviews EA’s quarterly and annual financial statements prior to public earnings releases and submission to the SEC; reviews and evaluates the performance of EA’s internal audit function; reviews and evaluates the performance of EA’s independent auditors; consults with the independent auditors and EA’s internal audit function regarding internal controls and the integrity of the Company’s financial statements; assesses the independence of the independent auditors; and is responsible for the selection of the independent auditors. In this context, the Audit Committee has met and held discussions with members of management, EA’s internal audit function and the independent auditors. Company management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. Company management has also represented to the Audit Committee that the Company’s internal control over financial reporting was effective as of the end of the Company’s most recently-completed fiscal year, and the Audit Committee has reviewed and discussed the Company’s internal control over financial reporting with management and the independent auditors. The Audit Committee also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended, including the quality and acceptability of the Company’s financial reporting process and internal controls. The Audit Committee has also discussed with the Company’s independent auditors the overall scope and plans for their annual audit and reviewed the results of that audit with management and the independent auditors.

In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from the Company and its management, including the matters in the written disclosures required by the Public Company Accounting Oversight Board (United States). The Audit Committee has also considered whether the provision of any non-audit services (as described above under “Proposal 4. Ratification of the Appointment of KPMG LLP, Independent Registered Public Accounting Firm” — “Fees of Independent Auditors”) and the employment of former KPMG LLP employees by the Company is compatible with maintaining the independence of KPMG LLP.

The members of the Audit Committee are not engaged in the practice of auditing or accounting. In performing its functions, the Audit Committee necessarily relies on the work and assurances of the Company’s management and independent auditors.

In reliance on the reviews and discussions referred to in this report and in light of its role and responsibilities, the Audit Committee recommended to the Board of Directors that the audited consolidated balance sheets of the Company as of each of the last two years ended March 31, 2010 and the audited consolidated statements of operations, stockholders’ equity and comprehensive loss, and cash flows of the Company for each of the last three years ended March 31, 2010 be included for filing with the SEC in the Company’s Annual Report on Form 10-K for the year ended March 31, 2010. The Audit Committee has also approved the selection of KPMG LLP as the Company’s independent auditors for fiscal 2011.

AUDIT COMMITTEE

Gregory B. Maffei (Chairman)

Vivek Paul

Gary M. Kusin

PRINCIPAL STOCKHOLDERS

The following table shows, as of May 20, 2010, the number of shares of our common stock owned by our directors, executive officers named in the Summary Compensation Table below, our current directors and executive officers as a group, and beneficial owners known to us holding more than 5% of our common stock. As of May 20, 2010, there were 329,676,985 shares of our common stock outstanding. Except as otherwise indicated, the address for each of our directors and executive officers is c/o Electronic Arts Inc., 209 Redwood Shores Parkway, Redwood City, CA 94065.

Stockholder Name	Shares Owned(1)	Right to Acquire(2)	Percent of Outstanding Shares(3)
T.Rowe Price Association(4)	28,082,056	—	8.5%
Dodge & Cox(5)	25,722,857	—	7.8%
Primecap Management Company(6)	24,837,400	—	7.5%
Lawrence F. Probst III(7)	1,106,469	2,732,700	1.2%
John S. Riccitiello(8)	89,794	509,000	*
Eric F. Brown	26,566	165,075	*
Frank D. Gibeau	20,479	434,208	*
Peter Moore	18,191	278,708	*
Linda J. Srere	16,994	106,472	*
Leonard S. Coleman	10,196	134,572	*
Gregory B. Maffei	10,000	102,566	*
Vivek Paul	9,822	55,733	*
Gary M. Kusin	5,214	94,700	*
Richard A. Simonson	4,376	44,400	*
Jeffrey T. Huber	4,817	5,250	*
Geraldine B. Laybourne	2,825	7,975	*
John Schappert	—	138,750	*
Gerhard Florin(9)	34,368	31,750	*
All executive officers and directors as a group (20) persons(10)	1,461,080	4,985,541	1.9%

*	Less than 1%

(1)

Unless otherwise indicated in the footnotes, includes shares for which the named person has sole or shared voting or investment power. Excludes shares that may be acquired through stock option exercises.

(2)

Includes (a) shares of common stock that may be acquired through stock option exercises within 60 days of May 20, 2010, (b) in the case of Messrs. Coleman, Kusin, Maffei, Paul and Simonson, reflects 3,100 restricted stock units (“RSUs”) that have vested but remain outstanding, (c) in the case of Ms. Laybourne 625 RSUs that have vested but remain outstanding, and (d) in the case of Messrs. Brown, Gibeau, Moore, Schappert, and Florin, 5,075, 10,708, 9,458, 18,750, and 6,750 RSUs, respectively, that vest within 60 days of May 20, 2010.

(3)	Calculated based on the total number of shares owned plus the number of shares that may be acquired through stock option exercises and the vesting of RSUs within 60 days of May 20, 2010.

(4)

Based on information contained in a report on Form 13F filed with the SEC in which T. Rowe Price Associates, Inc. indicated that, as of March 31, 2010, it had sole investment power of 28,082,056 shares. The address for T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202.

(5)

Based on information contained in a report on Form 13F filed with the SEC in which Dodge & Cox indicated that, as of March 31, 2010, it had sole investment power of 25,722,857 shares. The address for Dodge & Cox is 555 California Street, 40th Floor, San Francisco, CA 94104.

(6)

Based on information contained in a report on Form 13F filed with the SEC in which Primecap Management Company indicated that, as of March 31, 2010, it had sole investment power of 24,837,400 shares. The address for Primecap Management Company is 225 South Lake Street, Suite 400, Pasadena, CA 91101.

(7)

Includes 87,886 shares of common stock held by Mr. Probst’s grantor’s retained annuity trust, 16,669 shares held by Mr. Probst’s spouse, and 469,713 shares held by the Probst Family LP, of which Mr. Probst is a partner.

(8)	Includes 1,700 shares of common stock held in trust for Mr. Riccitiello’s minor children.

(9)	Dr. Florin is a named executive officer in this proxy statement, but as of February 2, 2010, he ceased to be an executive officer of EA.

(10)	Includes all executive officers and directors of EA as of May 20, 2010. Dr. Florin is not included, as he was not an executive officer as of May 20, 2010.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our executive compensation program for fiscal 2010 and the compensation decisions we made in fiscal 2010 for our:

•	Chief Executive Officer, John S. Riccitiello,

•	Executive Vice President, Chief Financial Officer, Eric F. Brown,

•	Chief Operating Officer, John Schappert,

•	President, EA Games, Frank D. Gibeau,

•	President, EA SPORTS, Peter Moore, and

•	Executive Vice President, Western World Publishing, Gerhard Florin

Collectively, these individuals are designated the named executive officers (“NEOs”). The compensation of the NEOs is provided in the compensation tables that follow this discussion. For purposes of this Compensation Discussion and Analysis, the term “NEO” excludes Dr. Florin, whose compensation arrangements with the Company are described separately in the sections of this Compensation Discussion and Analysis titled “Exchange Program” and “Executive Changes” below.

Fiscal 2010 Overview

The compensation of our executive officers in fiscal 2010 was influenced by two key facts:

•

First, our executive officers delivered very well against critical strategic and operational objectives in fiscal 2010, which included significant increases in digital revenues, the implementation of deep cost reductions while still delivering games on-time and with improved quality, and the development of critically-acclaimed new intellectual property, among others. Despite these significant operational and strategic achievements, we did not fully meet our financial expectations for the year. Accordingly, our compensation programs recognized numerous areas of outstanding performance, while also taking into account the financial results.

•

Second, we determined, based on market surveys and other data, that certain of our compensation programs were below market levels for comparable executive roles. In particular, our equity and cash bonus programs did not sufficiently reward executives for achievement of both qualitative and quantitative goals.

To address these issues, the Executive Compensation and Leadership Committee (hereafter referred to in this discussion as “the Committee”), with the advice and assistance of its independent compensation consultant, Compensia, evaluated our compensation programs and philosophy in light of a rapidly changing compensation landscape and industry-specific challenges. Based on that review, the Committee made selected mid-year adjustments, discussed below, to the fiscal 2010 executive compensation program for our executive officers, including the NEOs. We also adopted several changes to our executive compensation program for fiscal 2011, discussed below, which are intended to link pay more appropriately to qualitative individual goals as well as to Company financial objectives. The changes also serve to strengthen the retentive and motivational value of our equity programs going forward.

Compensation Philosophy

We operate in an intensely competitive business environment characterized by the continual emergence of new competitors and technologies and difficult-to-predict consumer tastes and preferences. Our success as a global leader in the interactive entertainment industry depends heavily on attracting, motivating, rewarding and retaining a highly-skilled and experienced management team.

The market for talented executives with the skills and experience to run our complex and dynamic business is extremely competitive given the small number of people who have the qualifications relevant to our industry. Our leading position within the interactive entertainment industry makes us a prime target for our competitors, which range from very small start-up companies that seek to entice candidates with substantial equity compensation offers, to very large, diversified corporations with great financial and marketing resources. These competitors have made repeated attempts to recruit our executives and key creative talent.

It is critical that our executive compensation program be competitive with the organizations with which we compete for executive talent, so that we are able to attract, motivate, reward, and retain the individuals that we believe are capable of leading the Company. Our program must also support our strategic and operational business objectives, promote the short-term and long-term profitable growth of the Company, and reflect current economic conditions. To achieve these objectives, our compensation philosophy is predicated on three basic principles:

•

A significant portion of each executive officer’s total cash compensation should be performance-based and “at risk,” with this amount dependent from year to year on the Company’s financial and operational performance, the operational performance of the executive officer’s specific business unit, as appropriate, and his or her individual performance;

•	To align each executive officer’s interests with the long-term interests of our stockholders, a significant portion of his or her compensation should be equity-based; and

•	An executive officer’s compensation must be appropriate in light of his or her experience, responsibilities, and performance.

Our executive compensation program is designed to be consistent with this philosophy.

Compensation-Setting Process

The Committee is responsible for establishing the Company’s compensation philosophy and making the compensation decisions for our executive officers. The Committee’s scope of authority is defined in a written charter and includes the oversight and administration of all compensation, equity, and employee benefit plans and programs, including the annual bonus and equity compensation plans for executive officers.

The Committee has regularly-scheduled meetings on a quarterly basis and holds additional meetings as needed during the year. The Committee also takes action by written consent, often after informal telephone discussions and other communications among the Committee members and members of management. During fiscal 2010, the Committee met eight times, four of which were regularly-scheduled quarterly meetings and the remainder of which were special sessions.

For its regularly-scheduled meetings, the Committee maintains a calendar to help guide the meeting agendas and to ensure fulfillment of the various responsibilities outlined in the Committee’s charter. In fiscal 2010, this calendar included a review of the compensation philosophy of the Company, a review of our compensation programs for risk issues, a comprehensive review of compensation levels of executive officers, review of the compensation levels for members of the Board, review and approval of all executive officer employment offers and promotions, and review and approval of the fiscal 2010 annual cash bonus payments.

In fiscal 2010, the Committee held special meetings to consider a variety of items including special compensation and equity retention programs, annual compensation reviews and increases, executive officer promotions, executive officer relocations, the terms and conditions of the compensation arrangements for new, departing, and continuing executive officers, and other administrative matters.

In fiscal 2010, the Committee reviewed and approved the base salaries (including, if any, base salary adjustments), target cash bonus opportunities, and equity awards of each of our executive officers, including the NEOs. Mr. Riccitiello’s base salary, target cash bonus opportunity, and equity award were developed by the Committee with the assistance of Compensia, recommended to the Board, and subsequently approved by the Board.

For additional information about the Committee, see the section entitled “Board, Board Meetings and Committees” set forth in this proxy statement.

Compensation Consultants

The Committee has the authority to engage the services of outside advisors. During fiscal 2010, the Committee engaged Compensia, Inc., a national compensation consulting firm, to assist with the Committee’s analysis and review of the compensation of our executive officers and other aspects of our total compensation strategy. Compensia also advised the Committee with respect to the operation of the Electronic Arts Executive Bonus Plan (the “Executive Bonus Plan”) for fiscal 2010, including recommendations regarding participation, target bonuses and performance criteria.

Compensia attends all Committee meetings, works directly with the Committee Chair and Committee members, and sends all invoices, including descriptions of services rendered, to the Committee Chair for review and payment approval. Compensia performed no work at the request of our management team during fiscal 2010.

From time to time, our management separately engages outside advisors in connection with the Company’s compensation practices. In fiscal 2010, we retained Frederic W. Cook & Co., a national compensation consulting firm to assist management and the Committee with a review of compensation levels for members of the Board. Frederic W. Cook & Co. only performed director compensation-related services for the Company in fiscal 2010.

Role of Management

In formulating executive compensation recommendations for the Committee and the Board, our Executive Vice President of Human Resources and Facilities, Ms. Gabrielle Toledano, is responsible for conducting an annual analysis of market trends, providing documentation of individual executive officer performance, and creating initial recommendations of base salary adjustments, potential annual cash bonus payments, and potential equity awards for our executive officers. To assist in the development of these initial recommendations, our Human Resources Department participates in several comprehensive executive compensation surveys, including the Radford High Technology Executive and International Compensation Surveys to access information for our peer group companies (as defined below) and the Croner Entertainment & Educational Software Compensation Survey. Mr. Riccitiello reviews and provides input on these recommendations prior to and during review by the Committee. Mr. Riccitiello, assisted by Ms. Toledano, annually performs an individual performance review of each executive officer, which is then provided to the Committee for its reference and use.

Ms. Toledano also oversees the preparation of the Committee’s meeting materials, works with the Committee Chair to set the meeting agenda, and attends all Committee meetings. In addition, Mr. Riccitiello regularly attends Committee meetings (except when his own compensation is being discussed).

Competitive Positioning

For fiscal 2010, at the direction of the Committee, Compensia conducted a comprehensive analysis of our executive compensation program. This analysis was developed using data from the Radford High Technology Executive and International Compensation Surveys, the Croner Entertainment & Educational Software Compensation Survey, and publicly available compensation information from a group of peer companies selected by our management with input from the Committee and Compensia. For fiscal 2010, this group consisted of (a) companies of comparable size, geographic markets, financial performance, and expected growth rates and (b) companies that compete with us for executive talent in the media, entertainment and technology industries.

During fiscal 2010, this group of peer companies (the “Peer Group”) consisted of:

•Activision Blizzard	•Lions Gate Entertainment
•Adobe Systems	•Mattel
•Discovery Communications	•Symantec
•eBay	•Take-Two Interactive Software
•Expedia	•THQ
•Hasbro	•Warner Music Group
•IAC / Interactive	•Yahoo!
•Intuit

This Peer Group is the result of a re-evaluation of the prior fiscal year’s group of peer companies performed in November 2009 based on relevance to our industry (Gaming & Entertainment and/or Internet and Technology), revenue size ($1.3 billion to $8.4 billion) and revenue growth (generally 15%+). Amazon.com Inc. and Viacom, Inc., with revenues of $19 billion and $14 billion, respectively, were considered too large for comparison purposes and were removed from the Peer Group. They were replaced with Expedia, Inc. and Discovery Communications, with revenues of $2.9 billion and $3.4 billion, respectively.

Compensia compared each of our executive-level positions to similar positions as reflected in the survey data and the Peer Group information to establish base salary, target cash bonus and equity award, and target total cash compensation ranges. This analysis was reviewed by Ms. Toledano and our Human Resources Department with Mr. Riccitiello for each executive-level position and with the Committee for our Chief Executive Officer and for other positions at or above the level of Senior Vice President.

The Committee used the survey data and the Peer Group information to validate the range of competitive pay for the business sectors in which we compete for executive talent. Based on its assessment of the competitive marketplace and our need for a strong leadership team to help us achieve our strategic and operating objectives, the Committee identified the 50th to 75th percentile of the combined survey data and Peer Group information as the relevant reference for base salaries, target bonus opportunities, and total cash compensation, and the 75th percentile for equity awards for our executive officers. During fiscal 2010, these base salary, target bonus opportunity, and target total cash compensation ranges were referenced by management in preparing individual compensation recommendations for the Committee to consider, and made available to the Committee in making compensation decisions.

The market ranges established by Compensia also helped the Committee in assessing the competitive placement of our executive officers’ total direct compensation for fiscal 2010. The Committee’s assessment of an individual executive officer’s compensation relative to market range took into consideration the scope, complexity, and responsibility of the executive officer’s position in relation to positions in the data sources. Market range data was just one factor considered by the Committee. In setting actual compensation, the Committee also considered each executive officer’s experience, responsibility level, individual performance, and the Company’s actual financial and operational results for the year. In addition, the Committee compared the compensation of the executive officers with each other to monitor internal pay equity. Because these decisions were influenced by the Company’s financial and operational results, as well as each executive officer’s individual performance, his or her total cash compensation, and any individual compensation component, may be within, below, or above the market range for his or her position.

CEO Compensation Process

At the beginning of each fiscal year, Mr. Riccitiello and the Board agree on the operating objectives for the Company, against which Mr. Riccitiello’s performance will be judged for the purposes of evaluating his performance and setting his compensation.

The Nominating and Governance Committee of the Board, with the assistance of Ms. Toledano, reviews Mr. Riccitiello’s performance, taking into consideration Mr. Riccitiello’s and the Company’s achievement of the objectives stated above, and other factors that the Nominating and Governance Committee deems important and material in evaluating Mr. Riccitiello’s performance. This review is then provided to the Committee, which makes a compensation recommendation to the full Board. The Board then considers the performance review made by the Nominating and Governance Committee, and the compensation recommendations made by the Committee, and determines Mr. Riccitiello’s compensation.

Compensation Elements

Our executive compensation program is comprised of three principal components: base salary, an annual cash bonus and equity awards. Below is a description of each compensation component, a discussion of how these three compensation components specifically applied to each of our NEOs for fiscal 2010, and an explanation of why specific compensation decisions were made during fiscal 2010. Where applicable, executive compensation program changes for fiscal 2011 are also discussed.

Base Salary

We believe that a competitive base salary is the foundation to providing an attractive total compensation package for our executive officers. The Committee reviews and approves the base salaries for our executive officers, including the NEOs, as part of its annual compensation review and upon a change in an executive officer’s role. Typically, base salaries are initially set to reflect an executive officer’s position, responsibilities and experience. Subsequent adjustments are based largely on individual performance and other factors as determined by the Committee, including the position’s complexity, level of responsibility and importance in relation to our other executive officer positions. As previously described, Mr. Riccitiello, assisted by Ms. Toledano, annually performs an individual performance review for each executive officer, which is then provided to the Committee.

During the May 2009 compensation review cycle, the Committee decided not to increase the base salaries of our NEOs for fiscal 2010 and none of our NEOs received a base salary adjustment during fiscal 2010. This was consistent with the Company’s decision not to increase the base salaries of all employees as part of the May 2009 compensation review cycle.

As part of its May 2010 compensation review, the Committee decided to increase the base salaries of certain NEOs for fiscal 2011. These increases were consistent with the compensation-setting process described above and in line with our target position within the Peer Group.

Annual Cash Bonus

Our executive officers are eligible for annual cash bonuses that are linked to the achievement of the Company’s annual financial objectives and individual performance objectives and, for those executive officers with direct responsibility for the development or publishing of products, business unit performance. These bonus opportunities allow us to make a significant portion of each executive officer’s total cash compensation performance-based and “at risk,” consistent with our compensation philosophy. As with base salaries, the Committee seeks to target total cash compensation with reference to the third quartile of the survey data and Peer Group information in order to attract, motivate, reward, and retain highly-qualified executive officers, while also allowing flexibility to recognize executive officers with additional responsibilities or skills that are critical to the Company’s success.

During fiscal 2010, the Committee reviewed and approved target bonus opportunities (expressed as a percentage of base salary) for each executive officer, including the NEOs, with reference to the total cash compensation (base salary plus target bonus opportunity) in the third quartile of annual incentive compensation, as reflected in the survey data and Peer Group information.

Mr. Riccitiello’s target total cash compensation was found to be significantly below the desired third quartile of the Peer Group. Effective October 1, 2009, his target bonus opportunity was changed from 100% to 150% of his base salary and was prorated for fiscal 2010 in order to position his target total cash compensation more competitively with the Peer Group.

In August 2009, the target total cash compensation for the NEOs was reviewed relative to our philosophy and the target comparison of the third quartile of the survey data and Peer Group information. As a result, the target bonus opportunities for Mr. Gibeau and Mr. Moore were adjusted from 75% to 100% of base salary effective August 2009 and November 2009 respectively, and were prorated for fiscal 2010. Effective June 1, 2010, Mr. Brown’s target bonus opportunity was increased from 75% to 90% of base salary and Mr. Schappert’s target bonus opportunity from 75% to 100% of base salary. These increases in target bonus opportunity were intended to provide a more competitive pay opportunity for these executive officers relative to the Peer Group.

The annual cash bonus awards for our executive officers for fiscal 2010 were determined by evaluating actual Company and individual performance relative to certain performance measures under two separate annual incentive plans, the Executive Bonus Plan and the Electronic Arts Discretionary Bonus Plan (the “Discretionary Bonus Plan”).

Executive Bonus Plan

The Executive Bonus Plan is a cash bonus plan in which bonuses awarded to participating executive officers are intended to qualify as tax deductible “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code. For fiscal 2010, the Executive Bonus Plan required that the Company achieve at least 75% of a pre-established adjusted non-GAAP earnings per share target to fund a pool from which participating executive officers were eligible to receive a bonus payment. For fiscal 2010, the Company did not achieve adjusted non-GAAP earnings per share sufficient to meet the minimum funding requirement under the Executive Bonus Plan. As a result, no bonuses were funded or paid under the Executive Bonus Plan in fiscal 2010.

The Company uses certain adjusted non-GAAP financial measures when establishing performance-based bonus and equity award targets, such as non-GAAP earnings per share, non-GAAP net revenue, non-GAAP net income and non-GAAP profit before tax to exclude the following items (as applicable, in a given reporting period): amortization of intangibles, stock-based compensation, acquisition-related expenses, restructuring charges, income tax adjustments, changes in deferred net revenue, losses on investments, and goodwill impairment, among others. In addition, the Company makes further adjustment to the publicly disclosed non-GAAP financial measures to add back bonus expense.

Discretionary Bonus Plan

The Discretionary Bonus Plan is a discretionary bonus program in which both executive and non-executive employees were eligible to participate during fiscal 2010. When no bonuses are funded under the Executive Bonus Plan, such as in fiscal 2010, the Committee may decide to award discretionary bonus payments to executive officers under the terms of the Discretionary Bonus Plan. Cash bonus awards under the Discretionary Bonus Plan are not designed to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code.

The Discretionary Bonus Plan for fiscal 2010 consisted of two performance periods for which executive and non-executive employees could be awarded cash bonuses.

For the performance period covering the first quarter of fiscal 2010, the Company established a one-time bonus opportunity using a Company non-GAAP profit before tax objective as the performance measure. All regular status employees, including executive officers, of the Company (and its subsidiaries and affiliates) were eligible to participate in the program. The target performance level based on the non-GAAP profit before tax target was not achieved and no amounts were paid under the Discretionary Bonus Plan for the first quarter of fiscal 2010.

For the performance period covering the second through fourth quarters of fiscal 2010 (the “Q2-Q4 Plan”), bonus pools for eligible employees were generally determined from the results of Company and individual performance, and from business unit performance for employees with direct responsibility for the development or publishing of products. All employees, including our NEOs, had the opportunity to earn their full fiscal year target bonus opportunity under the Q2-Q4 Plan. Target bonuses for our NEOs were comprised of the following components: 50% Company performance and 50% individual performance for Mr. Riccitiello, Mr. Brown and Mr. Schappert; and 30% Company performance, 40% business unit performance and 30% individual performance for Mr. Gibeau and Mr. Moore.

The performance measures for funding the Company performance component of the Q2-Q4 Plan were the Company’s external guidance targets for non-GAAP earnings per share and non-GAAP net revenue for the second quarter of fiscal 2010 through the fourth quarter of fiscal 2010, with 50% of the Company performance component based on non-GAAP earnings per share and 50% based on non-GAAP net revenue. For fiscal 2010, the Committee approved overall funding of 78% of the total potential 100% target funding. The Company partially attained the non-GAAP net revenue target but the adjusted non-GAAP earnings per share target was not achieved. Funding was also attributable under the plan to attainment of business unit and individual goals. Additionally, the Committee recognized numerous significant strategic achievements that were not fully reflected in the Company’s fiscal 2010 financial performance including:

•	improvements in game quality, including 20 titles with a Metacritic rating of 80 or above, and innovation in the Company’s products;

•	the development of critically-acclaimed game franchises that added new intellectual property to our product portfolio;

•	the implementation of the Company’s cost reduction program and the resulting cost savings in the Company’s operating expenses;

•	significant developments in the Company’s online, direct-to-consumer and wireless businesses; and

•	extraordinary individual performance achievements in a difficult business environment.

Following from that overall funding, the Committee then determined the actual bonus payment of each NEO, considering their achievement of individual objectives for which bonus targets have been established, and their personal performance during fiscal 2010. Dr. Florin was not awarded a bonus for fiscal 2010.

The individual performance reviews for Messrs. Gibeau, Moore, Schappert and Brown were made by Mr. Riccitiello, assisted by Ms. Toledano, and their performance was evaluated against their individual performance objectives. The individual performance objectives for each NEO are described in more detail below and involved highly individualized goals that are set for the executive officer by Mr. Riccitiello and Ms. Toledano, including such strategic objectives as, business unit growth or profit related objectives, leadership and intellectual capital. Though certain of these individual performance objectives were financial in nature, there was no mathematical calibration of bonus payments to these financial objectives – rather, these objectives, like the others, were evaluated on a qualitative basis.

With respect to Mr. Gibeau, the Committee awarded a cash bonus of $423,000, which reflects 77.6% of his base salary. The factors that the Committee took into account in making this award included the delivery of high quality games such as Battlefield: Bad Company 2, on-time product shipment objectives, the significant increase in digital revenue as a percentage of the Games Label’s total revenue, and his successful implementation of cost reductions throughout the EA Games Label. Under Mr. Gibeau’s leadership, the EA Games Label had no major product shipment slips in fiscal 2010, successfully launched three new intellectual properties and the average Metacritic score for products released during fiscal 2010 rose three points over the prior year.

With respect to Mr. Moore, the Committee awarded a cash bonus of $401,000 which reflects 71.0% of his base salary. The factors that the Committee took into account in making this award included his achievements in leading the EA SPORTS Label, which had noteworthy financial gains over the prior year, including a significant increase in digital revenue, the launch of EA SPORTS Active as the most successful product released by EA for the Nintendo Wii, the even-more-successful launch of FIFA 10, which hit an all time segment share high in the soccer sector, and the repositioning of the EA SPORTS brand to reach new markets and audiences.

With respect to Mr. Schappert, the Committee awarded a cash bonus of $270,000, which is a pro-rated amount, given Mr. Schappert’s June 2009 hire date, and reflects 45% of his base salary. The factors that the Committee took into account in making this award included his successful leadership of our cost reduction program during fiscal 2010, the reorganization of our Global Publishing Organization and online divisions, and leadership of corporate development initiatives, including the acquisition of Playfish Ltd.

With respect to Mr. Brown, the Committee awarded a cash bonus of $315,000, which reflects 52.5% of his base salary. The factors that the Committee took into account in making this award included his strong strategic and operational leadership during fiscal 2010, including implementation of the cost reduction program, numerous financial and operational systems and other process improvements.

With respect to Mr. Riccitiello, the Board, based on the Committee’s recommendation, awarded a cash bonus of $746,667 which reflects 93.3% of his base salary. This payment was based on Mr. Riccitiello’s achievement of his individual performance objectives and his target bonus opportunity for fiscal 2010. Mr. Riccitiello’s fiscal 2010 individual performance objectives included overseeing the Company’s achievement of specified revenue, earnings per share and direct-to-consumer revenue targets, increasing the number of hit games within the top 30 chart position, gaining market share, establishing new intellectual property, increasing average game quality ratings, and recruiting and retaining top leadership talent. Our Nominating and Governance Committee, with the assistance of Ms. Toledano, set these performance objectives at the beginning of the fiscal year, and then assessed Mr. Riccitiello’s performance against these individual objectives at the end of the fiscal year. The Committee noted the Company’s achievements, under Mr. Riccitiello’s leadership, with respect to revenue in light of an overall packaged goods sector decline, market share growth, improved game quality and executive team development and retention. Though certain of Mr. Riccitiello’s individual performance objectives were quantitative and financial in nature, there was no direct mathematical calibration of Mr. Riccitiello’s bonus payment to these financial objectives. Rather, the Committee made a qualitative assessment of Mr. Riccitiello’s achievements for each of his objectives in order to arrive at his cash bonus recommendation.

In May 2010, the Committee approved amendments to our Discretionary Bonus Plan for fiscal 2011, such that bonuses awarded under the Discretionary Bonus Plan will be based on performance during the full fiscal year ending March 31, 2011, with actual bonus payouts for employees (other than our CEO) determined based 20% on the Company’s financial performance (based on non-GAAP revenue and non-GAAP earnings) measured against pre-determined performance targets for the fiscal year and 80% on individual contributions and the achievement of measurable business objectives, including, but not limited to, business unit financial and operational performance metrics, such as profit and revenue goals where applicable. This structure is intended to motivate employees by linking bonus awards directly to individual and team performance, while also giving the Company more flexibility to appropriately reward exceptional individual performances. Our CEO’s bonus will be determined based 65% on the Company’s financial performance, including non-GAAP Earnings Per Share, non-GAAP Net Revenue and non-GAAP digital revenue, and 35% on individual contributions and the achievement of measurable business objectives.

Equity Awards

An integral part of our compensation philosophy is to align the interests of our executive officers and our stockholders by tying a significant portion of their total direct compensation to stock-based compensation. We also believe that delivering a portion of their total direct compensation in the form of long-term equity awards helps encourage a forward-looking long-term view in an industry that is subject to lengthy business cycles and short-term volatility. Equity incentives such as restricted stock units also play an important role in our recruitment and retention strategies, given that the competition for creative, technical and leadership talent in our industry is intense.

Executive officers are eligible to receive equity awards when they first join the Company, in connection with a significant change in responsibilities, annually to provide incentives for continued performance, and occasionally, to achieve internal parity between different executive positions or to meet retention objectives. The target value granted to each executive officer is determined by the Committee, after considering a number of factors, including the executive officer’s position and level of responsibility, his or her performance, the value of equity awards for similar positions in the external market (as referenced by the 75th percentile in the survey data and Peer Group information), and internal equity values among similarly-situated executive officers.

For fiscal 2010, the Committee targeted equity awards to our executive officers as a mix of stock options and restricted stock units. In July 2009, the Committee adjusted the equity to be delivered from a mix of 70% stock options and 30% restricted stock units to a mix of 50% stock options and 50% restricted stock units. As a result of a comprehensive review of the Company’s compensation programs undertaken by the Committee in February 2010, the Committee determined that this equity mix was not achieving the intended objectives. Accordingly, in order to further strengthen retention goals and promote a focus on the long-term performance and success of the Company, the Committee decided to make equity awards to our executive officers, including our NEOs, solely in the form of restricted stock units. This is consistent with the equity awards made to eligible non-executive employees of the Company. The Committee believes that making equity grants in the form of restricted stock units continues to align executive officer ownership of the company with stockholder interests, while also providing important retention capability and market-competitive compensation.

Performance-Based Restricted Stock Units

In fiscal 2009, the Board, upon the recommendation of the Committee, granted performance-based restricted stock units (“Performance-Based RSUs”) to certain executive officers, including the NEOs, with the intention of strengthening the link between executive officer compensation and achievement of the Company’s long-term financial objectives. Upon hire in fiscal 2010, Mr. Schappert was eligible for a Performance-Based RSU on the same terms and conditions as the other NEOs and was granted an award of 125,000 shares. The Performance-Based RSUs vest in three equal amounts, with the vesting of each amount being contingent upon the Company’s achievement of one of three progressively higher adjusted non-GAAP net income targets (as measured on a trailing-four-quarter basis). At the time the Performance-Based RSUs were granted to our NEOs, we believed that achievement of the first adjusted non-GAAP net income target was probable. These targets range from approximately two to three times the Company’s non-GAAP net income for fiscal 2008. To the extent that the Company does not achieve one or more of the non-GAAP net income targets, the portion of the award that would have vested upon the achievement of the applicable target will be cancelled.

The Performance-Based RSUs were originally designed to vest, if at all, during a performance period of May 2008 through June 30, 2011. During the fourth quarter of fiscal 2009, Company management and the Committee re-evaluated the program in light of changing market conditions and the Company’s performance, and determined that the program had lost much of its value as a retention and motivational tool. The Committee made the decision to extend the performance period during which the Performance-Based RSUs may vest for an additional two years through June 30, 2013. Due to the extension of the performance period, the Performance-Based RSUs will not qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code.

CEO Equity Awards

During his tenure as CEO, Mr. Riccitiello’s equity awards prior to fiscal 2010 consisted of stock options to purchase 850,000 shares of common stock, with an exercise price of $49.90 granted in May 2007 in connection with his appointment as CEO, and 200,000 Performance-Based RSUs, which were granted in May 2008. However, there was no delivered value associated with these awards as of September 16, 2009. The following table shows the discrepancy between the value of Mr. Riccitiello’s equity awards for financial accounting and reporting purposes, as reported in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table (“Accounting Value”), and the actual value of these awards to Mr. Riccitiello, as of September 16, 2009 (“Delivered Value”).

Award	Award Date	Option Exercise Price	Closing Price Of EA Stock On September 16, 2009	Outstanding Awards As Of September 16, 2009	Vested Awards As Of September 16, 2009		Accounting Value(1)		Delivered Value(2)
Stock Options	May 2007	$49.90	$18.85	850,000	174,000		$16,002,578		$0
Performance-Based RSUs	May 2008	N/A	$18.85	200,000	0	(3)	$3,306,633	(4)	$0

(1)

Accounting Value is the aggregate grant-date fair value as determined under applicable accounting standards. Grant-date fair value for restricted stock units (“RSUs”) is determined based on the number of shares granted multiplied by the quoted market price of our common stock on the grant date. The valuation assumptions used to calculate the fair value of stock options are discussed in Note 13, “Stock-Based Compensation and Employee Benefit Plans”, of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2010.

(2)

Delivered Value of the stock options is the difference between the exercise price of the options vested as of September 16, 2009 and the closing price of our stock on September 16, 2009. Delivered Value of RSUs is the number of vested shares multiplied by the closing price of our stock on September 16, 2009.

(3)

The Performance-Based RSUs vest in three equal amounts, with the vesting of each amount being contingent upon the Company’s achievement of one of three progressively higher adjusted non-GAAP net income targets (as measured on a trailing-four-quarter basis). As of September 16, 2009, none of the Performance-Based RSUs had vested.

(4)

Represents the aggregate grant-date fair value of one-third of the Performance-Based RSUs granted in May 2008. At the time the Performance-Based RSUs were granted, we believed that the vesting of one-third of the award was probable based upon the achievement of the first non-GAAP net income target. Assuming the highest level of performance condition is probable, the maximum grant-date fair value for the Performance-Based RSUs would be $9,920,000.

In September 2009, the Committee considered an equity award for Mr. Riccitiello after consulting with Compensia, the Committee’s independent compensation consultant, regarding current market practices for CEO cash and equity compensation. In considering the award for Mr. Riccitiello, the Committee evaluated several factors including Mr. Riccitiello’s individual performance, current market practices for CEO compensation, the value of Mr. Riccitiello’s prior equity compensation awards, the relationship of Mr. Riccitiello’s compensation to the compensation of our other NEOs and Mr. Riccitiello’s exclusion from participation in the Exchange Program due to his NEO status. The Committee determined that (a) Mr. Riccitiello’s actual delivered compensation was significantly below the compensation of the chief executive officers in the Peer Group, and (b) Mr. Riccitiello’s total compensation was not in line with the Company’s overall compensation strategy and philosophy, particularly the goal of having a significant portion of an executive officer’s compensation be equity based, because his outstanding equity awards had no actual value. Consequently, Mr. Riccitiello’s total compensation package lacked any meaningful equity incentives.

As a result of this analysis, the Committee recommended and the Board approved an equity award to Mr. Riccitiello consisting of 139,000 stock options and 387,000 restricted stock units. The stock option award will vest as to 24% of the underlying shares on September 1, 2010 and an additional 2% of the shares on the first day of the next 38 months thereafter. The RSU award will vest ratably on an annual basis over a three-year period. This award was intended to provide a meaningful retention incentive to ensure Mr. Riccitiello’s continued performance and leadership while also recognizing his ongoing contributions to the Company in light of current economic and industry-specific challenges.

In connection with our annual performance review process at the start of fiscal 2011, the Board, based on the Committee’s recommendation, granted Mr. Riccitiello 200,000 restricted stock units in May 2010. The award will vest ratably on an annual basis over a three-year period. The Committee recommended this equity award to the Board after consulting with Compensia regarding current market practices for CEO compensation, and with the objectives of strengthening the equity component of Mr. Riccitiello’s total compensation package going forward and aligning Mr. Riccitiello’s award with the timing of NEO equity grant awards made at the start of fiscal 2011. As illustrated by the chart below, the actual value of Mr. Riccitiello’s equity awards to date is zero; however, the Committee believes that with the grants made in fiscal 2010 and fiscal 2011, and the future vesting opportunities available with those grants, the equity component of Mr. Riccitiello’s compensation is now more closely aligned with that of the chief executive officers in the Peer Group, and is now more consistent with our compensation philosophy by providing more meaningful forward-looking equity incentives. Based on our stock price as of May 18, 2010 – the date Mr. Riccitiello’s fiscal 2011 equity award was granted – the Accounting Value versus the Delivered Value of Mr. Riccitiello’s equity awards to date were:

Award	Award Date	Option Exercise Price	Closing Price Of EA Stock On May 18, 2010	Outstanding Awards As Of May 18, 2010	Vested Awards As Of May 18, 2010		Accounting Value(1)		Delivered Value(2)
Stock Options	May 2007	$49.90	$17.54	850,000	497,000		$16,002,578		$0
Performance-Based RSUs	May 2008	N/A	$17.54	200,000	0	(3)	$3,306,633	(4)	$0
Stock Option	September 2009	$18.85	$17.54	139,000	0		$1,002,287		$0
Time-Based RSUs	September 2009	N/A	$17.54	387,000	0		$7,294,950		$0
Time Based RSUs	May 2010	N/A	$17.54	200,000	0		$3,508,000		$0

(1)

Accounting Value is the aggregate grant-date fair value as determined under applicable accounting standards. Grant-date fair value for restricted stock units (“RSUs”) is determined based on the number of shares granted multiplied by the quoted market price of our common stock on the grant date. The valuation assumptions used to calculate the fair value of stock options are discussed in Note 13, “Stock-Based Compensation and Employee Benefit Plans”, of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2010.

(2)

Delivered Value of the stock options is the difference between the exercise price of the options vested as of May 18, 2010 and the closing price of our stock on May 18, 2010. Delivered Value of RSUs is the number of vested shares multiplied by the closing price of our stock on May 18, 2010.

(3)

The Performance-Based RSUs vest in three equal amounts, with the vesting of each amount being contingent upon the Company’s achievement of one of three progressively higher adjusted non-GAAP net income targets (as measured on a trailing-four-quarter basis). As of May 18, 2010, none of the Performance-Based RSUs had vested.

(4)

Represents the aggregate grant-date fair value of one-third of the Performance-Based RSUs granted in May 2008. At the time the Performance-Based RSUs were granted, we believed that the vesting of one third of the award was probable based upon the achievement of the first non-GAAP net income target. Assuming the highest level of performance condition is probable, the maximum grant-date fair value for the Performance-Based RSUs would be $9,920,000.

Other NEO Equity Awards

In connection with our annual performance review process at the start of fiscal 2010, certain executive officers (other than Mr. Riccitiello) were granted time-based restricted stock units in June 2009. These restricted stock units vest ratably on an annual basis over a three-year period. The size of these time-based restricted stock unit grants was determined in conjunction with the previously issued Performance-Based RSUs and intended to correspond to 30% of the total equity award value for fiscal 2010 that each executive officer would have received had we continued to grant stock options (instead of the Performance-Based RSUs). This combination of Performance-Based and time-based restricted stock units was intended to motivate our executive officers to help us achieve our long-term business objectives and to strengthen our retention of these individuals. These time-based restricted stock units are also provided based on established guidelines per position level. Messrs. Gibeau and Moore each were granted awards in the amount of 19,000 shares, Mr. Brown was awarded 15,225 shares and Dr. Florin was awarded 9,000 shares.

The Committee reviewed the equity holdings of certain of our key employees during fiscal 2010 to ensure that the equity component of their total compensation packages continues to provide a sufficiently strong incentive to remain with the Company and increase shareholder value. The Committee reviewed and approved additional equity grants to certain individuals, including certain of our NEOs. These equity awards were determined after taking into consideration a number of factors, including performance, an evaluation of the market value of their equity holdings, external equity compensation practices and internal equity compared to peers, the aggressive recruiting efforts of our competitors and the need to maintain stability and consistency among the executive management team. Awards were granted as 100% restricted stock units and vest ratably on an annual basis over a three-year period. In connection with this review, in August 2009 Mr. Gibeau and Mr. Moore each were awarded restricted stock unit grants in the amount of 120,000 shares and Mr. Brown was awarded 100,000 shares.

In connection with our annual performance review process at the start of fiscal 2011, certain executive officers were granted time-based restricted stock units in May 2010. These restricted stock units vest ratably on an annual basis over a three-year period. The Committee approved these equity awards in February 2010, for issuance in May 2010, based on established guidelines per position level, and the desire to provide equity holdings to key business leaders that would be comparable to the total target direct compensation levels of the third quartile of the Peer Group. Messrs. Gibeau, Moore, and Schappert each were awarded grants in the amount of 130,000 shares and Mr. Brown was awarded 100,000 shares for fiscal 2011.

Exchange Program

Our fiscal 2009 NEOs, including Messrs. Riccitiello, Brown, Gibeau and Moore were not eligible to participate in the Exchange Program. Other executive officers, including Dr. Florin, were eligible to participate. As part of the Exchange Program, Dr. Florin tendered “underwater” stock options to purchase an aggregate of 600,973 shares of common stock. In exchange, in accordance with the terms of the Exchange Program, Dr. Florin received an aggregate of 179,376 restricted stock units to acquire shares of common stock on the grant date (November 19, 2009) under our Equity Plan, and in accordance with SEC rules, $1,990,117 of fair value (determined under applicable accounting rules) associated with these restricted stock units was included in Dr. Florin’s total compensation for fiscal 2010. Under the terms of Dr. Florin’s termination agreement with the Company, described in more detail under “Executive Changes” below, Dr. Florin will vest in 154,441 of the 179,376 restricted stock units that he received in connection with the Exchange Program. These restricted stock units would not have vested had he terminated employment on November 19, 2009, the effective date of his termination agreement. Accordingly, in accordance with SEC rules, an additional $2,691,907 of fair value

(determined under applicable accounting rules) associated with the continued vesting of these restricted stock units was included in Dr. Florin’s total compensation for fiscal 2010. As a result of the accounting and SEC rules regarding the reporting of those restricted stock units and other compensation he will receive resulting from the termination agreement, Dr. Florin was one of our NEOs for fiscal 2010.

Equity Awards Grant Practices

Equity awards granted to executive officers were approved by the Committee in advance of the grant date and were made on the 16th of the month in which they were granted (or on the next NASDAQ trading day thereafter if the 16th of the month fell on a Saturday, Sunday, or holiday), with the exception of the equity award granted to Mr. Riccitiello on May 18, 2010, which was approved by the Board. The Committee has delegated limited authority for determining and approving equity grants for senior executives (other than executive officers), vice presidents and other non-executive employees, with pre-defined size limits and vesting schedules, to a committee consisting of Mr. Riccitiello and Ms. Toledano, which we refer to as the “Management Committee”. The Management Committee reports on its activities to the Committee on at least an annual basis.

Compensation Recovery

In July 2009, the Committee adopted a “clawback” provision to be included in all equity award agreements on a prospective basis. If an employee engages in fraud or other misconduct that contributes to an obligation to restate the Company’s financial statements, this provision allows the Committee to terminate the equity award and recapture any equity award proceeds received by the employee within the twelve-month period following the public issuance or filing of the financial statements required to be restated.

Benefits and Retirement Plans

We provide a comprehensive benefits package to all of our regular, full-time employees, including the NEOs, which includes medical, dental, prescription drug, vision care, disability insurance, life insurance, accidental death and dismemberment (AD&D) insurance, a flexible spending plan, business travel accident insurance, a tax-qualified Section 401(k) savings plan (or in the case of Dr. Florin, a defined contribution plan for which all of the Company’s Swiss employees are eligible), an educational reimbursement program, an adoption assistance program, an employee assistance program, an employee stock purchase plan, certain paid holidays and personal time off, including vacation, sick, or personal days off.

We do not offer a retirement plan to our executive officers, including the NEOs, other than through participation in the tax-qualified Section 401(k) savings plan we offer to all eligible employees or a comparable savings plan in locations outside of the United States. All participants in the Section 401(k) savings plan are eligible to receive a matching Company contribution of up to 6% of their base salary, depending upon the Company’s financial performance for the fiscal year. The matching Company contributions to our NEOs for fiscal 2010 are reported in the “All Other Compensation” column of the “Summary Compensation Table” set forth below.

We maintain a nonqualified deferred compensation plan (the “DCP”) that allows certain employees, including the NEOs, and our directors to defer receipt of their base salary or director fees, as the case may be, into cash accounts that mirror the gains and/or losses of a variety of different investment funds. These investment funds correspond to the funds that we offer to participants in the tax-qualified Section 401(k) savings plan. Eligible employee-participants may defer receipt of up to 75% of their base salary until a date or dates they specify. None of the NEOs made salary deferrals under the DCP during fiscal 2010. During fiscal 2010, Mr. Schappert received a distribution from his DCP account for base salary and bonus deferrals made during calendar years 2002 through 2007, when he was not an NEO of the Company, as reported in the Nonqualified Deferred Compensation Table set forth below.

Perquisites and Other Personal Benefits

Historically, we believe we have taken a conservative approach with respect to providing perquisites and other personal benefits to our executive officers, including the NEOs. While our executive officers generally receive the same benefits that are available to our other regular, full-time employees, they also receive certain other benefits, including access to a company-paid physical examination program, company-paid life insurance,

AD&D insurance, and long-term disability insurance with greater maximum benefit levels, and paid parking at locations where free parking is not available. We consider these benefits to be standard components of a competitive executive officer compensation package. In the case of the life insurance, AD&D insurance, and long-term disability insurance, our primary objective is to provide the same level of coverage as is available to all other regular, full-time employees but that is above our general policy due to covered earnings caps. Company-reimbursed air and ground transportation is restricted to business travel.

Relocation Assistance

We provide certain benefits to our employees, including our executive officers, in connection with domestic relocations, including home sale and purchase assistance, household goods and car shipment, travel, temporary housing, car rental, storage, miscellaneous relocation allowance, house-hunting trips, and tax protection to offset costs incurred by our executive officers as a result of these relocations. In fiscal 2010, Messrs. Brown, Schappert and Dr. Florin received certain of these relocation-related benefits, which have been reported in the “All Other Compensation” column of the “Summary Compensation Table” set forth below.

Executive Changes

In November 2009, our Swiss subsidiary entered into a termination agreement (the “Termination Agreement”) with Dr. Florin to amend the terms of his Contract of Employment dated September 26, 2006. Pursuant to the Termination Agreement, Dr. Florin’s employment agreement will end on December 31, 2010 (the “termination date”). Until the termination date, Dr. Florin will remain an employee of the company. From November 2009 until March 31, 2010, Dr. Florin continued to receive his then-current base salary and other benefits available to executive officers in similar positions. Beginning April 1, 2010 and ending on the termination date, Dr. Florin’s compensation was modified to be a monthly salary of approximately $15,000 plus relevant health and pension insurance contributions and continued vesting of his restricted stock unit and stock option awards until the termination date. In exchange, Dr. Florin relinquished his right to any additional compensation, released any claims he may have had against the Company and agreed not to work for a competitor of the company for a period of 12 months from the termination date.

Post-Employment Arrangements

Change of Control Plan

From time to time, we may recruit executive officers from other companies where they have job security, tenure and career opportunities. In accepting a position with us, an executive officer is often giving up his or her current job stability for the challenges and potential risks of a new position. Through the Electronic Arts Inc. Key Employee Continuity Plan (the “CoC Plan”), we seek to mitigate the harm that the executive officer would suffer if he or she were terminated by the Company for reasons beyond his or her control in conjunction with a change of control of the Company. This type of severance benefit also allows existing executive officers to focus on the Company’s business without being unduly distracted by concerns about their job security in the event of a change of control. Finally, we expect that this benefit will act as an additional incentive for executive officers to comply with their post-termination covenants, such as the non-solicitation requirement described below, and confidentiality obligations.

The CoC Plan is a “double-trigger” change of control plan. Pursuant to the CoC Plan, executive officers, including the NEOs, may receive certain benefits if their employment is terminated either without “cause” (as defined in the CoC Plan) or if they resign for “good reason” (as defined in the CoC Plan) during the 12-month period following a change of control of the company or if their employment is terminated “without cause” during the two-month period preceding a change of control of the company. Eligible employees include all employees at the level of vice president and above.

The CoC Plan benefits include:

•	a cash severance payment based on a multiple of base salary and target bonus or annual incentive opportunity;

•	continued health benefits for a period ranging from six to 18 months, depending on the executive officer’s position with the Company; and

•

full and immediate vesting of all outstanding and unvested equity awards (other than certain portions of performance-based awards, which may be subject to acceleration depending on the specific terms of such awards, as described below).

The cash severance payment that Mr. Riccitiello, company-level presidents (including the presidents of our labels and our president of publishing), and executive vice presidents (including Mr. Brown, our Chief Financial Officer) are entitled to receive upon a qualifying termination of employment under the CoC Plan is equal to 150% of the sum of that executive officer’s annual base salary and target annual bonus or incentive opportunity. We believe that this level of severance benefits will assist us in recruiting talented individuals to join and remain a part of our management team.

Upon a change of control of the Company, an executive officer may be subject to certain excise taxes imposed under Section 280G of the Internal Revenue Code (“Section 280G”). The CoC Plan does not provide for any additional payments (for example, tax gross-ups or reimbursements) in the event that the benefits under the CoC Plan and other arrangements offered by the Company or its affiliates cause an executive officer to owe an excise tax under Section 280G. However, the CoC Plan provides that, if an executive officer would receive a greater net after-tax benefit by having CoC Plan benefits reduced to an amount that would avoid the imposition of the Section 280G excise tax, his or her cash severance payment will be reduced accordingly.

As a condition to each executive officer’s right to receive the benefits provided under the CoC Plan, the executive officer is required to execute a waiver of claims against the Company and will be bound by the terms of a non-solicitation agreement prohibiting the executive officer, for a one-year period following his or her termination of employment, from soliciting our employees to leave the Company.

Performance-Based RSUs — Treatment Upon Change of Control

In the event of a change of control of the Company (as defined in the Performance-Based RSU award agreement), the Performance-Based RSUs discussed above will be automatically converted into time-based restricted stock units, which will vest on June 30, 2013 subject to two exceptions. If the recipient’s employment is terminated without “cause” by the Company or for “good reason” by the recipient (as such terms are defined in the Performance-Based RSU award agreement), within one year of the change of control event, his or her Performance-Based RSUs will vest upon the termination date of the recipient’s employment and if, during the two months immediately preceding a change of control, the recipient’s employment is terminated by the Company without “cause”, and such termination is made in connection with the change of control, as determined by the Committee in its sole discretion, then his or her Performance-Based RSUs will vest on the date of the change of control event. The Committee believes that these terms will allow the recipients of the Performance-Based RSUs to focus on the Company’s business, rather than the potential treatment of their awards, and keep their interests aligned with the Company’s in the event of a potential change of control.

Severance Plan

We maintain an ERISA-governed severance plan (the “Severance Plan”) that applies to (a) all of our U.S.-based employees whose jobs are terminated due to a reduction in force and (b) any other employee we select to participate in the plan upon his or her termination of employment. Under the Severance Plan, eligible employees may receive a cash severance payment equal to two weeks of pay, with any additional payments to be determined solely at our discretion. In addition, under the Severance Plan, we will pay the premiums for continued health benefits, if such benefits are continued pursuant to COBRA, for a time period equal to the number of weeks of cash severance paid.

Any severance arrangements with our executive officers, including the NEOs, whether paid pursuant to the Severance Plan or otherwise, require the prior approval of the Committee. In the event of a change of control of the Company, the cash severance payment payable under the Severance Plan may be reduced, in whole or in part, by any amount paid under the CoC Plan.

Treatment of Stock Options Upon Retirement

We maintain a special retirement provision in connection with the exercise of outstanding vested stock options following a qualifying termination of employment. All stock option grants made after April 2004 to employees, including the NEOs, contain this provision. Under the standard provisions of our employee stock option plans, an optionee generally has three months following his or her termination of employment to exercise his or her stock options that had vested as of his or her termination date. After three months, these options expire. For an optionee whose length of service to the Company plus age equals 60 or above, and whose length of service is at least 10 years, this special retirement provision extends this post-termination exercise period up to 60 months following termination of employment (but in no event beyond the original term of the stock option).

Stock Ownership Requirements

We maintain stock ownership requirements for all of our executive officers who are subject to Section 16 of the Securities Exchange Act of 1934. These requirements are based on multiples of the executive officer’s base salary, and range from one to six times an individual’s annual base salary depending on his or her level within the Company. In some cases, these requirements are phased in on the basis of the executive officer’s tenure.

The Committee monitors these stock ownership requirements and believes that they further align the interests of our executive officers with those of our stockholders. As of March 31, 2010, each of our executive officers, including the NEOs, had either met his or her then-applicable ownership requirement or had not yet reached the date on which he or she is required to meet his or her ownership requirement.

Stock Trading Policy

We have adopted a policy designed to promote compliance by all of our employees with both federal and state insider trading laws. Under this policy, certain employees (including all of our executive officers) who regularly have access to material, non-public information about the Company are prohibited from buying or selling shares of the Company’s common stock during periods when the Company’s trading window is closed (unless such transactions are made pursuant to a pre-approved Exchange Act Rule 10b5-1 trading plan). When the trading window is open, these employees (including all of our executive officers) are prohibited from buying or selling shares of the Company’s common stock while in possession of material, non-public information about the Company and must request a trading clearance from our General Counsel prior to engaging in a trading transaction (unless such transaction is made pursuant to a pre-approved Exchange Act Rule 10b5-1 trading plan).

In addition, we believe it is improper and inappropriate for any of our employees to engage in any transaction designed to result in a benefit from a decline in the trading price of the Company’s common stock. As such, our directors, executive officers, and other employees may not engage in short sales of shares of the Company’s common stock under any circumstances, including trading in puts and calls that increase in value from a decline in the trading price of our stock.

Tax and Accounting Policies

Section 162(m)

Section 162(m) of the Internal Revenue Code limits a public company’s ability to take a federal income tax deduction for the remuneration of its chief executive officer and named executive officers other than its chief financial officer (the “covered employees”) in excess of $1 million, except for certain compensation which qualifies as “performance-based compensation”. Under this exception, certain types of performance-based compensation in excess of $1 million are deductible if certain conditions are satisfied and the plan or arrangement is approved by stockholders. The Executive Bonus Plan is designed to qualify for this exception; however, no bonuses were funded and paid under the Executive Bonus Plan in fiscal 2010. Cash bonuses paid under the Discretionary Bonus Plan in fiscal 2010 do not qualify as “performance-based compensation” within the meaning of Section 162(m).

The Committee has structured our use of stock options in a manner intended to ensure deductibility of the amounts realized upon an option exercise. While the Committee has the ability to grant performance-based restricted stock units that qualify for the “performance-based compensation” exception to Section 162(m), the Performance-Based RSUs do not qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, due to the subsequent extension to the terms of these awards to extend the performance period by an additional two years. The Committee also reviews the terms of those non-equity arrangements most likely to be subject to the $1 million limitation of Section 162(m).

In fiscal 2010, the compensation paid to Messrs. Riccitiello, Schappert, Moore, and Gibeau exceeded the Section 162(m) deductibility threshold by approximately $200,000, $1,920,000, $615,000, and $415,000, respectively. Mr. Schappert’s compensation for purposes of Section 162(m) included his signing bonus, relocation-related benefits, and deferred compensation payments. Dr. Florin was considered a covered employee during fiscal 2010; however, his compensation was not deductible in our U.S. Corporation Income Tax Return because he was employed outside of the United States and paid by a foreign subsidiary.

While the Committee will continue to consider deductibility under Section 162(m) with respect to future compensation arrangements with our executive officers, deductibility will not be the only, or necessarily the primary, factor in determining appropriate levels or modes of compensation. Since corporate objectives may not always be consistent with the requirements for full deductibility, it is possible that we may, if consistent with our compensation philosophy, enter into compensation arrangements in the future under which payments are not fully deductible under Section 162(m).

Accounting for Stock-Based Compensation

We account for stock-based compensation awards in accordance with the applicable accounting standard related to stock-based compensation. The comparable compensation expense of restricted stock units and stock options under this standard has removed a financial reporting disincentive to use restricted stock units that existed before we began expensing stock options under this standard. As such, we use restricted stock units for all employee groups, including our executive officers.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following Compensation Committee Report on Executive Compensation shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that EA specifically incorporates it by reference into a filing.

The Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on its review and discussions with management, the Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMMITTEE MEMBERS

Geraldine B. Laybourne (Chair)

Leonard S. Coleman

Linda J. Srere

FISCAL 2010 SUMMARY COMPENSATION TABLE

The following table shows information concerning the compensation earned during fiscal 2010 by our Chief Executive Officer, our Chief Financial Officer and our next four most highly compensated executive officers, including one former executive officer. For purposes of the compensation tables that follow, we refer to these individuals collectively as the “Named Executive Officers” or “NEOs”.

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
JOHN S. RICCITIELLO	2010	800,000		$—		7,294,950		1,002,287		746,667	1,308	9,845,212
Chief Executive Officer	2009	793,749		—		3,306,633	(2)(6)	—		400,000	1,308	4,501,690
	2008	750,000		—		—		16,002,578		625,350	3,958	17,381,886

ERIC F. BROWN	2010	600,000		—		2,201,680		—		315,000	4,005	3,120,685
Executive Vice President and Chief Financial Officer	2009	577,731		100,000		5,986,583	(2)(7)	4,863,045		200,000	481,459	12,208,818

JOHN C. SCHAPPERT	2010	424,615	(8)	1,000,000	(9)	2,502,500	(2)(10)	4,106,950		270,000	1,978,556	10,282,621
Chief Operating Officer

PETER MOORE	2010	565,000		—		2,657,200		—		401,000	10,919	3,634,119
President, EA SPORTS	2009	564,624		—		2,654,884	(2)(11)	782,900		200,000	493,611	4,696,019
	2008	317,308	(8)	1,500,000		2,686,500		6,269,550		330,000	191,383	11,294,741

FRANK D. GIBEAU	2010	545,000		—		2,657,200		—		423,000	10,919	3,636,119
President, EA Games	2009	538,917		—		2,654,884	(2)(12)	1,252,640		200,000	8,208	4,654,649
	2008	484,395		—		1,264,550		2,280,186		299,542	9,885	4,338,558

GERHARD FLORIN(13)	2010	713,764		—		4,869,224	(14)	117,825	(15)	—	388,806	6,089,619
Executive Vice President,	2009	656,516		—		2,123,917	(2)(16)	626,320		137,042	483,251	4,027,046
Western World Publishing	2008	752,599		—		1,264,550		586,156		349,358	501,061	3,453,724

(1)

Represents the aggregate grant-date fair value of restricted stock units (“RSUs”) and Performance-Based RSUs granted in those years. As required by SEC rules effective for fiscal 2010, the amounts shown for 2008 and 2009 represent the aggregate fair values of the awards as of their grant date and, therefore, differ from the amounts reported in prior proxy statements. Grant-date fair value is determined for financial statement reporting purposes and the amounts shown do not reflect the actual value that will be realized by the recipient. For RSUs, grant-date fair value is calculated using the closing price of our common stock on the grant date. Refer to footnote 2 below for a discussion of the fair value calculation for Performance-Based RSUs. For additional information regarding the valuation methodology for RSUs, see Note 13, “Stock-Based Compensation and Employee Benefit Plans”, of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2010. For additional information regarding the specific terms of RSUs granted to NEOs in fiscal 2010, see the “Fiscal 2010 Grants of Plan-Based Awards Table” below.

(2)

Includes the aggregate grant-date fair value of Performance-Based RSUs granted in those years. For Performance-Based RSUs, the grant-date fair value is the target payout on the grant date based on the probable outcome of the performance condition. For the threshold, target and maximum payout amounts for awards granted in fiscal 2010, see the “Fiscal 2010 Grants of Plan-Based Awards Table” below. For additional information regarding the terms of Performance-Based RSUs granted to NEOs, see “Equity Awards” in the Compensation Discussion and Analysis above. For additional information on the valuation methodology for Performance-Based RSUs, see Note 13, “Stock-Based Compensation and Employee Benefit Plans”, of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2010.

(3)

Represents the grant-date fair value of stock options granted in those years. As required by SEC rules effective for fiscal 2010, the amounts shown for 2008 and 2009 represent the aggregate fair values of the awards as of their grant date and, therefore, differ from the amounts reported in prior proxy statements. For additional information on the valuation methodology and assumptions used to calculate the fair value of stock options, see Note 13, “Stock-Based Compensation and Employee Benefit Plans”, of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2010.

(4)

Represents amounts awarded under EA’s Discretionary Bonus Plan. For additional information about the bonuses paid to our NEOs in fiscal 2010, see “Discretionary Bonus Plan” in the Compensation Discussion and Analysis above.

All Other Compensation Table

(5)

Name	Fiscal Year	Basic Group Term Life and Disability Premiums and Executive Physical Fees ($)	Company- matching 401(k) Contributions ($)(A)		Relocation- Related Costs ($)		Tax Gross-up Related to Relocation Costs ($)		Other ($)		Total ($)
JOHN S. RICCITIELLO	2010	1,308	—		—		—		—		1,308
	2009	1,308	—		—		—		—		1,308
	2008	3,958	—		—		—		—		3,958

ERIC F. BROWN	2010	3,645	—		—		360	(B)	—		4,005
	2009	1,199	—		420,459	(C)	59,801		—		481,459

JOHN C. SCHAPPERT	2010	872	1,038		1,240,436	(D)	736,210	(E)	—		1,978,556

PETER MOORE	2010	3,569	7,350		—		—		—		10,919
	2009	4,114	6,900		287,941	(F)	194,656		—		493,611
	2008	3,766	1,310		139,390	(G)	46,917		—		191,383

FRANK D. GIBEAU	2010	3,569	7,350		—		—		—		10,919
	2009	1,308	6,900		—		—		—		8,208
	2008	3,135	6,750		—		—		—		9,885

GERHARD FLORIN	2010	—	134,247	(H)	118,067	(I)	98,144		38,348	(J)	388,806
	2009	—	120,737	(H)	189,997		136,502		36,015	(J)	483,251
	2008	—	135,556	(H)	234,398		101,667		29,440	(J)	501,061

(A)

Except for Dr. Florin, amounts shown reflect company-matching 401(k) contributions for fiscal 2008, 2009 and 2010 that were each paid during the subsequent fiscal year. Refer to footnote (H) below for a description of contributions made for Dr. Florin. The contributions previously reported for Messrs. Moore and Gibeau for fiscal 2008 and 2009 were matching contributions for fiscal 2007 and 2008. These amounts now reflect the contributions made for fiscal 2008 and 2009 and differ by immaterial amounts from those previously reported.

(B)	Includes tax gross-up related to relocation costs incurred in fiscal 2009.

(C)

Relocation-related costs for Mr. Brown in fiscal 2009 include costs of a house-hunting trip, temporary housing, home sale costs, home purchase costs, storage, shipping of household goods and a miscellaneous relocation allowance for fiscal 2009.

(D)

Relocation-related compensation was provided to Mr. Schappert in fiscal 2010 as an incentive for him to join the Company and to reimburse him for the costs resulting from that decision, including costs for a house-hunting trip, temporary housing, home sale costs, home purchase costs, shipping of household goods and a miscellaneous relocation allowance. These costs include payments related to the loss in value resulting from the sale of his home, measured as the difference between the original purchase price of the home and the fair market value, assessed using independent appraisals, immediately prior to marketing the home for sale.

(E)	Includes tax gross-up related to the loss on the sale of Mr. Schappert’s former home of $649,287.

(F)

Relocation-related costs for Mr. Moore in fiscal 2009 include costs of a house-hunting trip, temporary housing, home sale costs, home purchase costs, storage, shipping of household goods and a miscellaneous relocation allowance.

(G)	Relocation-related costs for Mr. Moore in fiscal 2008 include costs of a house-hunting trip, temporary housing, home sale costs, storage and shipping of household goods.

(H)

Amounts shown reflect company contributions to a defined contribution pension plan for which all employees in Switzerland are eligible. Life and long-term disability coverage are also included in the pension plan.

(I)

Relocation-related costs for Dr. Florin in fiscal 2010 reflect international reassignment expenses including housing allowances, tax preparation assistance costs, language training and dependent education costs.

(J)

Other costs for Dr. Florin include an automobile and fuel allowance for which all senior employees and members of management residing in Switzerland are generally eligible, a child allowance paid to all employees in Switzerland by the state directly to the employee, company-paid medical, accident and life insurance premiums and related benefits.

(6)

Represents the aggregate grant-date fair value of the target payout of Performance-Based RSUs granted to Mr. Riccitiello in fiscal 2009 of $3,306,633, based on the probable outcome of the performance condition. At the time the Performance-Based RSUs were granted, we believed that the threshold target (one-third of the maximum award of 200,000 RSUs) was probable with vesting based upon the achievement of the first non-GAAP net income target. Assuming the highest level of performance condition is achieved, the maximum grant-date fair value for the Performance-Based RSUs would be $9,920,000.

(7)

Represents the aggregate grant-date fair value of 83,300 time-based RSUs granted to Mr. Brown during fiscal 2009 of $4,333,266; and the aggregate grant-date fair value of the target payout of the Performance-Based RSUs granted to Mr. Brown in fiscal 2009 of $1,653,317, based on the probable outcome of the performance condition. At the time the Performance-Based RSUs were granted, we believed that the threshold target (one-third of the maximum award of 100,000 RSUs) was probable with vesting based upon the achievement of the first non-GAAP net income target. Assuming the highest level of performance condition is achieved, the maximum grant-date fair value for the Performance-Based RSUs would be $4,960,000.

(8)	Represents base salary for partial year employment during year of hire.

(9)	Represents a sign-on bonus provided to Mr. Schappert to offset for foregone cash bonus and equity awards that he was eligible to receive from his prior employer.

(10)

Represents the aggregate grant-date fair value of 75,000 time-based RSUs granted to Mr. Schappert during fiscal 2010 of $1,608,750; and the aggregate grant-date fair value of the target payout of the Performance-Based RSUs granted to Mr. Schappert in fiscal 2010 of $893,750, based on the probable outcome of the performance condition. At the time the Performance-Based RSUs were granted, we believed that the threshold target (one-third of the maximum award of 125,000 RSUs) was probable with vesting based upon the achievement of the first non-GAAP net income target. Assuming the highest level of performance condition is achieved, the maximum grant-date fair value for the Performance-Based RSUs would be $2,681,250.

(11)

Represents the aggregate grant-date fair value of the 12,500 time-based RSUs granted to Mr. Moore in fiscal 2009 of $588,250; and the aggregate grant-date fair value of the target payout of the Performance-Based RSUs granted to Mr. Moore in fiscal 2009 of $2,066,634, based on the probable outcome of the performance condition. At the time the Performance-Based RSUs were granted, we believed that the threshold target (one-third of the maximum award of 125,000 RSUs) was probable with vesting based upon the achievement of the first non-GAAP net income target. Assuming the highest level of performance condition is achieved, the maximum grant-date fair value for the Performance-Based RSUs would be $6,200,000.

(12)

Represents the aggregate grant-date fair value of the 12,500 time-based RSUs granted to Mr. Gibeau in fiscal 2009 of $588,250; and the aggregate grant-date fair value of the target payout of the Performance-Based RSUs granted to Mr. Gibeau in fiscal 2009 of $2,066,634, based on the probable outcome of the performance condition. At the time the Performance-Based RSUs were granted, we believed that the threshold target (one-third of the maximum award of 125,000 RSUs) was probable with vesting based upon the achievement of the first non-GAAP net income target. Assuming the highest level of performance condition is achieved, the maximum grant-date fair value for the Performance-Based RSUs would be $6,200,000.

(13)

As of February 2, 2010, Dr. Florin ceased to be an executive officer of EA. His title remains Executive Vice President, Western World Publishing. Dr. Florin was on payroll in Geneva, Switzerland for the years reported and was paid in Swiss francs. The cash amounts reflected in the Summary Compensation Table above (other than equity awards and Dr. Florin’s fiscal 2008 bonus) were converted into U.S. dollars based on the exchange rate as of the end of each fiscal year.

(14)

Represents the aggregate grant-date fair value of 9,000 time-based RSUs granted to Dr. Florin in fiscal 2010 of $187,200, plus the incremental fair value of the RSUs granted to Dr. Florin in the Exchange Program of $1,990,117, plus the fair value of the continued vesting associated with the RSUs granted to Dr. Florin in the Exchange Program pursuant to the terms of his Termination Agreement, effective as of November 19, 2009, of $2,691,907. For additional information about Dr. Florin’s stock awards, see “Exchange Program” and “Executive Changes” in the Compensation Discussion and Analysis above. For additional information regarding the valuation methodology for RSUs, see Note 13, “Stock-Based Compensation and Employee Benefit Plans”, of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2010.

(15)

Represents the fair value of the continued vesting associated with Dr. Florin’s stock options pursuant to the Termination Agreement, effective as of November 19, 2009. For additional information about the modified vesting terms of Dr. Florin’s option awards, see “Executive Changes” in the Compensation Discussion and Analysis above.

(16)

Represents the aggregate grant-date fair value of 10,000 time-based RSUs granted to Dr. Florin in fiscal 2009 of $470,600; and the aggregate grant-date fair value of the target payout of the Performance-Based RSUs granted to Dr. Florin in fiscal 2009 of $1,653,317, based on the probable outcome of the performance condition. At the time the Performance-Based RSUs were granted, we believed that the threshold target (one-third of the maximum award of 100,000 RSUs) was probable with vesting based upon the achievement of the first non-GAAP net income target. Assuming the highest level of performance condition is achieved, the maximum grant-date fair value for the Performance-Based RSUs would be $4,960,000.

FISCAL 2010 GRANTS OF PLAN-BASED AWARDS TABLE

The following table shows information regarding non-equity incentive and equity plan-based awards granted to the Named Executive Officers during fiscal 2010.

Name	Grant Date(1)	Approval Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)		All Other Option Awards: Number of Securities Underlying Options (#)(5)		Exercise or Base Price of Option Awards ($/Sh)(6)	Grant Date Fair Value of Stock and Option Awards ($)(7)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John S. Riccitiello	—	—	—	1,200,000	2,400,000	—	—	—	—		—		—	—
	9/16/2009	9/9/2009	—	—	—	—	—	—	387,000	(8)	—		—	7,294,950
	9/16/2009	9/9/2009	—	—	—	—	—	—	—		139,000	(9)	18.85	1,002,287
Eric F. Brown	—	—	—	450,000	1,800,000	—	—	—	—		—		—	—
	6/16/2009	5/6/2009	—	—	—	—	—	—	15,225	(8)	—		—	316,680
	9/16/2009	8/26/2009	—	—	—	—	—	—	100,000	(8)	—		—	1,885,000
John C. Schappert	—	—	—	450,000	1,800,000	—	—	—	—		—		—	—
	7/16/2009	6/9/2009	—	—	—	41,667	41,667	125,000	—		—		—	893,750
	7/16/2009	6/9/2009	—	—	—		—	—	75,000	(10)	—		—	1,608,750
	7/16/2009	6/9/2009	—	—	—	—	—	—	—		500,000	(9)	21.45	4,106,950
Frank D. Gibeau	—	—	—	545,000	1,635,000	—	—	—	—		—		—	—
	6/16/2009	5/6/2009	—	—	—	—	—	—	19,000	(8)	—		—	395,200
	9/16/2009	8/26/2009	—	—	—	—	—	—	120,000	(8)	—		—	2,262,000
Peter Moore	—	—	—	565,000	1,695,000	—	—	—	—		—		—	—
	6/16/2009	5/6/2009	—	—	—	—	—	—	19,000	(8)	—		—	395,200
	9/16/2009	8/26/2009	—	—	—	—	—	—	120,000	(8)	—		—	2,262,000
Gerhard Florin	6/16/2009	5/6/2009	—	—	—	—	—	—	9,000	(8)	—		—	187,200
	11/19/2009	7/29/2009	—	—	—	—	—	—	129,505	(11)	—		—	1,428,246	(12)
	11/19/2009	7/29/2009	—	—	—	—	—	—	49,871	(13)	—		—	561,871	(12)
	11/19/2009	7/29/2009	—	—	—	—	—	—	154,441	(14)	—		—	2,691,907	(15)
	11/19/2009	11/19/2009	—	—	—	—	—	—	—		25,000	(16)	16.06	117,825	(17)

(1)

Each grant was approved on the approval date indicated above by our Compensation Committee for grant on the specific grant date indicated above. For more information regarding our grant date policy, see “Equity Awards Grant Practices” in the Compensation Discussion and Analysis above.

(2)

The amounts shown represent the target and maximum amount of potential cash bonus plan awards provided for under the Electronic Arts Executive Bonus Plan. During fiscal 2010 the Compensation Committee increased the target bonus opportunity for Messrs. Riccitiello, Gibeau and Moore, as described above under “Annual Cash Bonus” in the Compensation Discussion and Analysis. Amounts shown represent each NEO’s target bonus opportunity as of the end of fiscal 2010. The target amounts are pre-established as a percentage of salary and the maximum amounts represent the greatest payout, which could have been made if the pre-established performance level was met or exceeded. For fiscal 2010, EA did not achieve the minimum funding requirement under the Executive Bonus Plan and the discretionary bonus payments were made to the NEOs pursuant to the Discretionary Bonus Plan. Actual 2010 payouts to the NEOs under the Discretionary Bonus Plan are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above. For more information regarding the bonuses paid to our NEOs in fiscal 2010, see “Annual Cash Bonus” in the Compensation Discussion and Analysis above.

(3)

The amounts shown reflect the threshold, target and maximum number of Performance-Based RSUs granted under our 2000 Equity Incentive Plan. The threshold and target amounts are one-third of the maximum amount. The award vests in three equal amounts contingent upon EA’s achievement of one of three progressively higher adjusted non-GAAP net income targets (as measured on a trailing four-quarter basis). If EA does not achieve one or more of the net income targets by June 30, 2013, the portion of the award that would have vested upon achievement of the target will be cancelled. For more information regarding these awards, see “Equity Awards” in the Compensation Discussion and Analysis above.

(4)

Represents awards of RSUs granted under our 2000 Equity Incentive Plan. Upon vesting, each restricted stock unit automatically converts into one share of EA common stock, and does not have an exercise price or expiration date. The RSUs are not entitled to receive dividends, if any, paid by EA on its common stock.

(5)	Represents stock options granted under our 2000 Equity Incentive Plan.

(6)	The exercise price of all stock options was 100% of the fair market value on the date of grant (based on the closing price of our common stock on the NASDAQ Global Select Market on the date of grant).

(7)

For grants of RSUs, represents the aggregate grant-date fair value calculated using the closing price of our common stock on the date of grant. For Performance-Based RSUs, represents the aggregate grant-date fair value based on the probable outcome of the award on the date of grant. At the time the Performance-Based RSUs were granted, we believed that the threshold target (one-third of the maximum award) was probable with vesting based upon the achievement of the first non-GAAP net income target. For grants of stock options, represents the aggregate grant-date fair value based on the Black-Scholes model. For a more detailed discussion of the valuation methodology and assumptions used to calculate fair value, see Note 13, “Stock-Based Compensation and Employee Benefit Plans”, of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2010. The amounts reflected in this column represent the value determined by EA for reporting purposes only and does not reflect whether the recipient has actually realized a financial benefit from the awards.

(8)

RSUs vest as to one-third 12 months from the grant date; then vest as to an additional one-third 24 months from the grant date; and then vest as to the remaining one-third 36 months from the grant date.

(9)

Stock option vests as to 24% of the shares on the first day of the calendar month that includes the one-year anniversary of the option grant date, and will then vest and become exercisable as to an additional 2% of the shares on the first calendar day of each month thereafter for 38 months.

(10)	RSUs vest as to 25% of the shares on each of the first three anniversaries of the grant date, with the remaining shares vesting on the fourth anniversary of the grant date.

(11)

Represents RSUs granted to Dr. Florin in exchange for stock options to purchase 478,473 shares tendered by Dr. Florin under the Exchange Program with exercise prices between $30.60 and $64.92 described under “Exchange Program” in the Compensation Discussion and Analysis above. The RSUs vest as to 100% of the shares on November 10, 2010.

(12)

Represents the aggregate incremental fair value of the RSUs granted to Dr. Florin as part of the Exchange Program. For additional information about the RSUs granted to Dr. Florin as part of the Exchange Program, see “Exchange Program” in the Compensation Discussion and Analysis above. For additional information on the valuation methodologies used to calculate fair value, see Note 13, “Stock-Based Compensation and Employee Benefit Plans”, of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2010.

(13)

Represents RSUs granted to Dr. Florin in exchange for stock options to purchase 122,500 shares tendered by Dr. Florin under the Exchange Program with exercise prices between $49.71 and $52.03 described under “Exchange Program” in the Compensation Discussion and Analysis above. The RSUs vest as to 50% of the shares on November 10, 2010 and the remaining 50% scheduled to vest on November 10, 2011 will not vest pursuant to the terms of Dr. Florin’s Termination Agreement.

(14)

Represents RSUs granted to Dr. Florin as part of the Exchange Program and described in footnotes 11 and 13 above, which are expected to vest on November 10, 2010. Dr. Florin only received the RSUs described in footnotes 11 and 13 above. However, the vesting terms of that portion of the RSUs expected to vest on November 10, 2010 were modified, effective as of November 19, 2009. As a result of the modification, under applicable accounting rules, fair value expense was associated with the modified RSUs in fiscal 2010, which is described in more detail in footnote 15 below. For additional information about the RSUs granted to Dr. Florin as part of the Exchange Program and the modified vesting terms of the RSUs see “Exchange Program” and “Executive Changes” in the Compensation Discussion and Analysis above.

(15)

Represents the fair value of the modification to the vesting terms of the RSUs described in footnote 14 above. For additional information about the modification to the vesting terms Dr. Florin’s RSUs, see “Executive Changes” in the Compensation Discussion and Analysis above. For additional information about the valuation methodologies used to calculate fair value, see Note 13, “Stock-Based Compensation and Employee Benefit Plans”, of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2010.

(16)

Represents the stock options granted to Dr. Florin which are expected to vest on December 16, 2010. The vesting terms of the stock options granted to Dr. Florin on December 16, 2008 were modified, effective as of November 19, 2009, pursuant to the terms of the Termination Agreement. For additional information about the modified vesting terms of the stock options, see “Executive Changes” in the Compensation Discussion and Analysis above.

(17)

Represents the fair value of the continued vesting associated with Dr. Florin’s stock options described in footnote 16 above pursuant to the Termination Agreement. For additional information about the modification to the vesting terms of Dr. Florin’s stock options, see “Executive Changes” in the Compensation Discussion and Analysis above. For additional information on the valuation methodologies used to calculate fair value, see Note 13, “Stock-Based Compensation and Employee Benefit Plans”, of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2010.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows information regarding all outstanding equity awards held by the Named Executive Officers as of the end of fiscal 2010.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)(1)	Number of Securities Underlying Unexercised Options (#)(1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
	Exercisable	Unexercisable
John S. Riccitiello	—	139,000	(5)	18.85	9/16/2016	—		—	—	—
	491,000	359,000	(6)	49.90	5/10/2017	—		—	—	—
	—	—		—	—	—		—	66,667	1,256,006
	—	—		—	—	387,000	(7)	7,291,080	—	—
Eric F. Brown	120,000	130,000	(8)	52.02	4/16/2018	—		—	—	—
	25,000	75,000	(9)	16.06	12/16/2018	—		—	—	—
	—	—		—	—	—		—	33,333	627,994
	—	—		—	—	62,475	(10)	1,177,029	—	—
	—	—		—	—	15,225	(11)	286,839	—	—
	—	—		—	—	100,000	(12)	1,884,000	—	—
John C. Schappert	—	500,000	(13)	21.45	7/16/2019	—		—	—	—
	—	—		—	—	—		—	41,667	785,006
	—	—		—	—	75,000	(14)	1,413,000	—	—
Frank D. Gibeau	12,600	—		31.32	10/7/2012	—		—	—	—
	60,000	—		48.79	10/24/2013	—		—	—	—
	100,000	—		57.42	9/2/2015	—		—	—	—
	35,000	—		52.03	3/1/2016	—		—	—	—
	52,500	17,500	(15)	51.64	8/16/2016	—		—	—	—
	23,800	11,200	(16)	49.71	6/18/2017	—		—	—	—
	64,000	36,000	(17)	50.80	8/16/2017	—		—	—	—
	50,000	150,000	(9)	16.06	12/16/2018	—		—	—	—
	—	—		—	—	2,500	(18)	47,100	—	—
	—	—		—	—	9,375	(19)	176,625	—	—
	—	—		—	—	19,000	(20)	357,960	—	—
	—	—		—	—	120,000	(7)	2,260,800	—	—
	—	—		—	—	—		—	41,667	785,006
Peter Moore	217,000	133,000	(21)	53.73	9/17/2017	—		—	—	—
	31,250	93,750	(9)	16.06	12/16/2018	—		—	—	—
	—	—		—	—	25,000	(22)	471,000	—	—
	—	—		—	—	9,375	(19)	176,625	—	—
	—	—		—	—	19,000	(20)	357,960	—	—
	—	—		—	—	120,000	(7)	2,260,800	—	—
	—	—		—	—	—		—	41,667	785,006
Gerhard Florin	25,000	75,000	(9)	16.06	12/16/2018	—		—	—	—
	—	—		—	—	2,500	(18)	47,100	—	—
	—	—		—	—	7,500	(19)	141,300	—	—
	—	—		—	—	9,000	(20)	169,560	—	—
	—	—		—	—	129,505	(23)	2,439,874	—	—
	—	—		—	—	49,871	(24)	939,570	—	—
	—	—		—	—	—		—	33,333	0	(25)

(1)	All stock options and RSUs were granted pursuant to EA’s 2000 Equity Incentive Plan.

(2)

Represents time-based RSUs. The market value was calculated by multiplying the number of unvested RSUs by $18.84, the closing price of EA’s common stock on April 1, 2010, the last trading day of our fiscal year.

(3)

Represents Performance-Based RSUs at the target achievement level. On the date of grant, we believed that one third of the awards would vest based upon achievement of the first non-GAAP net income target. The awards vest in three equal amounts, with the vesting of each amount contingent upon EA’s achievement of three progressively higher adjusted non-GAAP net income targets (as measured on a trailing four-quarter basis).

(4)

The market value of Performance-Based RSUs was calculated by multiplying the number of unvested RSUs by $18.84, the closing price of EA’s common stock on April 1, 2010, the last trading day of our fiscal year. For more information regarding these awards, see “Equity Awards” in the Compensation Discussion and Analysis above, footnote 2 of the Summary Compensation Table and footnote 7 of the Grants of Plan-Based Awards Table.

(5)	Options vest as to 24% on September 1, 2010, then vest as to an additional 2% of the original grant each month until November 1, 2013.

(6)

Options vest in the following manner: 72,000 of these options vested on April 1, 2008 and 228,000 options vest in additional 2% increments on the first calendar day of each month thereafter for the following 38 months; 275,000 options vested as to 100% on April 1, 2010; and 275,000 options will vest as to 100% on April 1, 2012.

(7)	RSUs vest as to one-third on September 16, 2010, then vest as to an additional one-third on September 16, 2011 and then the remaining one-third on September 16, 2012.

(8)	Options vested as to 24% on April 1, 2009, then vest as to an additional 2% of the original grant each month until June 1, 2012.

(9)

Options vested as to 25% of the original grant on December 1, 2009, then vest as to an additional 25% on December 1, 2010, and the remaining 50% on December 1, 2011. Pursuant to Dr. Florin’s Termination Agreement, the 50% that would have vested on December 1, 2011, shall cease vesting on December 31, 2010.

(10)	RSUs vested as to 25% of the original grant on April 16, 2009 and 25% on April 16, 2010, 25% will vest on April 16, 2011 and the remaining 25% on April 16, 2012.

(11)	RSUs vested as to one-third of the original grant on June 16, 2010, then vest one-third on June 16, 2011 and the remaining one-third on June 16, 2012.

(12)	RSUs vest as to one-third of the original grant on September 16, 2010, one-third on September 16, 2011 and the remaining one-third on September 16, 2012.

(13)	Options vest as to 24% on July 1, 2010, then vest as to an additional 2% of the original grant each month until September 1, 2013.

(14)	RSUs vest as to 25% of the original grant on July 17, 2010, then vest as to an additional 25% on July 17, 2011, 25% on July 17, 2012 and the remaining 25% on July 17, 2013.

(15)	Options vested and became exercisable as to 25% of the original grant on July 1, 2007, 25% on July 1, 2008 and 25% on July 1, 2009 and the remaining 25% on July 1, 2010.

(16)	Options vested and became exercisable as to 24% of the original grant on June 1, 2008, then vest as to an additional 2% of the original grant each month until August 1, 2011.

(17)	Options vested and became exercisable as to 24% of the original grant on August 1, 2008, then vest as to an additional 2% of the original grant each month until October 1, 2011.

(18)

RSUs vested as to 25% of the original grant on June 18, 2008 and 25% on June 18, 2009, then 25% will vest on June 18, 2010 and the remaining 25% scheduled to vest on June 18, 2011 will not vest pursuant to the terms of Dr. Florin’s Termination Agreement.

(19)

RSUs vested as to 25% of the original grant on June 16, 2009 and 25% on June 16, 2010, and the remaining 25% scheduled to vest on June 16, 2011 and 25% scheduled to vest on June 16, 2012 will not vest pursuant to the terms of Dr. Florin’s Termination Agreement.

(20)

RSUs vested as to one-third on June 16, 2010, and the remaining two-thirds scheduled to vest as to an additional one-third on June 16, 2011 and one-third on June 16, 2012 will not vest pursuant to the terms of Dr. Florin’s Termination Agreement.

(21)	Options vested as to 24%, on September 1, 2008, then vest as to an additional 2% of the original grant each month until November 1, 2011.

(22)	RSUs vested as to 50% of the shares on September 17, 2009 and the remaining 50% of the shares will vest on September 17, 2011.

(23)	RSUs granted pursuant to the Exchange Program. Pursuant to Dr. Florin’s Termination Agreement with the Company, the RSUs vest as to 100% of the shares on November 10, 2010.

(24)

RSUs granted pursuant to the Exchange Program. Pursuant to Dr. Florin’s Termination Agreement with the Company, the RSUs vest as to 50% of the shares on November 10, 2010 and the remaining 50% that would have vested on November 10, 2011, shall cease vesting on December 31, 2010.

(25)	As of the end of fiscal 2010, the Performance-Based RSUs granted to Dr. Florin had no payout value because they ceased vesting pursuant to the terms of Dr. Florin’s Termination Agreement.

FISCAL 2010 OPTION EXERCISES AND STOCK VESTED TABLE

The following table shows all stock options exercised and value realized upon exercise and all RSUs vested and value realized upon vesting by the Named Executive Officers during fiscal 2010.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
John S. Riccitiello	—	—	—	—

Eric F. Brown	—	—	13,380	399,007

John C. Schappert	—	—	—	—

Frank D. Gibeau	—	—	20,479	671,187

Peter Moore	—	—	18,069	538,031

Gerhard Florin	—	—	16,611	362,800

(1)	Represents shares of EA common stock released during fiscal 2010, net of shares withheld for tax purposes.

(2)	The value realized upon vesting of RSUs is calculated by multiplying the number of RSUs vested by the closing price of EA common stock on the vest date.

FISCAL 2010 NONQUALIFIED DEFERRED COMPENSATION TABLE

During fiscal 2010, none of our NEOs made any salary deferrals under the DCP and EA made no contributions to the DCP. Prior to 2007, Mr. Schappert elected to defer a portion of his salary and bonus (earned in or prior to fiscal 2007) under the DCP to be distributed in annual installment payments following his termination of employment with EA. Pursuant to the terms of the DCP, Mr. Schappert’s termination in 2007 triggered the distribution of his account, starting in calendar year 2008. The table below shows the amount of compensation from prior years that was distributed during fiscal 2010, and the aggregate earnings and balance of Mr. Schappert’s account as of the end of fiscal 2010.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
John C. Schappert	—	—	410,992	184,026	1,323,831

(1)	No contributions were made by either EA or Mr. Schappert to his DCP account during fiscal 2010.

(2)	The amount in this column is not included in the Summary Compensation Table because the earnings during fiscal 2010 were not above market or preferential.

(3)	The amount in this column is not included in the Summary Compensation Table for previous years because Mr. Schappert was not an NEO prior to fiscal 2010.

The DCP is described under “Deferred Compensation Plan” above.

POTENTIAL PAYMENTS UPON CHANGE OF CONTROL

The following table sets forth potential payments under the CoC Plan to the Named Executive Officers (excluding Dr. Florin) upon termination without “cause” or resignation for “good reason” occurring during the two-month period before or the twelve-month period after a change in control of the company. Under the CoC Plan, an eligible employee is not entitled to any payments or benefits in the event he or she voluntarily resigns or is terminated for cause. For purposes of the table below, we have assumed a termination date of April 1, 2010, the last trading day of our fiscal year. The closing price of our common stock on April 1, 2010 was $18.84. For additional information on the CoC Plan, see “Post-Employment Arrangements” in the Compensation Discussion and Analysis above. Dr. Florin was not eligible for benefits under the CoC Plan as of April 1, 2010. Dr. Florin’s termination arrangement with the Company is described in the Compensation Discussion and Analysis above under the heading “Executive Changes”.

Name	Cash Severance Award ($)(1)	Stock Options ($)(2)	Restricted Stock Units (time-based) ($)(3)	Restricted Stock Units (performance-based) ($)(4)	Other ($)(5)	Total ($)
John S. Riccitiello	3,000,000	—	7,291,080	3,768,000	99,155	14,158,235

Eric F. Brown	1,575,000	208,500	3,347,868	1,884,000	68,386	7,083,754

John C. Schappert	1,575,000	—	1,413,000	2,355,000	42,023	5,385,023

Frank D. Gibeau	1,635,000	417,000	2,842,485	2,355,000	56,838	7,306,323

Peter Moore	1,695,000	260,625	3,266,385	2,355,000	57,938	7,634,948

(1)

Represents the sum of each NEO’s base salary, as set forth in the Summary Compensation Table, and target non-equity incentive opportunity, as set forth in the Grants of Plan-Based Awards Table (as of April 1, 2010), multiplied by 1.5.

(2)

Represents unvested outstanding options that would accelerate and vest on a qualifying termination in connection with a change of control occurring as of April 1, 2010. This amount is calculated by multiplying the number of shares underlying each accelerated unvested option by the difference between the per-share closing price of our common stock on April 1, 2010, which is the last trading day of our fiscal year end, and the per-share exercise price. All of the unvested options for the NEOs had exercise prices that were above the closing price of the common stock on April 1, 2010 with the exception of the options granted to them on December 16, 2008, which have an exercise price of $16.06 per share.

(3)

Represents the value of unvested restricted stock or RSUs that would accelerate and vest on a qualifying termination in connection with a change of control occurring on April 1, 2010. The value was calculated by multiplying the number of RSUs and shares of restricted stock that would accelerate by the per-share closing price of our common stock on April 1, 2010.

(4)

For purposes of the table, we assumed that all Performance-Based RSUs held by the NEOs would accelerate and vest on a qualifying termination in connection with a change of control occurring as of April 1, 2010. The value was calculated by multiplying the number of RSUs and shares of restricted stock that would accelerate by the per-share closing price of our common stock on April 1, 2010. Upon a change of control, these grants shall be converted to time-based grants vesting on June 30, 2013, provided these grants may vest earlier upon certain circumstances in connection with a qualifying termination or change of control.

(5)	Includes eighteen months of post-termination health benefits and any accrued paid time off/vacation pay.

EQUITY COMPENSATION PLAN INFORMATION

We have four equity incentive plans (excluding plans assumed or adopted by EA in connection with acquisitions, as described in the footnotes below) that have been approved by our stockholders and under which our common stock is or has been authorized for issuance to employees or directors: the 1991 Stock Option Plan, the 1998 Directors’ Stock Option Plan, the 2000 Equity Incentive Plan, and the 2000 Employee Stock Purchase Plan.

We have also granted RSUs and notes payable solely in shares of our common stock to certain employees in connection with our acquisition of VG Holding Corp. (“VGH”) without stockholder approval in accordance with applicable NASDAQ listing standards.

The following table and related footnotes gives aggregate information regarding grants under all of our equity incentive plans as of the end of fiscal 2010 including the 2000 Equity Incentive and 2000 Employee Stock Purchase Plans.

Plan Category(1)	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
	(A)		(B)		(C)
Equity compensation plans approved by security holders	29,167,179	(2)(3)	$30.25	(4)	22,464,202	(5)
Equity compensation plans not approved by security holders	1,221,304	(6)	—		—

Total	30,388,483	(7)			22,464,202

(1)

The table does not include information for equity incentive plans we assumed in connection with our acquisitions of Maxis in 1997, Criterion Software in 2004, JAMDAT Mobile Inc. in 2006 and VG Holding Corp. (“VGH”) in 2008. As of April 3, 2010 a total of: (a) 91,597 shares of common stock were issuable upon exercise of outstanding options issued under the 1995 Maxis stock option plan with a weighted-average exercise price of $25.30; (b) a total of 2,198 shares were issuable upon exercise of outstanding options issued under the Criterion stock option plan with a weighted-average exercise price of $1.61; (c) a total of 5,970 shares were issuable upon exercise of outstanding options issued under the JAMDAT Amended and Restated 2000 Stock Incentive Plan with a weighted-average exercise price of $2.00; (d) a total of 25,195 shares were issuable upon exercise of outstanding options with a weighted-average exercise price of $49.30 under the JAMDAT 2004 Equity Incentive Plan; and (e) a total of 316,117 shares were issuable upon exercise of outstanding options with a weighted-average exercise price of $32.98, and 117,397 unvested RSUs were outstanding under the VG Holding Corp. 2005 Stock Incentive Plan, as amended. No shares remain available for issuance under the Maxis, Criterion and JAMDAT plans and no further grants will be made under the VGH plan.

(2)

Includes (a) 218,016 shares of common stock issuable upon exercise of outstanding options under our 1991 Stock Option Plan, with a weighted-average exercise price of $24.67; (b) 241,810 shares of common stock issuable upon exercise of outstanding options under the 1998 Directors’ Stock Option Plan with a weighted-average exercise price of $32.80; (c) 15,230,026 shares of common stock issuable upon exercise of outstanding options under the 2000 Equity Incentive Plan, with a weighted-average exercise price of $30.28; and (d) 13,477,327 unvested RSUs outstanding under the 2000 Equity Incentive Plan. The 1991 Stock Option Plan and the 1998 Directors’ Stock Option Plan have expired and no further grants may be made under those Plans.

(3)	Does not include 1,810,102 unvested shares of restricted stock outstanding as of April 3, 2010 issued pursuant to the 2000 Equity Incentive Plan.

(4)	Restricted stock unit awards and notes payable solely in shares of common stock do not have an exercise price and therefore are not included in the calculation of the weighted-average exercise price.

(5)	Includes (a) 17,715,996 shares available for issuance under the 2000 Equity Incentive Plan and (b) 4,748,206 shares available for purchase by our employees under the 2000 Employee Stock Purchase Plan.

(6)

Represents RSUs and notes payable solely in shares of common stock granted in connection with our acquisition of VGH. As of April 3, 2010, a total of: (a) (i) 511,928 time-based RSUs and (ii) 148,614 Performance-Based RSUs were outstanding under the 2007 Electronic Arts VGH Acquisition Inducement Award Plan (the “VGH Inducement Plan”); and (b) 560,762 shares of common stock were reserved for issuance pursuant to service-based non-interest bearing notes payable solely in shares of our common stock, which were granted to certain former employees of VGH who became employees of EA following the acquisition (the “Notes”). The RSUs granted pursuant to the VGH Inducement Plan and the Notes were granted in connection with our acquisition of VGH without stockholder approval in accordance with applicable NASDAQ listing standards. No further grants will be made under the VGH Inducement Plan and no further Notes will be awarded to the former employees of VGH.

(7)

The total number of securities to be issued upon exercise of outstanding options, warrants, and rights, including the total number of securities referenced in footnotes (1) and (3) above, is 32,757,059.

See also Note 13 to the Consolidated Financial Statements included in EA’s Annual Report on Form 10-K for the period ended March 31, 2010 for additional information about these equity awards, the VGH Inducement Plan and our other equity plans.

OTHER INFORMATION

RELATED PERSON TRANSACTIONS POLICY

Our Board of Directors has adopted a written Related Person Transactions Policy. The purpose of the policy is to describe the procedures used to identify, review, approve or ratify and, if necessary, disclose (i) any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which EA (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000, and in which any “related person” had, has or will have a direct or indirect interest, or (ii) any transaction for which EA’s Global Code of Conduct would require approval of the Board of Directors. For purposes of the policy, a “related person” is (a) any person who is, or at any time since the beginning of EA’s last fiscal year was, a director or executive officer of EA or a nominee to become a director of EA, (b) any person who is known to be the beneficial owner of more than 5% of any class of EA’s voting securities, (c) any immediate family member or person sharing the household (other than a tenant or employee) of any of the foregoing persons, and (d) any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

Once a potential related person transaction has been identified, the Audit Committee (if the transaction involves an executive officer of the Company) or the Nominating and Governance Committee (if the transaction involves a director of EA) will review the transaction at the next scheduled meeting of such committee. In those instances in which it is not practicable or desirable to wait until the next scheduled committee meeting, the chairperson of the applicable committee shall consider the matter and report back to the relevant committee at the next scheduled meeting.

In determining whether to approve or ratify a related person transaction, the Audit Committee or Nominating and Governance Committee (or the relevant chairperson of such committee) shall consider all of the relevant facts and circumstances available. No member of the Audit Committee or Nominating and Governance Committee shall participate in any review, consideration or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person. The Audit Committee and Nominating and Governance Committee (or the relevant chairperson) shall approve only those related person transactions that are in, or are not inconsistent with, the best interests of EA and its stockholders, as determined in good faith.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

We enter into indemnification agreements with each of the members of our Board of Directors at the time they join the Board to indemnify them to the extent permitted by law against any and all liabilities, costs, expenses, amounts paid in settlement and damages incurred by the directors as a result of any lawsuit, or any judicial, administrative or investigative proceeding in which the directors are sued or charged as a result of their service as members of our Board of Directors.

Prior to becoming Chief Executive Officer of Electronic Arts, John S. Riccitiello was a Co-Founder and Managing Partner of Elevation Partners, L.P., and also served as Chief Executive Officer of VGH, which we acquired in January 2008. At the time of the acquisition, Mr. Riccitiello held an indirect financial interest in VGH resulting from his interest in the entity that controlled Elevation Partners, L.P. and his interest in a limited partner of Elevation Partners, L.P., a significant stockholder of VGH. As a result of the acquisition, Mr. Riccitiello’s financial returns related to these interests, including returns of deemed capital contributions, were $2.4 million through May 2008 (some of which Mr. Riccitiello could be required to return depending on the performance of the Elevation entities). Mr. Riccitiello has not received any additional payments related to the VGH acquisition to date. However, he could receive up to an additional $1.6 million plus any interest or other amounts earned thereon. This amount could be reduced, however, by a variety of factors, including investment losses of Elevation, if any, as well as certain expenses of Elevation that could offset partnership profits. Upon his separation from Elevation Partners, L.P., Mr. Riccitiello ceased to have any further control or influence over these factors.

From the commencement of negotiations with VGH, at the direction of EA’s Board of Directors, EA’s Audit Committee engaged directly with EA management (independently from Mr. Riccitiello) to analyze and consider the potential benefits, risks and material terms of the acquisition. EA’s Board of Directors approved the acquisition after reviewing with EA’s management and members of the Audit Committee the terms of the acquisition and the potential benefits and risks thereof, as well as Mr. Riccitiello’s personal financial interest in VGH and the acquisition. Mr. Riccitiello recused himself from the Board of Directors meeting during the Board’s deliberation of the acquisition and he did not vote on the acquisition.

Scott Probst, the son of the Chairman of our Board, has been employed by the Company since 2003, most recently as a games producer. In fiscal 2010, Scott Probst received compensation that exceeded $120,000. The Compensation Committee, on behalf of the Nominating and Governance Committee, reviews the compensation decisions involving Scott Probst in accordance with our Related Person Transactions policy.

In addition, we have engaged, and expect to continue to engage, in what we consider to be arm’s-length commercial dealings with the following companies, which are affiliated with members of our Board of Directors: Nokia Corporation primarily related to our EA Mobile business; WorldWinner.com, a subsidiary of Liberty Media Corporation related to our Pogo business; and Google Inc. Mr. Simonson is the Chief Financial Officer of Nokia; Mr. Maffei is the Chief Executive Officer of Liberty Media; Mr. Huber is the Senior Vice President of Engineering at Google.

To date, these transactions have not been material to us or to the other entities involved. We do not believe that Mr. Simonson, Mr. Maffei or Mr. Huber has a material direct or indirect interest in any of our commercial dealings with Nokia, WorldWinner.com or Google, respectively, and therefore do not consider these dealings to be “related person transactions” within the meaning of applicable SEC rules. Our Board of Directors considered our dealings with Nokia, WorldWinner.com and Google in reaching its determination that Mr. Simonson, Mr. Maffei and Mr. Huber are each an independent director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

From April 1, 2009 (the beginning of fiscal 2010) through March 31, 2010 (the end of fiscal 2010), the Compensation Committee consisted of Ms. Srere, Mr. Coleman and Ms. Laybourne. None of these individuals is an employee or current or former officer of EA. No EA officer serves or has served since the beginning of fiscal 2010 as a member of the board of directors or the compensation committee of a company at which a member of EA’s Compensation Committee is an employee or officer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires EA’s directors and executive officers, and persons who own more than 10% of a registered class of EA’s equity securities, to file reports of ownership and changes in ownership of common stock and other equity securities of EA. We have adopted procedures to assist EA’s directors and officers in complying with these requirements, which include assisting officers and directors in preparing forms for filing.

To EA’s knowledge, based solely upon review of such reports furnished to us and written representations that no other reports were required, we believe that during the fiscal year ended March 31, 2010, all Section 16(a) filing requirements applicable to our officers, directors and greater-than-ten-percent stockholders were complied with on a timely basis.

STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

If you would like us to consider a proposal to be included in our 2011 proxy statement and proxy card, you must deliver it to the Company’s Corporate Secretary at our principal executive office no later than February 18, 2011.

Stockholders who otherwise wish to present a proposal at the 2011 Annual Meeting of Stockholders must deliver written notice of the proposal to our Corporate Secretary c/o Electronic Arts Inc., 209 Redwood Shores Parkway, Redwood City, CA 94065, no earlier than April 7, 2011 and no later than May 7, 2011 (provided, however, that if the 2011 Annual Meeting is held earlier than July 6, 2011 or later than September 4, 2011, proposals must be received no earlier than the close of business on the later of the 90th day prior to the 2011 Annual Meeting or the 10th day following the day on which public announcement of the 2011 Annual Meeting is first made). The submission must include certain information concerning the stockholder and the proposal, as specified in the Company’s amended and restated bylaws. Our amended and restated bylaws are included as an exhibit to a Current Report on Form 8-K we filed with the SEC on May 11, 2009, which you may access through the SEC’s electronic data system called EDGAR at www.sec.gov. You may also request a copy of our amended and restated bylaws by contacting our Corporate Secretary at the address above.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for notices of internet availability of proxy materials, proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single notice, proxy statement and/or annual report addressed to those stockholders. This process, which is commonly referred to as “householding”, potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are EA stockholders will be “householding” our notices and proxy materials. A single notice or set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate notice or proxy materials, please notify your broker, direct your written request to our Corporate Secretary at our principal executive office, or contact our Corporate Secretary at (650) 628-1500. Stockholders who currently receive multiple copies of the notice or proxy materials at their address and would like to request “householding” of their communications should contact their broker.

REQUESTS TO THE COMPANY

The Company will provide without charge, to each person to whom a Notice and/or a proxy statement is delivered, upon request of such person and by first class mail within one business day of receipt of such request, a copy of the 2000 Equity Incentive Plan and 2000 Employee Stock Purchase Plan, each as proposed to be amended. Any such request should be directed as follows: Stock Administration Department, Electronic Arts Inc., 209 Redwood Shores Parkway, Redwood City, CA 94065 — telephone number (650) 628-1500.

OTHER BUSINESS

The Board does not know of any other matter that will be presented for consideration at the Annual Meeting except as specified in the notice of the meeting. If any other matter does properly come before the Annual Meeting, or at any adjournment or postponement of the Annual Meeting, it is intended that the proxies will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

By Order of the Board of Directors,

Stephen G. Bené

Senior Vice President, General Counsel and Secretary

Appendix A

GENERAL DESCRIPTION OF THE 2000 EQUITY INCENTIVE PLAN

History

The Company’s 2000 Equity Incentive Plan (the “Equity Plan”) was adopted by our Board of Directors on January 27, 2000 and initially approved by our stockholders on March 22, 2000. The Equity Plan has been amended several times since it was initially adopted. The following general description of the Equity Plan reflects all prior amendments as well as amendments proposed to be adopted by the Company’s stockholders at the 2010 Annual Meeting. The following general description is qualified in its entirety by reference to the text of the Equity Plan, as proposed to be amended, as filed by the Company with the SEC on or about June 18, 2010. Unless otherwise indicated, capitalized terms used in this Appendix A shall have the meanings set forth in the text of the Equity Plan.

Shares Subject to the Equity Plan

The stock subject to issuance under the Equity Plan consists of shares of the Company’s authorized but unissued common stock. The Equity Plan, as amended to date, authorizes the issuance of up to 99,385,000 shares of common stock pursuant to awards of stock options, stock appreciation rights, restricted stock and restricted stock units. As proposed to be amended, the number of shares authorized for issuance under the Equity Plan would be increased to 104,685,000. In addition, shares are again available for grant and issuance under the Equity Plan that (a) were subject to an option granted under the Equity Plan that terminated, to the extent then unexercised, (b) were subject to a restricted stock or restricted stock unit award under the Equity Plan that is subsequently forfeited or repurchased by us at the original issue price, if any, or (c) are subject to an award of restricted stock or restricted stock units under the Equity Plan that otherwise terminates without shares being issued. The following types of shares are not available for future grant or issuance as awards under the Equity Plan: (x) shares that are not issued or delivered as a result of the net settlement of a stock option or stock appreciation right; (y) shares that are used to pay the exercise price or withholding taxes related to an award granted under the Equity Plan; and (z) shares that are repurchased by us with the proceeds of a stock option exercise.

The number of shares issuable under the Equity Plan, and under outstanding options and other awards, is subject to proportional adjustment to reflect stock splits, stock dividends and other similar events.

Share Usage

Shares covered by an Award shall be counted as used as of the Grant Date. Any shares that are subject to Awards of Options or stock appreciation rights, granted on or after July 31, 2008, shall be counted against the aggregate number of shares reserved under the Equity Plan as one (1) share for every one (1) share subject to an Award of Options or stock appreciation rights. Any shares that are subject to Awards other than Options or stock appreciation rights, granted (a) on or after July 31, 2008 but prior to July 29, 2009, shall be counted against the aggregate number of shares reserved under the Equity Plan as 1.82 shares for every one (1) share granted; and (b) on or after July 29, 2009, shall be counted against the aggregate number of shares reserved under the Equity Plan as 1.43 shares for every one (1) share granted.

Eligibility

The Equity Plan provides for the issuance of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock and restricted stock units. The Equity Plan provides that employees (including officers and directors who are also employees) of EA or any parent or subsidiary of EA may receive incentive stock options under the Equity Plan. Nonqualified stock options, stock appreciation rights, restricted stock, and restricted stock units may be granted to employees and directors of EA or any parent or subsidiary of EA. As of May 20, 2010, approximately 8,700 persons were in the class of persons eligible to participate in the Equity Plan. No person is eligible to receive more than 1,400,000 shares of common stock (of which no more than 400,000 shares may be covered by awards of restricted stock) in any calendar year, other than new employees who will be eligible to receive up to 2,800,000 shares of common stock (of which no more than 800,000 shares may be covered by awards of restricted stock) in the calendar year in which they commence employment. No awards of stock appreciation rights have been made to date under the Equity Plan. A participant may hold more than one award granted under the Equity Plan.

Administration

The Equity Plan is administered by our Compensation Committee. All of the members of the Compensation Committee are “non-employee” and “independent directors” under applicable federal securities laws and NASDAQ listing requirements, and “outside directors” as defined under applicable federal tax laws. The Compensation Committee has the authority to construe and interpret the Equity Plan, grant awards and make all other determinations necessary or advisable for the administration of the Equity Plan. The members of the Compensation Committee receive no compensation for administering the Equity Plan other than their compensation for being Board and Committee members. The Company bears all expenses in connection with administration of the Equity Plan and has agreed to indemnify members of the Compensation Committee in connection with their administration of the Equity Plan. The Compensation Committee may delegate to one or more officers of the Company the authority to grant Awards under the Equity Plan to participants who are not executive officers of the Company.

Stock Options

Stock options granted under the Equity Plan may be either incentive stock options or nonqualified stock options. The exercise period of stock options is determined by the Compensation Committee but, in no event, may stock options be exercisable more than ten years from the date they are granted. The Equity Plan provides the Compensation Committee with the ability, at its discretion, to grant performance-based options subject to the achievement of one or more of the performance factors described under the heading “Performance Factors” below.

Exercise Price

The Compensation Committee determines the exercise price of each option granted under the Equity Plan. The option exercise price for each incentive and nonqualified stock option share must be no less than 100% of the “fair market value” (as defined in the Equity Plan) of a share of common stock at the time the stock option is granted. In the case of an incentive stock option granted to a stockholder that owns more than 10% of the total combined voting power of all classes of stock of EA or any parent or subsidiary of EA (a “Ten Percent Stockholder”), the exercise price for each such incentive stock option must be no less than 110% of the fair market value of a share of common stock at the time the incentive stock option is granted.

The exercise price of options and purchase price of shares granted under the Equity Plan may be paid as approved by the Compensation Committee at the time of grant: (a) in cash (by check); (b) by cancellation of indebtedness of the Company to the award holder; (c) by surrender of shares that either: (1) have been owned by the award holder for more than six (6) months and have been paid for within the meaning of SEC Rule 144; or (2) were obtained by the award holder in the public market; (d) by waiver of compensation due or accrued for services rendered; (e) with respect only to purchases upon exercise of an option, and provided that a public market for the Company’s stock exists: (1) subject to applicable laws, by a “same-day sale” commitment from the optionee and a National Association of Securities Dealers, Inc. (“NASD”) broker; or (2) by a “margin” commitment from the optionee and an NASD broker; (f) by withholding from the shares to be issued upon exercise of an award that number of shares having a fair market value equal to the minimum amount required to satisfy the exercise price or purchase price; (g) by any combination of the foregoing; or (h) such other consideration and method of payment for issuance of shares to the extent permitted by applicable laws.

No Repricings or Exchanges of Awards Without Stockholder Approval

The Compensation Committee may, at any time or from time to time, authorize the Company, with the consent of the affected Equity Plan participants, to issue new awards in exchange for the surrender and cancellation of any or all outstanding awards; provided, however, that no such exchange program may, without the approval of the Company’s stockholders, allow for the cancellation of an outstanding option or stock appreciation right in exchange for a new option or stock appreciation right having a lower exercise price. The Compensation

Committee may also, subject to approval by the Company’s stockholders, at any time buy a previously granted award with payment in cash, shares (including restricted stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

Outside Directors

Our non-employee directors are entitled to receive automatic annual grants of options to purchase shares of our common stock under the Equity Plan. Each non-employee director who first becomes a member of the Board of Directors is granted an option to purchase 17,500 shares of common stock and 2,500 restricted stock units. Upon re-election to our Board of Directors following each annual meeting of our stockholders, each non-employee director is automatically granted an additional option to purchase 8,400 shares of common stock and 1,200 restricted stock units. If a non-employee director has not served on our Board of Directors for a full year at the time of the annual meeting of our stockholders, such director will receive a pro-rated annual grant.

Options issued to outside directors upon their initial election to the Board are exercisable as to 2% of the shares on the date of grant and as to an additional 2% of the shares on the first day of each calendar month after the date of grant so long as the outside director continues as a member of the Board. The vesting schedule for all restricted stock units and annual stock option grants made to directors upon their re-election to the Board is subject to the discretion of the Compensation Committee.

As proposed to be amended, the automatic grant provisions described above will be removed from the Equity Plan. In place of automatic grants, the equity granted to non-employee directors will be determined at the discretion of the Board.

In the event of our dissolution or liquidation or a “change of control” transaction, options granted to our non-employee directors under the Equity Plan will become 100% vested and exercisable in full.

In addition, our non-employee directors may elect to receive all or a portion of their cash compensation in shares of common stock. Directors making this election are entitled to receive shares having a value equal to 110% of the amount of the cash compensation foregone.

Stock Appreciation Rights

The Compensation Committee, or a committee to which it has delegated the appropriate authority, may grant stock appreciation rights (a “SAR” or “SARs”) as stand-alone awards or in addition to, or in tandem with, other awards under the Equity Plan under such terms, conditions and restrictions as the Compensation Committee, or a committee to which it has delegated the appropriate authority, may determine; provided, however, that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. A SAR is an award which provides the holder with the right to receive the appreciation in value of a set number of shares of company stock or cash over a set period of time. A SAR is similar to an option in that the holder benefits from any increases in stock price above the exercise price set forth in the award agreement. However, unlike an option, the holder is not required to pay an exercise price to exercise a SAR, but simply receives the net amount of the increase in stock price in the form of cash or stock. The exercise price for a SAR must be no less than 100% of the “fair market value” (as defined in the Equity Plan) of a share of common stock at the time the SAR is granted. In addition, the Compensation Committee, or a committee to which it has delegated the appropriate authority, may, at its discretion, subject SARs to the achievement of one or more of the performance factors described under the heading “Performance Factors” below.

Restricted Stock Awards

The Compensation Committee may grant restricted stock awards either in addition to, or in tandem with, other awards under the Equity Plan under such terms, conditions and restrictions as the Compensation Committee may determine. A restricted stock award is an offer by Electronic Arts to award shares of common stock that are subject to restrictions established by the Compensation Committee. These restrictions may be based upon completion by the award holder of a specified number of years of service or by the attainment of one or more of the performance factors described under the heading “Performance Factors” below. The purchase price, if any, for each such award is determined by the Compensation Committee at the time of grant. In the case of an award to a Ten Percent Stockholder, the purchase price must be 100% of fair market value. The purchase price, if any, may be paid for in any of the forms of consideration listed in items under “Exercise Price” above, as are approved by the Compensation Committee at the time of grant.

Restricted Stock Units

Restricted stock unit awards may be granted under the Equity Plan, either in addition to, or in tandem with, other awards under the Equity Plan under such terms, conditions and restrictions as the Compensation Committee, or a committee to which it has delegated the appropriate authority, may determine. A restricted stock unit award is similar to a restricted stock award (and may be awarded subject to any or all of the performance goals described under the heading “Performance Factors” below) except the stock is not delivered to the participant unless and until all restrictions have terminated.

Performance Factors

Performance-based stock options, stock appreciation rights, restricted stock and restricted stock unit awards with vesting and/or exercisability conditioned on one or more of the following permissible performance factors may be granted under the Equity Plan, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, to be measured over a specified performance period that may be as short as a quarter or as long as five years (unless tied to a specific and objective milestone or event), to the extent applicable on an absolute basis or relative to a pre-established target: (a) profit before tax; (b) revenue (on an absolute basis or adjusted for currency effects); (c) net revenue; (d) earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings); (e) operating income; (f) operating margin; (g) operating profit; (h) controllable operating profit, or net operating profit; (i) net profit; (j) gross margin; (k) operating expenses or operating expenses as a percentage of revenue; (l) net income; (m) earnings per share; (n) total stockholder return; (o) market share; (p) return on assets or net assets; (q) the Company’s stock price; (r) growth in stockholder value relative to a pre-determined index; (s) return on equity; (t) return on invested capital; (u) cash flow (including free cash flow or operating cash flows); (v) cash conversion cycle; (w) economic value added; (x) individual confidential business objectives; (y) contract awards or backlog; (z) overhead or other expense reduction; (aa) credit rating; (bb) strategic plan development and implementation; (cc) succession plan development and implementation; (dd) improvement in workforce diversity; (ee) customer indicators; (ff) new product invention or innovation; (gg) attainment of research and development milestones; (hh) improvements in productivity; (ii) attainment of objective operating goals and employee metrics.

In addition, the Committee may, in its sole discretion and in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the performance factors to preserve the Committee’s original intent regarding the performance factors at the time of the initial award grant.

Mergers, Consolidations, and Change of Control

Except for automatic grants to non-employee directors, in the event of a merger, consolidation, dissolution or liquidation of EA, the sale of substantially all of its assets or any other similar corporate transaction, the successor corporation may assume, replace or substitute equivalent awards in exchange for those granted under the Equity Plan or provide substantially similar consideration, shares or other property as was provided to our stockholders (after taking into account the provisions of the awards). In the event that the successor corporation does not assume, replace or substitute awards, such awards will accelerate and all options will become exercisable in full prior to the consummation of the transaction at the time and upon the conditions as the Compensation Committee determines. Any awards not exercised prior to the consummation of the transaction will terminate.

Transferability

Incentive stock options granted under the Equity Plan are not transferable other than by means of a distribution upon the optionee’s death. Nonqualified stock options, stock appreciation rights, restricted stock, and restricted stock unit awards are subject to similar restrictions on transfer unless otherwise determined by the Compensation

Committee and except that nonqualified stock options may be transferred to family members and trusts or foundations controlled by, or primarily benefiting, family members of the optionee.

Term of the Equity Plan

The Equity Plan expires in 2020 unless terminated earlier by the Board.

United States Federal Income Tax Information

THE FOLLOWING IS A GENERAL SUMMARY AS OF THE DATE OF THIS PROXY STATEMENT OF THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND PARTICIPANTS UNDER THE EQUITY PLAN. THE FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR ANY PARTICIPANT WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. IN ADDITION, THE INTERNAL REVENUE SERVICE COULD, AT ANY TIME, TAKE A POSITION CONTRARY TO THE INFORMATION DESCRIBED IN THE FOLLOWING SUMMARY. ANY TAX EFFECTS THAT ACCRUE TO NON-U.S. PARTICIPANTS AS A RESULT OF PARTICIPATING IN THE EQUITY PLAN ARE GOVERNED BY THE TAX LAWS OF THE COUNTRIES IN WHICH SUCH PARTICIPANT RESIDES OR IS OTHERWISE SUBJECT. EACH PARTICIPANT WILL BE ENCOURAGED TO SEEK THE ADVICE OF A QUALIFIED TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE EQUITY PLAN.

Incentive Stock Options

A participant will recognize no income upon grant or vesting of an incentive stock option and will generally not incur tax on its exercise. Unless the participant is subject to the alternative minimum tax (“AMT”), the participant will recognize income only when the shares acquired upon the exercise of an incentive stock option (the “ISO Shares”) are sold or otherwise disposed of. If the participant holds ISO Shares for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the participant will realize a long-term capital gain or loss (rather than ordinary income) upon disposition of the ISO Shares. This long-term capital gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares.

If the participant disposes of ISO Shares prior to the expiration of either the one-year or two-year required holding period (a “disqualifying disposition”), the gain realized upon such disposition, up to the difference between the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such shares) and the option exercise price, will be treated as ordinary income. Any additional gain will be capital gain, taxed at a rate that depends upon the amount of time the ISO Shares were held by the participant.

Alternative Minimum Tax

The Alternative Minimum Tax (“AMT”) is a separately computed tax which was devised to ensure that at least a minimum amount of income tax is paid. AMT is imposed only if and to the extent that a participant would pay more tax if his or her income tax were calculated pursuant to the AMT rules than if calculated in the regular manner. The difference between the option exercise price and the fair market value of the ISO Shares on the date of exercise is includable as income for purposes of calculating the AMT for both (i) a vested ISO and (ii) an unvested ISO for which the participant makes a timely election under Section 83(b) of the U.S. Internal Revenue Code (an “83(b) election”).

Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items (including the difference between the fair market value of the ISO Shares on the date of exercise and the exercise price) and reducing this amount by the applicable exemption amount. The exemption amount for 2009 is $70,950 in the case of a joint return, subject to reduction under certain circumstances. The AMT (imposed to the extent it exceeds the taxpayer’s regular income tax) is 26% of an individual taxpayer’s alternative minimum taxable income (28% in the case of alternative minimum taxable income in excess of $175,000 in the case of married individuals filing a joint return). If a disqualifying disposition of the ISO Shares occurs in the same calendar year as the exercise of an incentive stock option, those ISO Shares are not included in the AMT calculation.

If a participant has to pay AMT, he or she is entitled to a credit against income tax (but not AMT) in later years subject to many restrictions. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the amount that was previously included in alternative minimum taxable income in the year of exercise, the excess of the fair market value of the ISO Shares at exercise of the amount paid for the ISO Shares.

Nonqualified Stock Options

A participant will generally not recognize any taxable income at the time a nonqualified stock option (“NQSO”) is granted or vests provided the exercise price is no less than the fair market value of the underlying shares on the grant date. Upon exercise of a vested NQSO, the participant will include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the participant’s exercise price. The included amount will be taxed as ordinary income to the participant and will be subject to withholding by the Company or its subsidiary (by payment in cash, withholding out of the award or withholding out of the participant’s salary). Upon resale of the shares by the participant, any subsequent appreciation or depreciation in the value of the shares will be treated as a capital gain or loss, taxable at a rate that depends upon the length of time the shares were held by the participant.

Restricted Stock Awards

A participant who receives a restricted stock award will include the amount of the award in income as compensation at the time that any forfeiture restrictions on the shares of stock lapse, unless the participant makes a timely 83(b) election. If the participant does not timely make an 83(b) election, the participant will include in income the fair market value of the shares of stock on the date that the restrictions lapse as to those shares, less any purchase price paid for such shares. The included amount will be taxed as ordinary income to the participant and will be subject to withholding by the Company or its subsidiary (by payment in cash, withholding out of the participant’s award or withholding out of the participant’s salary).

If the participant makes a timely 83(b) election, the participant will, at the time the award is received, include the fair market value of the shares of stock on the date of receipt of the award (determined without regard to lapse restrictions), less any purchase price paid for such shares in income as compensation. The income will be subject to withholding by the Company or its subsidiary (by payment in cash, withholding out of the participant’s salary or withholding out of the participant’s award). If the award is subsequently forfeited, the participant will not receive any deduction for the amount previously taxed as ordinary income.

Restricted Stock Units

A participant will recognize income as compensation with respect to an award of restricted stock units at the time that the restrictions lapse, provided the shares are issued on the date the restrictions lapse. The participant will include in income the fair market value of the shares of stock on the date that the restrictions lapse as to those shares, less any purchase price paid for such shares. The included amount will be taxed as ordinary income to the participant and will be subject to withholding by the Company or its subsidiary (by payment in cash, withholding out of the participant’s award or withholding out of the participant’s salary).

Stock Appreciation Rights

Assuming that a stock appreciation right (“SAR”) is granted at an exercise price that is not less than the fair market value of the underlying shares on the grant date, a participant will not recognize any taxable income at the time a SAR is granted or when the SAR vests. However, upon exercise of a vested SAR, an amount equal to the difference between the fair market value of the shares on the date of exercise and the participant’s exercise price will be included in income as compensation to the participant. The included amount will be taxed as ordinary income to the participant and will be subject to withholding by the Company or its subsidiary (by payment in cash, withholding out of the award or withholding out of the participant’s salary). Upon resale of the shares issued to the participant at the time of exercise, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss, taxable at a rate that depends upon the length of time the shares were held by the participant.

Internal Revenue Code Section 409A

At the present time, the Company intends to grant equity awards to participants which are either outside the scope of Section 409A of the U.S. Internal Revenue Code or are exempted from the application of Section 409A. If an equity award is subject to Section 409A and the requirements of Section 409A are not met, participants may suffer adverse tax consequences with respect to the equity award. Such consequences may include taxation at the time of the vesting of the award, an additional 20% tax penalty on the non-compliant deferred income and interest and penalties on any deferred income.

Tax Treatment of the Company

To the extent that the participant recognizes ordinary income and the Company properly reports such income to the Internal Revenue Service (the “IRS”), the Company generally will be entitled to a deduction in connection with the exercise of a NQSO or a SAR by a participant or upon the lapse of restrictions with respect to a participant’s restricted stock or restricted stock unit award. The Company will be entitled to a deduction in connection with the disposition of ISO Shares only to the extent that the participant recognizes ordinary income on a disqualifying disposition of the ISO Shares and provided that the Company properly reports such income to the IRS.

ERISA

The Equity Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code.

Proposed Amendments to the Equity Plan

At the 2010 Annual Meeting, stockholders will be asked to approve amendments to the Equity Plan as follows:

•	Increase the number of shares authorized under the Equity Plan by 5,300,000 shares; and

•

Remove the provisions of the Equity Plan that provide for automatic grants to outside directors. In place of automatic grants, the equity granted to non-employee directors will be determined at the discretion of the Board.

Appendix B

GENERAL DESCRIPTION OF THE 2000 EMPLOYEE STOCK PURCHASE PLAN

2000 Employee Stock Purchase Plan, as Amended

The following general description of the Purchase Plan is qualified in its entirety by reference to the text of the Purchase Plan, as proposed to be amended, as filed by the Company with the SEC on or about June 18, 2010. Unless otherwise indicated, capitalized terms used in this Appendix B shall have the meanings set forth in the text of the Purchase Plan.

History.    The 2000 Purchase Plan was adopted by the Board on May 25, 2000, approved by the Stockholders on July 27, 2000, and has been subsequently amended.

Purpose.    The purpose of the Purchase Plan is to provide employees of the Company with a convenient means of acquiring common stock of the Company through payroll deductions, to enhance the employees’ sense of participation in the affairs of the Company and subsidiaries, and to provide an incentive for continued employment.

Administration.    The Purchase Plan is administered on behalf of the Board by the Compensation Committee of the Board. The interpretation by the Compensation Committee of any provision of the Purchase Plan is final and binding on all participating employees.

Eligibility.    All employees of the Company (including directors who are employees), or any parent or subsidiary, are eligible to participate in the Purchase Plan except the following: (i) employees who are not employed by the Company on the 15th day of the month before the beginning of an Offering Period (as defined below); (ii) employees who are customarily employed for less than 20 hours per week; (iii) employees who are customarily employed for less than 5 months in a calendar year; and (iv) employees who, pursuant to Section 424(d) of the Code, own or hold options to purchase or who, as a result of participation in the Purchase Plan, would own stock or hold options to purchase stock representing 5% or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary. As of May 20, 2010, the Company estimates that approximately 8,700 persons were eligible to participate in the Purchase Plan.

Participation.    Each offering of the Company’s common stock under the Purchase Plan is for a period of one year (the “Offering Period”). Offering Periods commence on the first business day of March and September of each year. The first day of each Offering Period is the “Offering Date” for such Offering Period. An employee cannot participate simultaneously in more than one Offering Period. Each Offering Period consists of two six-month purchase periods (each a “Purchase Period”) commencing on the first business day of March and September. The last day of each Purchase Period is a “Purchase Date.”

Employees may participate in the Purchase Plan during each pay period through payroll deductions. An employee sets the rate of such payroll deductions, which may not be less than 2% nor more than 10% of the employee’s base salary, wages, commissions, overtime, shift premiums and bonuses plus draws against commissions, unreduced by the amount by which the employee’s salary is reduced pursuant to Sections 125 or 401(k) of the Code. Eligible employees may elect to participate in any Offering Period by enrolling as provided under the terms of the Purchase Plan. Once enrolled, a participating employee will automatically participate in each succeeding Offering Period unless such employee withdraws from the Offering Period. After the rate of payroll deductions for an Offering Period has been set by an employee, that rate continues to be effective for the remainder of the Offering Period (and for all subsequent Offering Periods in which the employee is automatically enrolled) unless otherwise changed by the employee. The employee may increase or lower the rate of payroll deductions for any subsequent Offering Period but may only lower the rate of payroll deductions during the current Purchase Period. Not more than one change may be made effective during any one Purchase Period.

In any given Purchase Period, no employee may purchase more than (a) twice the number of shares that could have been purchased with the payroll deductions if the purchase price were determined by using 85% of the fair market value of a share of the Company’s common stock on the Offering Date or (b) the maximum number of shares set by the Board. In addition, no employee may purchase shares at a rate that, when aggregated with all other rights to purchase stock under all other employee stock purchase plans of the Company, or any parent or subsidiary of the Company, exceeds $25,000 in fair market value (determined on the Offering Date) for each year.

Purchase Price.    The purchase price of shares that may be acquired in any Purchase Period under the Purchase Plan is 85% of the lesser of (a) the fair market value of the shares on the Offering Date of the Offering Period in which the participant is enrolled or (b) the fair market value of the shares on the Purchase Date. The fair market value of the common stock on a given date is the closing price of the common stock on the immediately preceding business day as quoted on the NASDAQ Global Select Market.

Purchase of Stock.    The number of whole shares an employee may purchase in any Purchase Period is determined by dividing the total amount of payroll deductions withheld from the employee during the Purchase Period pursuant to the Purchase Plan by the price per share determined as described above, subject to the limitations described above. The purchase takes place automatically on the last market day of the Purchase Period.

Withdrawal.    An employee may withdraw from any Offering Period at any time at least 15 days prior to the end of an Offering Period. No further payroll deductions for the purchase of shares will be made for the succeeding Offering Period unless the employee enrolls in the new Offering Period in the same manner as for initial participation in the Purchase Plan.

Termination of Employment.    Termination of an employee’s employment for any reason, including retirement or death, immediately cancels the employee’s participation in the Purchase Plan. In such event, the payroll deductions credited to the employee’s account will be returned to such employee or, in case of death, to the employee’s legal representative.

Adjustment Upon Changes in Capitalization.    The number of shares subject to any purchase, and the number of shares issuable under the Purchase Plan, is subject to adjustment in the event of a recapitalization of the Company’s common stock. In the event of a proposed dissolution or liquidation of the Company, the Offering Period will terminate and the Board may, in its sole discretion, give participants the right to purchase shares that would not otherwise be purchasable until the last day of the applicable Purchase Period.

Tax Treatment of U.S.-based Participants.    Participating employees in the U.S. will not recognize income for federal income tax purposes either upon enrollment in the Purchase Plan or upon the purchase of shares. All federal income tax consequences are deferred until a participating U.S. employee sells the shares, disposes of the shares by gift, or dies.

If shares are held for more than one year after the date of purchase and more than two years from the beginning of the applicable Offering Period, or if the employee dies while owning the shares, the employee realizes ordinary income on a sale (or a disposition by way of gift or upon death) to the extent of the lesser of: (i) 15% of the fair market value of the shares at the beginning of the Offering Period; or (ii) the actual gain (the amount by which the market value of the shares on the date of sale, gift or death, exceeds the purchase price). All additional gain upon the sale of shares is treated as long-term capital gain. If the shares are sold and the sale price is less than the purchase price, there is no ordinary income, and the employee has a long-term capital loss for the difference between the sale price and the purchase price.

If the shares are sold or are otherwise disposed of, including by way of gift (but not death, bequest or inheritance), prior to the expiration of either the one-year or the two-year holding periods described above (in any case a “disqualifying disposition”), the employee will realize ordinary income at the time of sale or other disposition taxable to the extent that the fair market value of the shares at the date of purchase was greater than the purchase price. This excess will constitute ordinary income in the year of the sale or other disposition even if no gain is realized on the sale or if a gratuitous transfer is made. The difference, if any, between the proceeds of sale and the fair market value of the shares at the date of purchase is a capital gain or loss. Capital gains may be offset by capital losses, and up to $3,000 of capital losses in excess of capital gains may be offset annually against ordinary income. Ordinary income recognized by an employee upon a disqualifying disposition constitutes taxable compensation that will be reported on a W-2 form. The Company takes the position that any ordinary income recognized upon a sale or other disposition is not subject to withholding.

Tax Treatment of Non-U.S.-based Participants.    For participants residing outside the U.S., the Company will assess its requirements regarding tax, social insurance and other applicable taxes in connection with participation in the Purchase Plan. These requirements may change from time to time as laws or interpretations change.

Tax Treatment of the Company.    The Company is entitled to a deduction in connection with the disposition of shares acquired under the Purchase Plan only to the extent that the employee recognized ordinary income on a disqualifying disposition of the shares. The Company treats any transfer of record ownership of shares, including transfer to a broker or nominee or into “street name,” as a disposition, unless it is notified to the contrary. In order to enable the Company to learn of disqualifying dispositions and ascertain the amount of the deductions to which it is entitled, employees are required to notify the Company in writing of the date and terms of any disposition of shares purchased under the Purchase Plan.

Proposed Amendment of the 2000 Employee Stock Purchase Plan

At the 2010 Annual Meeting, stockholders will be asked to increase by 2,000,000 the number of shares of the Company’s common stock reserved for issuance under the Purchase Plan.

Appendix C

(included only with the electronic filing of Schedule 14A with the SEC;

Appendix C is not a part of the proxy statement)

ELECTRONIC ARTS INC.

2000 EQUITY INCENTIVE PLAN

As Proposed to be Amended by the Stockholders on August 5, 2010

1. PURPOSE. The purpose of this Plan is to provide incentives to attract retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent and Subsidiaries by offering them an opportunity to participate in the Company’s future performance through awards of Options, Restricted Stock, Restricted Stock Units, and Stock Appreciation Rights. Capitalized terms not defined in the text are defined in Section 24.

2. SHARES SUBJECT TO THE PLAN.

2.1 Number of Shares Available for Awards. Subject to Sections 2.2, 2.3 and 19, the aggregate number of Shares that have been reserved pursuant to this Plan is 104,685,000 Shares. Shares that are: (a) subject to issuance upon exercise of an Award but cease to be subject to such Award for any reason other than exercise of such Award; (b) subject to an Award granted hereunder but are forfeited; or (c) subject to an Award that otherwise terminates or is settled without Shares being issued shall revert to and again become available for issuance under the Plan in the same amount as such Shares were counted against the number of Shares reserved pursuant to Section 2.2. The following Shares shall not again become available for issuance under the Plan: (x) Shares that are not issued or delivered as a result of the net settlement of an Option or Stock Appreciation Right; (y) Shares that are used to pay the exercise price or withholding taxes related to an Award; or (z) Shares that are repurchased by the Company with the proceeds of an Option exercise. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options and Stock Appreciation Rights granted under this Plan and all other outstanding but unvested Awards granted under this Plan.

2.2 Share Usage. Shares covered by an award shall be counted as used as of the Grant Date. Any Shares that are subject to Awards of Options or SARs, granted on or after July 31, 2008, shall be counted against the aggregate number of Shares reserved as set forth in Section 2.1 as one (1) Share for every one (1) Share subject to an Award of Options or SARs. Any Shares that are subject to Awards other than Options or SARs, granted (a) on or after July 31, 2008 but prior to July 29, 2009, shall be counted against the number of Shares available for grant (as set forth in Section 2.1) as 1.82 Shares for every one (1) Share granted; and (b) on or after July 29, 2009, shall be counted against the number of Shares available for grant (as set forth in Section 2.1) as 1.43 Shares for every one (1) Share granted.

2.3 Adjustment of Shares. In the event that the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under this Plan, (b) the Exercise Prices of and number of Shares subject to outstanding Awards, and (c) the number of Shares associated with other outstanding Awards, will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.

3. ELIGIBILITY. ISOs (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees and directors of the Company or any Parent or Subsidiary of the Company. No person will be eligible to receive Awards covering more than 1,400,000 Shares in any calendar year under this Plan, of which no more than 400,000 Shares shall be covered by Awards of Restricted Stock or Restricted Stock Units, other than new employees of the Company or of a Parent or Subsidiary of the Company (including new employees who are also officers and directors of the Company or any Parent or Subsidiary of the Company), who are eligible to receive Awards covering up to a maximum of 2,800,000 Shares in the calendar year in which they commence their employment, of which no more than 800,000 Shares shall be covered by Awards of Restricted Stock or Restricted Stock Units. For purposes of these limits, each Restricted Stock Unit settled in Shares (but not those settled in cash), shall be deemed to cover one Share. A person may be granted more than one Award under this Plan.

4. ADMINISTRATION.

4.1 Committee Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. The Committee will have the authority to:

(a)	construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b)	prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c)	select persons to receive Awards;

(d)	determine the form and terms of Awards;

(e)	determine the number of Shares or other consideration subject to Awards;

(f)	determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

(g)	grant waivers of Plan or Award conditions;

(h)	determine the vesting, exercisability and payment of Awards;

(i)	correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(j)	determine whether an Award has been earned; and

(k)	make all other determinations necessary or advisable for the administration of this Plan.

4.2 Committee Discretion. Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. The Committee may delegate to one or more officers of the Company the authority to (i) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan, and (ii) grant an Award under this Plan to Participants who are not Insiders of the Company.

4.3 Section 162(m). To the extent that Awards are granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a committee, which may be the Committee, of two or more “outside directors” within the meaning of Section 162(m) of the Code. For purposes of qualifying grants of Awards as “performance-based compensation” under Section 162(m) of the Code, the committee, in its discretion, may set restrictions based upon the achievement of performance goals. The performance goals shall be set by the committee on or before the latest date permissible to enable the Awards to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Awards that are intended to qualify under Section 162(m) of the Code, the committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Awards under Section 162(m) of the Code (e.g., in determining the performance goals).

5. OPTIONS. The Committee may grant Options to eligible persons and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISO”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

5.1 Form of Option Grant. Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO (“Stock Option Agreement”), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3 Exercise Period; Performance Goals.

(a) Options may be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided, further, that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

(b) Participant’s ability to exercise Options shall be subject to such restrictions, if any, as the Committee may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or a Subsidiary or upon completion of the performance goals as set out in advance in the Participant’s individual Stock Option Agreement. Options may vary from Participant to Participant and between groups of Participants. Should the Committee elect to impose restrictions on an Option, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Option; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares subject to such Option. Prior to such Option becoming exercisable, the Committee shall determine the extent to which such Performance Factors have been met. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different Performance Periods and have different performance goals and other criteria.

5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted and may be not less than 100% of the Fair Market Value of the Shares on the date of grant; provided that the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 9 of this Plan.

5.5 Method of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the “Exercise Agreement”) in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.

5.6 Termination. Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following:

(a) If the Participant is Terminated for any reason except death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable upon the Termination Date no later than three (3) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO), but in any event, no later than the expiration date of the Options.

(b) If the Participant is Terminated because of Participant’s death or Disability (or the Participant dies within three (3) months after a Termination other than for Cause or because of Participant’s Disability), then Participant’s Options may be exercised only to the extent that such Options would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any such exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s death or Disability, or (b) twelve (12) months after the Termination Date when the Termination is for Participant’s death or Disability, deemed to be an NQSO), but in any event no later than the expiration date of the Options.

(c) Notwithstanding the provisions in paragraph 5.6(a) above, if a Participant is terminated for Cause, neither the Participant, the Participant’s estate nor such other person who may then hold the Option shall be entitled to exercise any Option with respect to any Shares whatsoever, after termination of service, whether or not after termination of service the Participant may receive payment from the Company or Subsidiary for vacation pay, for services rendered prior to termination, for services rendered for the day on which termination occurs, for salary in lieu of notice, or for any other benefits. In the event that the Committee has delegated to one or more officers of the Company the authority set forth in Section 4.2 above and Participant has been notified that such officer or officers has made a determination that Participant has been terminated for Cause, Participant shall have five (5) business days (measured from the date he or she was first notified of such determination) to appeal such determination to the Committee. If Participant appeals to the Committee in a timely manner, the Committee shall give the Participant an opportunity to present to the

Committee evidence on his or her behalf. If the Committee has not delegated to one or more officers of the Company the authority set forth in Section 4.2, and the Committee makes such Cause determination itself, such decision shall be deemed final and unappealable. For the purpose of this paragraph, termination of service shall be deemed to occur on the date when the Company or Subsidiary dispatches notice or advice to the Participant that his service is terminated.

5.7 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8 Limitations on ISO. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISO are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company, Parent or Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISO are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISO and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISO, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options, provided however, that (i) any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted, (ii) any such action shall not extend the exercise period of the Option to a date later than the later of (a) the fifteenth day of the third month following the date on which the Option otherwise would have expired or (b) December 31 of the calendar year in which the Option would have otherwise expired, and (iii) the Committee may not reduce the Exercise Price of outstanding Options without the approval of the stockholders. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code.

5.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISO will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6. RESTRICTED STOCK. A Restricted Stock Award is an offer by the Company to grant or to sell to an eligible person Shares that are subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the price to be paid (the “Purchase Price”), if any, the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:

6.1 Form of Restricted Stock Award. All grants or purchases under a Restricted Stock Award made pursuant to this Plan will be evidenced by an Award Agreement (“Restricted Stock Purchase Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The offer of Restricted Stock will be accepted by the Participant’s execution and delivery of the Restricted Stock Purchase Agreement and full payment, if any, for the Shares to the Company within thirty (30) days, or such other date as may be set forth in the Restricted Stock Purchase Agreement, from the date the Restricted Stock Purchase Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Purchase Agreement along with full payment, if any, for the Shares to the Company within thirty (30) days, or such other date as may be set forth in the Restricted Stock Purchase Agreement, then the offer will terminate, unless otherwise determined by the Committee.

6.2 Purchase Price. The Purchase Price of Shares sold pursuant to a Restricted Stock Award, if any, will be determined by the Committee on the date the Restricted Stock Award is granted. At the Committee’s discretion, consideration for the Restricted Stock Award may be in the form of continued service to the Company or a Subsidiary. Payment of the Purchase Price may be made in accordance with Section 9 of this Plan.

6.3 Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to such restrictions as the Committee may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or a Subsidiary or upon completion of the performance goals as set out in advance in the Participant’s individual Restricted Stock Purchase Agreement. Restricted Stock Awards may vary from Participant to Participant and between groups of Participants. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any Restricted Stock Award, the

Committee shall determine the extent to which such Restricted Stock Award has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

6.4 Termination During Performance Period. If a Participant is Terminated during a Performance Period for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Restricted Stock Award only to the extent earned as of the date of Termination in accordance with the Restricted Stock Purchase Agreement, unless the Committee determines otherwise in the case of a Participant who is not a “covered employee” for purposes of Section 162(m) of the Code in the year of Termination.

7. RESTRICTED STOCK UNITS. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a share of the Company’s Common Stock. A Restricted Stock Unit does not constitute a share of, nor represent any ownership interest in, the Company. The Committee will determine the number of Restricted Stock Units granted to any eligible person; whether the Restricted Stock Units will be settled in Shares, in cash, or in a combination of the two; the price to be paid (the “Purchase Price”), if any, for any Shares issued pursuant to a Restricted Stock Unit; the restrictions to which the Restricted Stock Units will be subject, and all other terms and conditions of the Restricted Stock Units, subject to the following:

7.1 Form of Restricted Stock Unit Award. All Restricted Stock Units granted pursuant to this Plan will be evidenced by an Award Agreement (“Restricted Stock Unit Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The offer of Restricted Stock Units will be accepted by the Participant’s execution and delivery of the Restricted Stock Unit Agreement within thirty (30) days, or such other date as may be set forth in the Restricted Stock Unit Agreement, from the date the Restricted Stock Unit Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Unit Agreement within thirty (30) days, or such other date as may be set forth in the Restricted Stock Unit Agreement, then the offer will terminate, unless otherwise determined by the Committee.

7.2 Purchase Price. The Purchase Price of Shares sold pursuant to a Restricted Stock Unit, if any, will be determined by the Committee on the date the Restricted Stock Unit is granted. At the Committee’s discretion, consideration for the Restricted Stock Unit may be in the form of continued service to the Company or a Subsidiary. Payment of the Purchase Price, if any, shall be made in accordance with Section 9 of this Plan when the Shares are issued.

7.3 Terms of Restricted Stock Units. Restricted Stock Units shall be subject to such restrictions as the Committee may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or a Subsidiary or upon completion of the performance goals as set out in advance in the Participant’s individual Restricted Stock Unit Agreement. Restricted Stock Units may vary from Participant to Participant and between groups of Participants. Prior to the grant of Restricted Stock Units, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Unit; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Restricted Stock Units that will be awarded to the Participant. Prior to the payment (whether in Shares, cash or otherwise) of any Restricted Stock Units, the Committee shall determine the extent to which such Restricted Stock Units have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Restricted Stock Units that are subject to different Performance Periods and have different performance goals and other criteria.

7.4 Termination During Performance Period. If a Participant is Terminated during a Performance Period for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Restricted Stock Units only to the extent earned as of the date of Termination in accordance with the Restricted Stock Unit Agreement, unless the Committee determines otherwise in the case of a Participant who is not a “covered employee” for purposes of Section 162(m) of the Code in the year of Termination.

7.5 Payment When Restrictions Lapse. The cash or Shares that a Participant is entitled to receive pursuant to a Restricted Stock Unit shall be paid or issued to the Participant when all applicable restrictions and other conditions applicable to the Restricted Stock Unit have lapsed or have been satisfied, unless the Restricted Stock Unit Agreement provides for a later settlement date in compliance with Section 409A of the Code.

8. STOCK APPRECIATION RIGHTS. The Committee may grant Stock Appreciation Rights or SARs to eligible persons and will determine the number of Shares subject to the SARs, the Exercise Price of the SARs, the period during which the SARs may be exercised, and all other terms and conditions of the SARs, subject to the following:

8.1 Form of SAR Grant. SARs granted under this Plan will be evidenced by an Award Agreement that will expressly identify the SARs as freestanding SARs (SARs granted independent of any other Option), tandem SARs (SARs granted in connection with an Option, or any portion thereof), or any combination thereof (“SAR Agreement”), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

8.2 Date of Grant. The date of grant of a SAR will be the date on which the Committee makes the determination to grant such SAR, unless otherwise specified by the Committee. The SAR Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the SAR.

8.3 Exercise Price and Other Terms.

(a) The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted; provided, further, that the Exercise Price for freestanding SARs shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the grant date. The Exercise Price for tandem SARs shall equal the Exercise Price of the related Option.

(b) Participant’s ability to exercise SARs shall be subject to such restrictions, if any, as the Committee may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or a Subsidiary or upon completion of the performance goals as set out in advance in the Participant’s individual SAR Agreement. SARs may vary from Participant to Participant and between groups of Participants. Should the Committee elect to impose restrictions on a SAR, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the SAR; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares subject to such SAR. Prior to such SAR becoming exercisable, the Committee shall determine the extent to which such Performance Factors have been met. Performance Periods may overlap and Participants may participate simultaneously with respect to SAR that are subject to different Performance Periods and have different performance goals and other criteria.

8.4 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. Tandem SARs may be exercised only with respect to the Shares for which the related Option is then exercisable. With respect to tandem SARs granted in connection with an Option: (a) the tandem SARs shall expire no later than the expiration of the underlying Option; (b) the value of the payout with respect to the tandem SARs shall be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Option and the Fair Market Value of the Shares subject to the underlying Option at the time the tandem SARs are exercised; and (c) the tandem SARs shall be exercisable only when the Fair Market Value of the Shares subject to the underlying Option exceeds the Exercise Price of the Option.

8.5 Exercise of Freestanding SARs. Freestanding SARs shall be exercisable on such terms and conditions as the Committee, in its sole discretion, shall determine.

8.6 Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between (i) the Fair Market Value of a Share on the date of exercise (or such other date as may be determined by the Committee and set forth in the Participant’s SAR Agreement) and (ii) the Exercise Price; times

(b) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon exercise of the SAR may be in cash, in Shares of equivalent value, or in some combination thereof.

8.7 Termination. Notwithstanding the exercise periods set forth in the SAR Agreement, exercise of a SAR will always be subject to the following:

(a) If the Participant is Terminated for any reason except death or Disability, then the Participant may exercise such Participant’s SAR only to the extent that such SAR would have been exercisable upon the Termination Date no later than three (3) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee), but in any event, no later than the expiration date of the SAR.

(b) If the Participant is Terminated because of Participant’s death or Disability (or the Participant dies within three (3) months after a Termination other than for Cause or because of Participant’s Disability), then Participant’s SAR may be exercised only to the extent that such SAR would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date, but in any event no later than the expiration date of the SAR.

(c) Notwithstanding the provisions in paragraph 8.7(a) above, if a Participant is terminated for Cause, neither the Participant, the Participant’s estate nor such other person who may then hold the SAR shall be entitled to exercise any SAR with respect to any Shares whatsoever, after termination of service, whether or not after termination of service the Participant may receive payment from the Company or Subsidiary for vacation pay, for services rendered prior to termination, for services rendered for the day on which Termination occurs, for salary in lieu of notice, or for any other benefits. In the event that the Committee has delegated to one or more officers of the Company the authority set forth in Section 4.2 above and Participant has been notified that such officer or officers has made a determination that Participant has been terminated for Cause, Participant shall have five (5) business days (measured from the date he or she was first notified of such determination) to appeal such determination to the Committee. If Participant appeals to the Committee in a timely manner, the Committee shall give the Participant an opportunity to present to the Committee evidence on his or her behalf. If the Committee has not delegated to one or more officers of the Company the authority set forth in Section 4.2, and the Committee makes such Cause determination itself, such decision shall be deemed final and unappealable. For the purpose of this paragraph, termination of service shall be deemed to occur on the date when the Company or Subsidiary dispatches notice or advice to the Participant that his service is terminated.

8.8 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding SARs and authorize the grant of new SARs, provided however, that (i) any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any SAR previously granted, (ii) any such action shall not extend the exercise period of the SAR to a date later than the later of (a) the fifteenth day of the third month following the date on which the SAR otherwise would have expired or (b) December 31 of the calendar year in which the Option would have otherwise expired, and (iii) the Committee may not reduce the Exercise Price of outstanding SARs without the approval of the stockholders.

9. PAYMENT FOR SHARE PURCHASES. Where expressly approved for the Participant by the Committee and where permitted by law, payment for Shares purchased pursuant to this Plan may:

(a)	be made in cash (by check);

(b)	by cancellation of indebtedness of the Company to the Participant;

(c)	by surrender of shares that either: (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Participant in the public market;

(d)	by waiver of compensation due or accrued to the Participant for services rendered;

(e)	with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists:

(1)	through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(2)	through a “margin” commitment from the Participant and a NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(f)	by withholding from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market Value equal to the minimum amount required to satisfy the Exercise Price or Purchase Price (the Fair Market Value of the Shares to be withheld shall be determined on the date that the Award is exercised by the Participant); or

(g)	by any combination of the foregoing; or

(h)	such other consideration and method of payment for issuance of Shares to the extent permitted by applicable laws.

10. GRANTS TO OUTSIDE DIRECTORS.

10.1 Types of Awards and Shares. Outside Directors are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 10 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board.

10.2 Eligibility. Awards pursuant to this Section 10 shall be granted only to Outside Directors. An Outside Director who is appointed, elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 10.

10.3 Vesting, Exercisability and Settlement.

(a) Except as set forth below in Section 10.3(b), Awards shall vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Outside Directors shall not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.

(b) Notwithstanding any provision to the contrary, in the event of a corporate transaction described in Section 19.1, the vesting of all Awards granted to Outside Directors pursuant to this Section 10 will accelerate and such Awards will become exercisable (to the extent applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines, and must be exercised, if at all, within three months of the consummation of said event. Any Awards not exercised within such three-month period shall expire.

10.4 Shares in Lieu of Cash Compensation. Each Outside Director may elect to reduce all or part of the cash compensation otherwise payable for services to be rendered by him as a director (including the annual retainer and any fees payable for serving on the Board or a Committee of the Board) and to receive in lieu thereof Shares. Any such election shall be in writing and must be made before the services are rendered giving rise to such compensation, and may not be revoked or changed thereafter during the Outside Director’s term. On such election, the cash compensation otherwise payable will be increased by 10% for purposes of determining the number of Shares to be credited to such Outside Director. If an Outside Director so elects to receive Shares in lieu of cash, there shall be credited to such Outside Director a number of Shares equal to the amount of the cash compensation so reduced (increased by 10% as described in the preceding sentence) divided by the Fair Market Value on the day in which the compensation would have been paid in the absence of such election.

11. WITHHOLDING TAXES.

11.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax and social security requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax and social security requirements.

11.2 Stock Withholding. When, under applicable tax or social security laws, a Participant incurs tax or social security liability in connection with the exercise or vesting of any Award that is subject to tax or social security withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum tax or social security withholding obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee.

12. TRANSFERABILITY.

12.1 Except as otherwise provided in this Section 12, Awards granted under this Plan, and any interest therein, will not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as determined by the Committee and set forth in the Award Agreement with respect to Awards that are not ISOs.

12.2 All Awards other than NQSOs and SARs. All Awards other than NQSOs and SARs shall be exercisable: (i) during the Participant’s lifetime, only by (A) the Participant, or (B) the Participant’s guardian or legal representative; and (ii) after Participant’s death, by the legal representative of the Participant’s heirs or legatees.

12.3 NQSOs and SARs. Unless otherwise restricted by the Committee, a NQSO and SAR shall be exercisable: (i) during the Participant’s lifetime only by (A) the Participant, (B) the Participant’s guardian or legal representative, (C) a Family Member of the Participant who has acquired the NQSO or SAR by “permitted transfer;” and (ii) after Participant’s death, by the legal representative of the Participant’s heirs or legatees. “Permitted transfer” means, as authorized by this Plan and the Committee in a Stock Option Agreement or SAR Agreement, any transfer effected by the Participant during the Participant’s lifetime of an interest in such NQSO and SAR but only such transfers which are by gift or domestic relations order. A permitted transfer does not include any transfer for value and neither of the following are transfers for value: (a) a transfer under a domestic relations order in settlement of marital property rights or (b) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members or the Participant in exchange for an interest in that entity.

13. PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

13.1 Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price pursuant to Section 13.2.

13.2 Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase a portion of or all Unvested Shares held by a Participant following such Participant’s Termination at any time within ninety (90) days after the later of Participant’s Termination Date and the date Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Exercise Price or Purchase Price, as the case may be.

14. CERTIFICATES. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

15. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

16. EXCHANGE AND BUYOUT OF AWARDS. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards; provided, however, that no such exchange program may, without the approval of the Company’s stockholders, allow for the cancellation of an outstanding Option or Stock Appreciation Right followed by its replacement with a new Option or Stock Appreciation Right having a lower Exercise Price. The Committee may, subject to approval by the Company’s stockholders, at any time buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

17. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

18. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time, with or without cause.

19. CORPORATE TRANSACTIONS.

19.1 Assumption or Replacement of Awards by Successor. In the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participants, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation (if any) refuses to assume or substitute Awards, as provided above, pursuant to a transaction described in this Section 19.1, such Awards will accelerate and will become exercisable in full prior to the consummation of such transaction at such time and on such conditions as the Committee will determine, and if such Awards are not exercised prior to the consummation of the corporate transaction, they shall terminate at such time as determined by the Committee.

19.2 Other Treatment of Awards. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 19, in the event of the occurrence of any transaction described in Section 19.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

19.3 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Sections 409A and 424(a) of the Code). In the event the Company elects to grant a new Option or SAR rather than assuming an existing option, such new Option or SAR may be granted with a similarly adjusted Exercise Price.

20. ADOPTION AND STOCKHOLDER APPROVAL. This Plan will become effective on the date that it is adopted by the Board (the “Effective Date”). This Plan shall be approved by the stockholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board. Upon the Effective Date, the Committee may grant Awards pursuant to this Plan; provided, however, that: (a) no Option or SAR may be exercised prior to initial stockholder approval of this Plan; (b) no Option or SAR granted pursuant to an increase in the number of Shares subject to this Plan approved by the Board will be exercised prior to the time such increase has been approved by the stockholders of the Company; (c) in the event that initial stockholder approval is not obtained within the time period provided herein, all Awards granted hereunder shall be cancelled, any Shares issued pursuant to any Awards shall be cancelled and any purchase of Shares issued hereunder shall be rescinded; and (d) in the event that stockholder approval of such increase is not obtained within the time period provided herein, all Awards granted pursuant to such increase will be cancelled, any Shares issued pursuant to any Award granted pursuant to such increase will be cancelled, and any purchase of Shares pursuant to such increase will be rescinded.

21. TERM OF PLAN/GOVERNING LAW. Unless terminated as provided herein, this Plan will continue in effect twenty (20) years from the date this Plan was first adopted by the Board or, if earlier, the date of stockholder approval. This Plan and all agreements thereunder shall be governed by and construed in accordance with the laws of the State of California.

22. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval.

23. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

24. DEFINITIONS. As used in this Plan, the following terms will have the following meanings:

“Award” means any award under this Plan, including any Option, Restricted Stock, Restricted Stock Unit or Stock Appreciation Right.

“Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

“Board” means the Board of Directors of the Company.

“Cause” means the commission of an act of theft, embezzlement, fraud, dishonesty, other acts constituting gross misconduct, or a breach of fiduciary duty to the Company or a Parent or Subsidiary of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board.

“Company” means Electronic Arts Inc. or any successor corporation.

“Disability” means a disability, whether temporary or permanent, partial or total, as determined by the Committee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price at which a holder of an Option or a SAR, as the case may be, may purchase the Shares issuable upon exercise of such Option or SAR.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a)	if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination as reported in The Wall Street Journal;

(b)	if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

(c)	if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal; or

(d)	if none of the foregoing is applicable, by the Committee in good faith.

“Family Member” includes any of the following:

(a)	child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Participant, including any such person with such relationship to the Participant by adoption;

(b)	any person (other than a tenant or employee) sharing the Participant’s household;

(c)	a trust in which the persons in (a) and (b) have more than fifty percent of the beneficial interest;

(d)	a foundation in which the persons in (a) and (b) or the Participant control the management of assets; or

(e)	any other entity in which the persons in (a) and (b) or the Participant own more than fifty percent of the voting interest.

“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

“Option” means an award of an option to purchase Shares pursuant to Section 5.

“Outside Director” means a member of the Board who is not an employee of the Company or any Parent or Subsidiary of the Company.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means a person who receives an Award under this Plan.

“Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following objective measures, either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied:

(a)	Profit Before Tax;

(b)	Revenue (on an absolute basis or adjusted for currency effects);

(c)	Net revenue;

(d)	Earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings);

(e)	Operating income;

(f)	Operating margin;

(g)	Operating profit;

(h)	Controllable operating profit, or net operating profit;

(i)	Net Profit;

(j)	Gross margin;

(k)	Operating expenses or operating expenses as a percentage of revenue;

(l)	Net income;

(m)	Earnings per share;

(n)	Total stockholder return;

(o)	Market share;

(p)	Return on assets or net assets;

(q)	The Company’s stock price;

(r)	Growth in stockholder value relative to a pre-determined index;

(s)	Return on equity;

(t)	Return on invested capital;

(u)	Cash Flow (including free cash flow or operating cash flows)

(v)	Cash conversion cycle;

(w)	Economic value added;

(x)	Individual confidential business objectives;

(y)	Contract awards or backlog;

(z)	Overhead or other expense reduction;

(aa)	Credit rating;

(bb)	Strategic plan development and implementation;

(cc)	Succession plan development and implementation;

(dd)	Improvement in workforce diversity;

(ee)	Customer indicators;

(ff)	New product invention or innovation;

(gg)	Attainment of research and development milestones;

(hh)	Improvements in productivity;

(ii)	Attainment of objective operating goals and employee metrics.

The Committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.

“Performance Period” means the period of service determined by the Committee, which shall be no less than one calendar quarter nor more than five years (unless tied to a specific and objective milestone or event), during which time of service or performance is to be measured for Awards.

“Plan” means this EA 2000 Equity Incentive Plan, as amended from time to time.

“Restricted Stock Award” means an award of Shares that are subject to restrictions pursuant to Section 6.

“Restricted Stock Unit” means an award of the right to receive, in cash or Shares, the value of a share of the Company’s Common Stock pursuant to Section 7.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 19, and any successor security.

“Stock Appreciation Right” or “SAR” means an Award, granted alone or in tandem with a related Option that pursuant to Section 8 is designated as a SAR.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor, or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee, provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Subsidiary as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Option agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

“Unvested Shares” means “Unvested Shares” as defined in the Award Agreement.

“Vested Shares” means “Vested Shares” as defined in the Award Agreement.

Appendix D

(included only with the electronic filing of Schedule 14A with the SEC;

Appendix D is not a part of the proxy statement)

ELECTRONIC ARTS INC.

2000 EMPLOYEE STOCK PURCHASE PLAN

As Proposed to be Amended by the Stockholders on August 5, 2010

1. Establishment of Plan. Electronic Arts Inc., (the “Company”) proposes to grant options for purchase of the Company’s Common Stock to eligible employees of the Company and its Subsidiaries (as hereinafter defined) pursuant to this 2000 Employee Stock Purchase Plan (the “Plan”). For purposes of this Plan, “parent corporation” and “Subsidiary” (collectively, “Subsidiaries”) shall have the same meanings as “parent corporation” and “subsidiary corporation” in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”). The Company intends that the Plan shall feature two components: (i) an “employee stock purchase plan” under Section 423 of the Code (including any amendments or replacements of such section) for participants residing in the U.S., and (ii) an “employee stock purchase plan” that is intended to grant purchase rights under rules, procedures or sub-plans that are not intended to qualify Section 423 of the Code for participants that are not residing in the U.S. Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. A total of 14,800,000 shares of Common Stock are reserved for issuance under the Plan. Such number shall be subject to adjustments effected in accordance with Section 14 of the Plan.

2. Purposes. The purpose of the Plan is to provide employees of the Company and its Subsidiaries designated by the Board of Directors as eligible to participate in the Plan with a convenient means to acquire an equity interest in the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company and its Subsidiaries, and to provide an incentive for continued employment.

3. Administration. This Plan may be administered by the Board or a committee appointed by the Board (the “Committee”). The Plan shall be administered by the Board or a committee appointed by the Board consisting of not less than three (3) persons (who are members of the Board), each of whom is a disinterested director. As used in this Plan, references to the “Committee” shall mean either the committee appointed by the Board to administer this Plan or the Board if no committee has been established. Subject to the provisions of the Plan and the limitations of Section 423 of the Code or any successor provision in the Code, if applicable, all questions of interpretation or application of the Plan shall be determined by the Committee and its decisions shall be final and binding upon all participants. Members of the Committee shall receive no compensation for their services in connection with the administration of the Plan, other than standard fees as established from time to time by the Board of Directors of the Company for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

4. Eligibility. Any employee of the Company or the Subsidiaries is eligible to participate in an Offering Period (as hereinafter defined) under the Plan except the following:

(a) employees who are not employed by the Company or its Subsidiaries on the fifteenth (15th) day of the month before the beginning of such Offering Period;

(b) employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock or who, as a result of being granted an option under the Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five (5) percent or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries; and

(c) employees who would, by virtue of their participation in such Offering Period, be participating simultaneously in more than one Offering Period under the Plan.

For employees of Subsidiaries located in the U.S., the following would not be eligible to participate in an Offering Period:

(a) employees who are customarily employed for less than 20 hours per week, and

(b) employees who are customarily employed for less than five (5) months in a calendar year.

5. Offering Dates. The Offering Periods of the Plan (the “Offering Period”) shall be of twelve (12) months duration commencing on the first business day of March and September of each year and ending on the last business day of February and August, respectively, hereafter. The first Offering Period shall commence on September 1, 2000. The first day of each Offering Period is referred to as the “Offering Date”. Each Offering Period shall consist of two (2) six-month purchase periods (individually, a “Purchase Period”), during which payroll deductions of the participant are accumulated under this Plan. Each such six-month Purchase Period shall commence on the first business day of March and September of an Offering Period and shall end on the last business day of the following August and February, respectively. The last business day of each Purchase Period is hereinafter referred to as the Purchase Date. The Board of Directors of the Company shall have the power to change the duration of Offering Periods or Purchase Periods without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period or Purchase Period, as the case may be, to be affected.

6. Participation in the Plan. Eligible employees may become participants in an Offering Period under the Plan on the first Offering Date after satisfying the eligibility requirements by delivering to the Company’s or Subsidiary’s (whichever employs such employee) payroll department (the “payroll department”) not later than the 15th day of the month before such Offering Date unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given Offering Period a subscription agreement authorizing payroll deductions. An eligible employee who does not deliver a subscription agreement to the payroll department by such date after becoming eligible to participate in such Offering Period under the Plan shall not participate in that Offering Period or any subsequent Offering Period unless such employee enrolls in the Plan by filing the subscription agreement with the payroll department not later than the 15th day of the month preceding a subsequent Offering Date. Once an employee becomes a participant in an Offering Period, such employee will automatically participate in the Offering Period commencing immediately following the last day of the prior Offering Period unless the employee withdraws from the Plan or terminates further participation in the Offering Period as set forth in Section 11 below. Such participant is not required to file any additional subscription agreements in order to continue participation in the Plan. Any participant whose option expires and who has not withdrawn from the Plan pursuant to Section 11 below will automatically be re-enrolled in the Plan and granted a new option on the Offering Date of the next Offering Period. A participant in the Plan may participate in only one Offering Period at any time.

In jurisdictions where payroll deductions are not permitted under local law, the eligible employees may participate in the Plan by making contributions in the form that is acceptable and approved by the Board or Committee.

7. Grant of Option on Enrollment. Enrollment by an eligible employee in the Plan with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such employee of an option to purchase on each Purchase Date up to that number of shares of Common Stock of the Company determined by dividing the amount accumulated in such employee’s payroll deduction account during such Purchase Period by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Offering Date (the “Entry Price”) or (ii) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Purchase Date, provided, however, that the number of shares of the Company’s Common Stock subject to any option granted pursuant to this Plan shall not exceed the lesser of (a) the maximum number of shares set by the Board pursuant to Section 10(c) below with respect to all Purchase Periods within the applicable Offering Period or Purchase Period, or (b) 200% of the number of shares determined by using 85% of the fair market value of a share of the Company’s Common Stock on the Offering Date as the denominator. Fair market value of a share of the Company’s Common Stock shall be determined as provided in Section 8 hereof.

8. Purchase Price. The purchase price per share at which a share of Common Stock will be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of:

(a) the fair market value on the Offering Date, or

(b) the fair market value on the Purchase Date.

For purposes of the Plan, the term “fair market value” on a given date shall mean the closing bid from the previous day’s trading of a share of the Company’s Common Stock as reported on the NASDAQ National Market System.

9. Payment of Purchase Price; Changes in Payroll Deductions; Issuance of Shares.

(a) The purchase price of the shares is accumulated by regular payroll deductions made during each Purchase Period. The deductions are made as a percentage of the employee’s compensation in one percent (1%) increments not less than two percent (2%) nor greater than ten percent (10%). Compensation shall mean base salary, commissions, overtime, performance bonuses, discretionary bonuses, stay bonuses, referral bonuses, sabbatical cash outs, shift differentials, and such other forms of compensation as the Committee, in the exercise of its discretion under the Plan, may designate as subject to payroll deductions for purposes of the Plan. Notwithstanding the foregoing, Compensation shall not include car benefits/allowances, income derived from stock options, equity-based compensation, or payments made in connection with termination (including, but not limited to, holiday accrual cash outs, severance pay, separation pay, or ex gratia payments). Payroll deductions shall commence with the first pay period following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in the Plan.

(b) A participant may lower (but not increase) the rate of payroll deductions during a Purchase Period by filing with the payroll department a new authorization for payroll deductions, in which case the new rate shall become effective for the next payroll period commencing more than 15 days after the payroll department’s receipt of the authorization and shall continue for the remainder of the Offering Period unless changed as described below. Such change in the rate of payroll deductions may be made at any time during an Offering Period, but not more than one change may be made effective during any Purchase Period. A participant may increase or lower the rate of payroll deductions for any subsequent Purchase Period by filing with the payroll department a new authorization for payroll deductions not later than the 15th day of the month before the beginning of such Purchase Period.

(c) Subject to the laws of the local jurisdiction, all payroll deductions made for a participant are credited to his or her account under the Plan and are deposited with the general funds of the Company; no interest accrues on the payroll deductions. Subject to the laws of the local jurisdiction, all payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

(d) On each Purchase Date, as long as the Plan remains in effect and provided that the participant has not submitted a signed and completed withdrawal form before that date which notifies the Company that the participant wishes to withdraw from that Offering Period under the Plan and have all payroll deductions accumulated in the account maintained on behalf of the participant as of that date returned to the participant, the Company shall apply the funds then in the participant’s account to the purchase of whole shares of Common Stock reserved under the option granted to such participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The purchase price per share shall be as specified in Section 8 of the Plan. Any cash remaining in a participant’s account after such purchase of shares shall be refunded to such participant in cash; provided, however, that any amount remaining in participant’s account on a Purchase Date which is less than the amount necessary to purchase a full share of Common Stock of the Company shall be carried forward, without interest, into the next Purchase Period or Offering Period, as the case may be. In the event that the Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned to the participant. No Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in the Plan has terminated prior to such Purchase Date.

(e) As promptly as practicable after the Purchase Date, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his option; provided that the Board may deliver certificates to a broker or brokers that hold such certificates in street name for the benefit of each such participant.

(f) During a participant’s lifetime, such participant’s option to purchase shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised. Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

10. Limitations on Shares to be Purchased.

(a) No employee shall be entitled to purchase stock under the Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Subsidiary, exceeds US$25,000 in fair market value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which the employee participates in the Plan.

(b) No more than 200% of the number of shares determined by using 85% of the fair market value of a share of the Company’s Common Stock on the Offering Date as the denominator may be purchased by a participant on any single Purchase Date.

(c) No employee shall be entitled to purchase more than the Maximum Share Amount (as defined below) on any single Purchase Date. Not less than thirty days prior to the commencement of any Purchase Period, the Board may, in its sole discretion, set a maximum number of shares which may be purchased by any employee at any single Purchase Date (hereinafter the “Maximum Share Amount”). In no event shall the Maximum Share Amount exceed the amounts permitted under Section 10(b) above. If a new Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount not less than fifteen (15) days prior to the commencement of the next Purchase Period. Once the Maximum Share Amount is set, it shall continue to apply with respect to all succeeding Purchase Dates and Purchase Periods unless revised by the Board as set forth above.

(d) If the number of shares to be purchased on a Purchase Date by all employees participating in the Plan exceeds the number of shares then available for issuance under the Plan, the Company shall make a pro rata allocation of the remaining shares in as uniform a manner as shall be practicable and as the Board shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a participant’s option to each employee affected thereby.

(e) Any payroll deductions accumulated in a participant’s account which are not used to purchase stock due to the limitations in this Section 10 shall be returned to the participant as soon as practicable after the end of the Offering Period.

11. Withdrawal.

(a) Each participant may withdraw from an Offering Period under the Plan by signing and delivering to the payroll department notice on a form provided for such purpose. Such withdrawal may be elected at any time at least fifteen (15) days prior to the end of an Offering Period.

(b) Upon withdrawal from the Plan, the accumulated payroll deductions shall be returned to the withdrawn employee and his or her interest in the Plan shall terminate. In the event an employee voluntarily elects to withdraw from the Plan, he or she may not resume his or her participation in the Plan during the same Offering Period, but he or she may participate in any Offering Period under the Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth above for initial participation in the Plan. However, if the participant is an “insider” for purposes of Rule 16(b), he or she shall not be eligible to participate in any Offering Period under the Plan which commences less than six (6) months from the date of withdrawal from the Plan.

(c) A participant may participate in the current Purchase Period under an Offering Period (the “Current Offering Period”) and enroll in the Offering Period commencing after such Purchase Period (the “New Offering Period”) by (i) withdrawing from participating in the Current Offering Period effective as of the last day of a Purchase Period within that Offering Period and (ii) enrolling in the New Offering Period. Such withdrawal and enrollment shall be effected by filing with the payroll department at least fifteen (15) days prior to the end of a Purchase Period such form or forms as are provided for such purposes.

12. Termination of Employment. Termination of a participant’s employment for any reason, including retirement or death or the failure of a participant to remain an eligible employee, terminates his or her participation in the Plan immediately. In such event, the payroll deductions credited to the participant’s account will be returned to him or her or, in the case of his or her death, to his or her legal representative. For this purpose, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company in the case of sick leave, military leave, or any other leave of absence approved by the Board of Directors of the Company; provided that such leave is for a period of not more than ninety (90) days or re-employment upon the expiration of such leave is guaranteed by contract or statute.

13. Return of Payroll Deductions. In the event an employee’s interest in the Plan is terminated by withdrawal, termination of employment or otherwise, or in the event the Plan is terminated by the Board, the Company shall promptly deliver to the employee all payroll deductions credited to his account. No interest shall accrue on the payroll deductions of a participant in the Plan, unless otherwise required by the laws of a local jurisdiction.

14. Capital Changes. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that the options under the Plan shall terminate as of a date fixed by the Board and give each participant the right to exercise his or her option as to all of the optioned stock, including shares, which would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the participant shall have the right to exercise the option as to all of the optioned stock. If the Board makes an option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the participant that the option shall be fully exercisable for a period of twenty (20) days from the date of such notice, and the option will terminate upon the expiration of such period.

The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

15. Nonassignability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect.

16. Reports. Individual accounts will be maintained for each participant in the Plan. Each participant shall receive promptly after the end of each Purchase Period a report of his account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Purchase Period or Offering Period, as the case may be.

17. Notice of Disposition. Each participant shall notify the Company if the participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date or within twelve (12) months from the Purchase Date on which such shares were purchased (the “Notice Period”). Unless such participant is disposing of any of such shares during the Notice Period, such participant shall keep the certificates representing such shares in his or her name (and not in the name of a nominee) during the Notice Period. The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to the Plan requesting the Company’s transfer agent to notify the Company of any transfer of the shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on certificates.

18. No Rights to Continued Employment. Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Subsidiary or restrict the right of the Company or any Subsidiary to terminate such employee’s employment.

19. Equal Rights and Privileges. All eligible employees shall have equal rights and privileges with respect to the Plan. The Section 423 component of the Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of the Section 423 component of the Plan which is inconsistent with Section 423 or any successor provision of the Code shall without further act or amendment by the Company or the Board be reformed to comply with the requirements of Section 423. This Section 19 shall take precedence over all other provisions in the Plan.

20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. Stockholder Approval of Amendments. Any required approval of the stockholders of the Company for an amendment shall be solicited at or prior to the first annual meeting of stockholders held subsequent to the grant of an option under the Plan as then amended to an officer or director of the Company. If such stockholder approval is obtained at a duly held stockholders’ meeting, it must be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the company represented and voting at the meeting, or if such stockholder approval is obtained by written consent, it must be obtained by the majority of the outstanding shares of the Company; provided, however, that approval at a meeting or by written consent may be obtained by a lesser degree of stockholder approval if the Board determines, in its discretion after consultation with the Company’s legal counsel, that such lesser degree of stockholder approval will comply with all applicable laws and will not adversely affect the qualification of the Section 423 component of the Plan under Section 423 of the Code or Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”).

22. Designation of Beneficiary.

(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of a Purchase Period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to a Purchase Date.

(b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

23. Conditions Upon Issuance of Shares; Limitation on Sale of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

24. Applicable Law. Except as otherwise expressly required under the laws of a country, the Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the state of California, United States of America. Should any provision of this Plan be determined by a court of competent jurisdiction to be unlawful or unenforceable for a country, such determination shall in no way affect the application of that provision in any other country, or any of the remaining provisions of the Plan.

25. Amendment or Termination of the Plan. This Plan shall be effective on the day after the effective date of the Company’s Registration Statement filed with the Securities Exchange Commission under the Securities Act of 1933, as amended, with respect to the shares issuable under the Plan (the “Effective Date”), subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board of Directors of the Company and the Plan shall continue until the earlier to occur of termination by the Board, or issuance of all of the shares of Common Stock reserved for issuance under the Plan,. The Board of Directors of the Company may at any time amend or terminate the Plan, except that any such termination cannot affect options previously granted under the Plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any participant, nor may any amendment be made without approval of the stockholders of the Company obtained in accordance with Section 21 hereof within 12 months of the adoption of such amendment (or earlier if required by Section 21) if such amendment would:

(a) Increase the number of shares that may be issued under the Plan;

(b) Change the designation of the employees (or class of employees) eligible for participation in the Plan; or

(c) Constitute an amendment for which stockholder approval is required in order to comply with Rule 16b-3 (or any successor rule) of the Exchange Act.

26. Rules for Foreign Jurisdictions.

(a) The Board or Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of the law and procedures of foreign jurisdictions. Without limiting the generality of the foregoing, the Board or Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates that vary with local requirements.

(b) The Board or Committee may also adopt rules, procedures or sub-plans applicable to particular subsidiaries or locations, which sub-plans may be designed to be outside the scope of Code Section 423. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 3, but unless otherwise superseded by the terms of such sub-plan, the provisions of the Plan shall govern the operation of such sub-plan. To the extent inconsistent with the requirements of Code Section 423, such sub-plan shall be considered part of the Non-423 Plan, and options granted thereunder shall not be considered to comply with Code Section 423.

27. Designation of Subsidiaries. The Board or Committee shall designate from among the Subsidiaries, as determined from time to time, the Subsidiary or Subsidiaries whose Employees shall be eligible to participate in the Plan. The Board or Committee may designate a Subsidiary, or terminate the designation of a Subsidiary, without the approval of the shareowners of the Corporation.

EA

ELECTRONIC ARTS INC.

209 REDWOOD SHORES PARKWAY

REDWOOD CITY, CA 94065-1175

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on August 4, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials and to help conserve natural resources, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. EastenTime on August 4, 2010. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends a vote FOR the following:

1. Election of Directors For Against Abstain

1a Leonard S. Coleman

1b Jeffrey T. Huber

1c Gary M. Kusin

1d Geraldine B. Laybourne

1e Gregory B. Maffei

1f Vivek Paul

1g Lawrence F. Probst III

1h John S. Riccitiello

1i Richard A. Simonson

1j Linda J. Srere

The Board of Directors recommends a vote FOR proposals 2, 3 and 4. For Against Abstain

2 Approve amendments to the 2000 Equity Incentive Plan.

3 Approve an amendment to the 2000 Employee Stock Purchase Plan.

4 Ratification of the appointment of KPMG LLP as independent auditors for fiscal 2011.

NOTE: THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR ELECTION AND FOR PROPOSALS 2, 3 and 4. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

0000070644_1 R2.09.05.010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com.

ELECTRONIC ARTS INC.

PROXY FOR 2010 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of Electronic Arts Inc., a Delaware corporation (the “Company”), hereby appoints John S. Riccitiello and Eric F. Brown, and each of them, proxies and attorneys-in-fact, with full power of substitution to each, on behalf of and in the name of the undersigned, to represent the undersigned at the 2010 Annual Meeting of Stockholders of the Company to be held at the Company’s headquarters, 209 Redwood Shores Parkway, Building 250, Redwood City, CA 94065 on August 5, 2010, at 2:00 p.m., and at any adjournment thereof, and to vote all shares the undersigned would be entitled to vote if personally present at the meeting.

THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR ELECTION AND FOR PROPOSALS 2, 3 and 4. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO THAT THE SHARES MAY BE REPRESENTED AT THE MEETING.

Continued and to be signed on reverse side

0000070644_2 R2.09.05.010